As filed with the Securities and Exchange Commission on April 27, 2023
Registration No. 333-264368
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2
FORM S-1
Registration Statement Under The Securities Act Of 1933
Empower Annuity Insurance Company of America
(Exact Name of Registrant as Specified in its Charter)
Colorado	6311	84-0467907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
(8515 East Orchard Road, Greenwood Village, Colorado 80111 (800) 537-2033)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Edmund F. Murphy III President and Chief Executive Officer Empower Annuity Insurance Company of America 8515 East Orchard Road Greenwood Village, CO 80111 (800) 537-2033	Copy to: Stephen E. Roth, Esq Eversheds Sutherland (US) LLP 700 Sixth Street, N.W. Washington, DC 20001-3980
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	Accelerated Filer
Non-Accelerated Filer x	Smaller Reporting Company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities

Act.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-264368

Empower SecureFoundation®
Group Fixed Deferred Annuity Certificate
Issued by:
Empower Annuity Insurance Company of America
May 1, 2023

This prospectus describes the Empower SecureFoundation® Group Fixed Deferred Annuity Certificate (the “Certificate”) issued by Empower Annuity Insurance Company of America. The Certificate is offered to individual retirement account (“IRA”) owners that purchase shares of the Empower SecureFoundation® Balanced Fund (the “Covered Fund”). The Certificate provides for guaranteed income for the life of a designated person based on the Certificate Owner’s investment in the Covered Fund, provided all conditions specified in the Certificate are met, regardless of how long the designated person lives or the actual performance or value of the Covered Fund. As described in further detail throughout this Prospectus, the GLWB payments are made from the Covered Fund value (i.e., withdrawals are made from your own money) until these GLWB payments reduce your Covered Fund value to $0, at which point we start using our own money to continue making the GLWB payments to you. As a result, it is possible that we may never make GLWB payments to you from our own money.
The Certificate has no cash value and no surrender value. The interests of the Certificate Owner in the Certificate may not be transferred, sold, assigned, pledged, charged, encumbered, or alienated in any way.
Prospective purchasers may apply to purchase a Certificate through Empower Financial Services, Inc. (“Empower Financial Services”), the principal underwriter for the Certificates or other broker-dealers that have entered into a selling agreement with Empower Financial Services. Empower Financial Services will use its best efforts to sell the Certificates, but is not required to sell any specific number or dollar amount of Certificates.
This prospectus provides important information that a prospective purchaser of a Certificate should know before investing. Please retain this prospectus for future reference.
Important Note: Currently, there is only one available Covered Fund– The SecureFoundation® Balanced Fund. Accordingly, any references to Covered Funds and Variable Accounts are applicable to The SecureFoundation® Balanced Fund only. Transfers can be made only to other investment options in your IRA Account. A Request for a withdrawal or Transfer of your total Covered Fund Value in the SecureFoundation® Balanced Fund will result in termination of your participation in the GLWB and the Certificate, and your Benefit Base will be reduced to zero.
It is generally not beneficial for you to annuitize your Certificate. The Certificate was designed specifically to provide the Guaranteed Lifetime Withdrawal Benefit, and you will have paid a non-refundable fee for such benefit. In addition, the annuity payment amount might be less than the GLWB payout would provide.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The Certificate:
•Is NOT a bank deposit
•Is NOT FDIC insured
•Is NOT insured or endorsed by a bank or any government agency
i

•Is NOT available in every state
The purchase of the Certificate is subject to certain risks. See “Risk Factors,” below. The Certificate is novel and innovative. While we understand that the Internal Revenue Service may be considering tax issues associated with products similar to the Certificate, to date the tax consequences of the Certificate have not been addressed in published legal authorities. Under the circumstances, you should therefore consult a tax advisor before purchasing the Certificate. You should not purchase the Certificate for the purpose of additional tax deferral.

SUMMARY
Preliminary Note Regarding Terms Used in This Prospectus
Certain terms used in this prospectus have specific and important meanings. Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus. You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.
•The “Certificate” is the Empower SecureFoundation® Group Fixed Deferred Certificate issued by Empower Annuity Insurance Company of America pursuant to the terms of a Group Fixed Deferred Annuity Contract (the “Group Contract”) issued to Empower Trust Company, LLC (“Empower Trust” or the “Group Contract Owner”). In certain states this may be an individual contract, which will have the same features and benefits unless otherwise noted.
•“We,” “us,” “our,” “Empower,” or the “Company” means Empower Annuity Insurance Company of America.
•“You” or “yours” means the owner of the Certificate described in this prospectus. The terms “you,” “yours,” “Owner,” and “Certificate Owner” may be used interchangeably in this prospectus.
•“Covered Person” or “Covered Persons” means the person or persons, respectively, named in the Certificate whose age is used for certain important purposes under the Certificate, including determining the amount of the guaranteed income that may be provided by this Certificate.
•“Covered Fund” refers to the Empower SecureFoundation® Balanced Fund. The Covered Fund is not issued by Empower. Empower Funds, Inc. is the issuer of the Covered Fund and is an affiliate of Empower.
The Certificate can be owned in the following ways:
•Sole Owner who is an individual and also the Covered Person.
•Sole Owner who is an individual and the Covered Person, with his or her spouse as the joint Covered Person.
We believe that in most cases the Certificate will have a sole Owner who is the only Covered Person. Therefore, for ease of reference, most of the discussion in this prospectus assumes you are the sole Owner and the only Covered Person under the Certificate. In some places in the prospectus, however, we explain how certain features of the Certificate differ if there are joint Covered Persons.
The following is a summary of the Certificate. You should read the entire prospectus in addition to this summary.
What is the Certificate?
Certificates are issued pursuant to the terms of the Group Contract, which is a group guaranteed income annuity contract issued by the Company and owned by Empower Trust. Certificates are offered to IRA owners that purchase shares of the Covered Fund. Currently, there is no other way to purchase the Certificate. The Certificate provides, under certain specified conditions, for guaranteed minimum lifetime income, regardless of how long you live or how the Covered Fund performs. The Certificate does not have a cash value.
Provided all conditions of the Certificate and the Group Contract are met (you own an IRA account, you purchase a Certificate and elect to invest in the Covered Fund(s) and pay the GLWB Fee when due), if the value of the shares in your Covered Fund (“Covered Fund Value”) equals zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or Guaranteed Annual Withdrawal(s) (“GAW”), we will make annual payments to you for the rest of your life. (See “IRA, Advisory and Custodian Fees and Charges” later in this prospectus.)
The amount of the GAW that you may take may increase from time to time based on your Covered Fund Value. It may also decrease if you take Excess Withdrawals (discussed below).
The guaranteed income that may be provided by your Certificate is based on the age and life of the Covered Person (or if there are joint Covered Persons, on the age of the younger joint Covered Person and the lives of both Covered Persons) as of the date we calculate the first Installment. A joint Covered Person must be your spouse and your spouse must be your sole beneficiary under your IRA.

How much will your Certificate cost?
While your Certificate is in force, a Guarantee Benefit Fee will be calculated and deducted from your Covered Fund Value on a monthly basis. It will be paid by redeeming the number of fund shares of your Covered Fund equal to the Guarantee Benefit Fee. The Guarantee Benefit Fee is calculated as a specified percentage of your Covered Fund Value at the time the Guarantee Benefit Fee is calculated. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of your IRA custodian to submit it to us, the Certificate will terminate as of the date that the fee is due. We will not provide Certificate Owners with notice prior to termination of the Certificate and we will not refund the Guarantee Benefit Fee paid upon termination of the Certificate.
The Guarantee Benefit Fee pays for the insurance protections provided by the Certificate.
The guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for your Certificate is shown below. The amount we currently charge is also shown below.
•The maximum Guarantee Benefit Fee for the Certificate, as a percentage of your Covered Fund Value, on an annual basis, is 1.5%.
•The minimum Guarantee Benefit Fee for the Certificate, as a percentage of your Covered Fund Value, on an annual basis, is 0.70%.
•The current Guarantee Benefit Fee for the Certificate, as a percentage of your Covered Fund Value, on an annual basis, is 1.20%.
We may change the current Guarantee Benefit Fee at any time within the minimum and maximum range described above upon thirty (30) days prior written notice to you. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. As an example, if mortality experience improves faster than we have anticipated, and the population in general is expected to live longer than initially projected, we might increase the Guarantee Benefit Fee to reflect our increased probability of paying longevity benefits. However, improvements in mortality experience is provided as an example only, we reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need any particular event to occur before we may change the Guarantee Benefit Fee.
The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodian and other services, and charges imposed by the Covered Fund. Because the Covered Fund is offered by an affiliated company, we may benefit indirectly from the charges imposed by the Covered Fund.
Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.
Can you cancel your Certificate?
You may cancel your Certificate by causing your Covered Fund Value or your Benefit Base of the Covered Fund to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. However, if the Excess Withdrawal(s) occurs as a result of a same day Transfer between Covered Funds (i.e., shares of the available Covered Fund being eliminated are sold and shares of another Covered Fund offered to replace the eliminated Covered Fund are purchased on the same day), then your Certificate will not be canceled even if the Benefit Base of the Covered Fund is reduced to zero.
What protection does the Certificate provide?
The Certificate provides two basic protections to Certificate Owners who purchase this Certificate as a source or potential source of lifetime retirement income or other long-term purposes. Provided that certain conditions are met (i.e., you own an IRA account, you elect to invest in the GLWB (a “GLWB Elector”), and pay the GLWB Fee when due), the Certificate protects the Certificate Owner from:
•longevity risk, which is the risk that a Certificate Owner will outlive the assets invested in the Covered Fund; and
•income volatility risk, which is the risk of downward fluctuations in a Certificate Owner’s retirement income due to changes in market performance.
2

Both of these risks increase as a result of poor market performance early in retirement. Point-in-time risk (which is the risk of retiring on the eve of a down market) significantly contributes to both longevity and income volatility risk.
The Certificate does not provide a guarantee that the Covered Fund or your IRA will retain a certain value or that the value of the Covered Fund or IRA will remain steady or grow over time. Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the Covered Fund in your Account and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life. Therefore, it is important for you to understand that while the preservation of capital may be one of your goals, the achievement of that goal is not guaranteed by the Certificate.
How does your Certificate work?
The Certificate has three phases: an “Accumulation Phase,” a “GAW Phase,” and a “Settlement Phase.”
•The Accumulation Phase: During the Accumulation Phase, you may make additional Certificate Contributions to your Covered Fund, which establishes your Benefit Base (this is the sum of all Certificate Contributions minus any withdrawals and any adjustments made on the “Ratchet Date” as described later in this prospectus), and take withdrawals from your IRA just as you otherwise would be permitted to (although Excess Withdrawals will reduce the amount of the Benefit Base under the Certificate). You are responsible for managing your withdrawals during the Accumulation Phase.
•The GAW Phase: After you (or if there are joint Covered Persons, the younger joint Covered Person) have turned age 55, then you can enter the GAW Phase and begin to take GAWs (which are annual withdrawals that do not exceed a specified amount) without reducing your Benefit Base. GAWs before age 59 1∕2 may result in certain tax penalties.
•Settlement Phase: If your Covered Fund Value falls to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs, the Settlement Phase will begin. During the Settlement Phase, we make Installments to you for as long as you live. However, the Settlement Phase may never occur, depending on how long you live and how well the Covered Fund performs.
The Installments that you may receive when you are in the GAW Phase or Settlement Phase are determined by multiplying your Benefit Base by the GAW Percentage (GAW%), which is determined by the age of the Covered Person(s) as of the date we calculate the first Installment. As described in more detail below, the amount of the Installments may increase on an annual basis during the GAW Phase due to positive Covered Fund performance, and will decrease as a result of any Excess Withdrawals.
If you withdraw any of your Covered Fund Value during the Accumulation Phase to satisfy any contribution limitation imposed under federal law, we will consider that to be an Excess Withdrawal. Any withdrawals to satisfy your required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase. As a result, those who will be subject to required minimum distributions should consider the appropriateness of this product. You should consult a qualified tax advisor regarding contribution limits and other tax implications. We will deem withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of your Covered Fund Value to your overall IRA balance (and not taking into account any other IRAs you own), to be within the contract limits for your Certificate and will not treat such withdrawals as Excess Withdrawals.
How do you purchase a Certificate?
You are required to purchase a Certificate in connection with your purchase of shares of a Covered Fund. There is no minimum initial investment. The Certificates are issued in accordance with the terms of the Group Contract issued by us to Empower Trust. The Group Contract is a group fixed deferred annuity contract. You may invest any amount in the Covered Fund. However, your Benefit Base is limited to $5,000,000. Any amount over $5,000,000 will not increase your Benefit Base.
The Certificate may only be purchased under the Group Contract by owners of applicable IRAs. You may elect to purchase a Certificate by completing an application or other form authorized by us. If this form is accepted by us at our Administrative Office, we will issue a Certificate to you describing your rights and obligations. There is no free-look period if you purchase a Certificate. (See “Return Privilege,” later in this Prospectus).
What is the Designated Investment Option?
The following is the currently available Covered Fund:
Empower SecureFoundation® Balanced Fund
3

If you purchase shares of the Covered Fund, you are required to purchase the Certificate.
You may also later decide that you do not want to maintain the Certificate. If so, you will need to redeem all of your shares in the Covered Fund in order to cancel the Certificate. You cannot remain invested in the Covered Fund without owning a Certificate.
Is the Certificate right for you?
The Certificate may be right for you if you believe that you may outlive your retirement investments or are concerned about market risk. If you believe that your retirement investments will be sufficient to provide for your retirement expenses regardless of market performance or your lifespan, then the Certificate may not be right for you. In addition, it is generally not in your best interest to annuitize this Certificate rather than using the GLWB, which is provided as a standard feature, as the annuity payout could be less than the GLWB payment and you would forfeit the Guarantee Benefit Fees paid. Once annuity payments begin, the GLWB Elector can no longer take withdrawals from the GLWB.
The Certificate does not protect the actual value of your investments in your IRA or guarantee the Covered Fund Value. For example, if you invest $500,000 in the Covered Fund, and your Covered Fund Value has dropped to $400,000 on the Initial Installment Date, we are not required to add $100,000 to your Covered Fund Value. Instead, the Certificate guarantees that when you reach the Initial Installment Date, you may begin GAWs based upon a Benefit Base of $500,000, rather than $400,000 (so long as specified conditions are met).
The GAWs are made from your own investment (i.e., GAWs are made from withdrawals of your own money). We start using our money to make Installments to you only if your Covered Fund Value is reduced to zero due to Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs. We limit our risk under the Certificate in this regard by limiting the amount you may withdraw each year to your GAWs. If you need to take Excess Withdrawals, you may not receive the full benefit of the Certificate, or the GLWB could be cancelled altogether, as well as the Certificate. For further information, see “The Accumulation Phase– Excess Withdrawals During the Accumulation Phase” and “The GAW Phase– Excess Withdrawals During the Accumulation Phase,” below.
If the return on your Covered Fund Value over time is sufficient to generate gains that can sustain constant GAWs, we may never pay you GAWs from our own money, which means the Certificate would not have provided any financial gain to you. Conversely, if the return on your Covered Fund Value over time is not sufficient to generate gains that can sustain constant GAWs, then the Certificate would be beneficial to you.
You should discuss your investment strategy and risk tolerance with your financial advisor before purchasing the Certificate. You should consider the payment of the Guarantee Benefit Fee (which is in addition to any fee paid for the Covered Fund) relative to the benefits and features of the Certificate, your risk tolerance, and proximity to retirement.
RISK FACTORS REGARDING THE CERTIFICATE
There are a number of risks associated with the Certificate as described below.
The guarantee that may be provided under the Certificate is contingent on several conditions being met. In certain circumstances you may not realize a benefit from the Certificate.
•You may die before receiving payments from us or you may not live long enough to receive enough income to exceed the amount of the Guarantee Benefit Fees paid. If you (assuming that you are the sole Covered Person) die before the Covered Fund Value is reduced to zero, you will never receive any payments under the Certificate. The Certificate does not have any cash value or provide a death benefit. Furthermore, even if you begin to receive Installments in the Settlement Phase, you may die before receiving an amount equal to or greater than the amount you have paid in Guarantee Benefit Fees.
•The Covered Fund may perform well enough so that you may not need the guarantee that may otherwise be provided by the Certificate. The Covered Fund is managed by a registered investment adviser, Empower Capital Management, LLC (“ECM”), a wholly owned subsidiary of Empower. ECM has the flexibility to manage the Empower SecureFoundation® Balanced Fund more conservatively to minimize the likelihood that a GLWB Participant will experience a significant loss of capital. Therefore, there is a good chance that the Covered Fund will perform well enough that GAWs will not reduce Covered Fund Value to zero. As a result, the likelihood that we will make payments to you is minimal. In this case, you will have paid us the Guarantee Benefit Fee for the life of your Certificate and received no payments in the Settlement Phase in return.
4

•You may need to make Excess Withdrawals, which have the potential to substantially reduce or even terminate the benefits available under the Certificate, as well as terminate the Certificate. Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), you may need to make a withdrawal from your Covered Fund before the start of the GAW Phase or following the start of the GAW Phase in an amount larger than the GAW. These types of withdrawals are Excess Withdrawals that will reduce or eliminate the guarantee that may otherwise be provided by the Certificate. There is no provision under the Certificate to cure any decrease in the benefits due to Excess Withdrawals. To avoid making Excess Withdrawals, you will need to carefully manage your withdrawals. The Certificate does not require us to warn you of Excess Withdrawals or other actions with adverse consequences.
•You may choose to cancel your Certificate prior to a severe market downturn. The Certificate is not a short-term investment. The Certificate is designed as a long-term investment for retirement savings and to provide lifetime withdrawal benefits to protect you from outliving the assets in your Covered Fund. If you terminate the Certificate before reaching the GAW Phase or Settlement Phase, we will not make payments to you, even if subsequent Covered Fund performance would have reduced your Covered Fund Value to zero.
•Excess withdrawals during a time when the Covered Fund is performing poorly. Excess withdrawals during a downturn in market performance could result in termination of your guaranteed payments and termination of the Certificate.
•You might not begin making GAWs at the most financially beneficial time for you. Because of decreasing life expectancy as you age, in certain circumstances, the longer you wait to start taking GAWs, the less likely it is that you will benefit from your Certificate. On the other hand, the earlier you begin taking GAWs, the lower the GAW Percentage you will receive and therefore the lower your GAWs (if any) will be. Because of the uncertainty of how long you will live and how your investments will perform over time, it will be difficult for you to determine the most financially beneficial time to begin making GAWs.
•If you terminate or change the provider of your IRA, you may never receive a benefit from the Certificate. The Certificate is currently available to participants in certain IRAs. The Certificate is held by the IRA trustee or custodian as an asset of each participant’s IRA. If your IRA is terminated, such as by a full distribution of all of the assets in the IRA, or moved to an IRA provider that does not offer the Certificate, you will cause your Certificate to terminate. In that case, you may never receive a benefit from the Certificate, and the Guarantee Benefit Fee will not be refunded.
•We reserve the right to increase the Guarantee Benefit Fee at any time. If we increase the Guarantee Benefit Fee, then depending upon how long you live, you may not receive enough income to exceed the amount of total fees paid.
•The deduction of the Guarantee Benefit Fee each month will negatively affect the growth of your Covered Fund Value. The growth of your Covered Fund Value is likely important to you because you may never receive Installments during Settlement Phase. Therefore, depending on how long you live and how your investments perform, you may be financially better off without purchasing the Certificate.
•The Certificate limits your investment choices. Only one fund is available under the Certificate. The Covered Fund may be managed in a more conservative fashion than other mutual funds available to you. If you do not purchase the Certificate, it is possible that you may invest in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Covered Fund experiences. It is impossible to know how various investments will fare on a comparative basis.
•Covered Fund may become ineligible. If the Covered Fund that you invest in becomes ineligible for the Certificate, you must Transfer the Covered Fund Value to the new Covered Fund in order to keep the Certificate in force. There will always be at least one Covered Fund available under the Certificate. If the Transfer is not a same day Transfer, then it could cause your Certificate to be canceled. See “Adding and Removing Covered Funds,” below. We reserve the right to designate the Covered Fund that was previously eligible for use with the Certificate as ineligible for use with the Certificate, for any reason including due to changes to their investment objectives. In the event that the Covered Fund becomes ineligible or is liquidated, we will designate a new fund as a Covered Fund. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%. The Guarantee Benefit Fee will not be refunded if the Covered Fund becomes ineligible or is liquidated.
The Group Contract and Certificate may terminate:
•The Group Contract Owner or Empower may terminate the Group Contract. If the Group Contract Owner or Empower terminates the Group Contract, such termination will not adversely affect your rights under the Group Contract, except that we will not permit additional Certificate Contributions to the Covered Fund. However, we will accept reinvested dividends and capital gains. You will still be obligated to pay the Guarantee Benefit Fee. See “Termination of the Group Contract,” below.
5

•The IRA may terminate. IRAs can be terminated, such as by a full distribution of all of the assets in the IRA. You generally can choose to discontinue your own IRA, and either receive a distribution from the IRA or transfer it to another IRA provider. Also, most IRA providers reserve the right to resign from the IRA; if that happens, in most cases you can choose to have your IRA either distributed to you or transferred to another IRA provider. In the event of a complete IRA termination, either because your IRA is distributed to you or transferred to another IRA provider that does not offer the Certificate, then all benefits, rights, and privileges provided by the Group Contract, including without limitation, the Certificate, shall terminate. In this event, you may choose to utilize the Covered Fund Value in the ways described later in this prospectus under “Termination of the Group Contract—Other Termination.” The Guarantee Benefit Fee will not be refunded if the IRA terminates.
•The Certificate will terminate if the Guaranteed Benefit Fee is not paid. If we do not receive the Guarantee Benefit Fee (except during Settlement Phase), including as a result of the failure of your IRA custodian to submit it to us, the Certificate will terminate as of the date that the fee is due.
Business Continuity Risk
•We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, epidemics and terrorist acts, which could adversely affect our ability to administer the Certificate. Natural and man-made disasters, such as the recent spread of COVID-19, may require a significant contingent of our employees to work from remote locations. Like many businesses, insurance companies are facing challenges due to COVID-19 and its impact on economic conditions and the financial markets. During these periods, we could experience decreased productivity, and a significant number of our workforce or certain key personnel may be unable to fulfill their duties. In addition, system outages could impair our ability to operate effectively by preventing the workforce from working remotely and impair our ability to process Certificate-related transactions or to calculate Certificate values.
Your receipt of payments from us is subject to our claims paying ability.
Any payments we are required to make to you under the Certificate will depend on our long-term ability to make such payments.
We will make all payments under the Certificate in Settlement Phase from our general account, which is not insulated from the claims of our third party creditors. Therefore, your receipt of payments from us is subject to our claims paying ability. The Covered Fund does not make payments under the GLWB. COVID-19 and the resulting impacts on economic conditions and the financial markets may have a material adverse effect on the Company’s business and financial condition. The extent to which the Company’s business may be impacted depends on future developments, which cannot be predicted at this time.
Currently, our financial strength is rated by three nationally recognized statistical rating organizations (“NRSRO”), ranging from superior to excellent to very strong. Our ratings reflect the NRSROs’ opinions that we have a superior, excellent, or a very strong ability to meet our ongoing obligations. An excellent and very strong rating means that we may have somewhat larger long-term risks than higher rated companies that may impair our ability to pay benefits payable on outstanding insurance policies on time. The financial strength ratings are the NRSROs’ current opinions of our financial strength with respect to our ability to pay under our outstanding insurance policies according to their terms and the timeliness of payments. The NRSRO ratings are not specific to the Certificate.
Additional information regarding the Company and its financial condition may be found in this prospectus under “Financial Condition of the Company” as well as Appendix A, which shows the audited financial statements of the Company.
There may be tax consequences associated with the Certificate:
•The Certificate is novel and innovative and to date, the tax consequences of the Certificate have not been addressed in published legal authorities. You should consult a tax advisor before purchasing a Certificate. See “Taxation of the Certificate” below for further discussion of tax issues relating to the Certificate.
Other Information:
•You should be aware of various regulatory protections that do and do not apply to the Certificate. Your Certificate is registered in accordance with the Securities Act of 1933. The issuance and sale of your Certificate must be conducted in accordance with the requirements of the Securities Act of 1933.
•We have elected to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 (“1934 Act”) from the requirements to file reports pursuant to Section 15(d) of that Act. In reliance on that exemption, Empower Annuity Insurance Company of America will not file the periodic reports that would otherwise be required under the
6

1934 Act. Annual Audited Financial Statements and other information regarding the Company required by the Securities Act of 1933 will be provided annually in this prospectus.
•We are neither an investment company nor an investment adviser and do not provide investment advice to you in connection with the Certificate. Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”). Accordingly, the protections provided by the Advisers Act and the 1940 Act are not applicable with respect to our sale of the Certificate to you.
•The Certificate does not protect the assets in your IRA from your creditors. The assets in your IRA are owned by you and not us. We have no control over any of the assets in your IRA. The assets in your IRA are not subject to our creditors. However, assets in your IRA may be subject to being directly attached by your creditors. Any liquidation of the Covered Fund will be considered an Excess Withdrawal and it may reduce your Benefit Base.
THE CERTIFICATE
The Certificate is a group fixed deferred annuity certificate. Certificates are offered only to IRA owners whose assets are invested in the Covered Fund. The Certificates are designed for IRA owners who intend to use the investments in the Covered Fund in their IRA as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Covered Fund Value) to provide income payments for retirement or for other purposes. For more information about the Covered Fund, you should talk to your advisor and review the accompanying prospectus for the Covered Fund.
Provided that specified conditions are met (you own an IRA account, you are a GLWB Elector, and you pay the GLWB Fee when due), the Certificate provides for a guaranteed income over the remaining life of the Certificate Owner (or, if these are joint Covered Persons, the remaining lives of both joint Covered Persons), should the Covered Fund Value equal zero as a result of GAWs, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or Covered Fund performance. (See “IRA, Advisory, Custodian and Covered Fund Fees and Charges” later in this Prospectus.)
INVESTMENT OPTIONS– THE COVERED FUND(S)
The Certificate provides protection relating to the Covered Fund by ensuring that, regardless of how your Covered Fund actually performs or the actual Covered Fund Value when you begin your GAWs for retirement or other purposes, you will receive predictable income payments for as long as you live so long as specified conditions noted above are met.
In general, if you purchase shares of the Covered Fund, you are required to purchase the Certificate. Currently, you may elect to purchase the Certificate by completing the election form and purchasing the Covered Fund described below.
If you later decide that you do not want to maintain the Certificate, you will need to redeem all of your shares in the Covered Fund in order to cancel the Certificate. You cannot remain invested in the Covered Fund without owning a Certificate.
You should note that the Company issues the Certificates, but the Company is not your investment adviser and does not provide investment advice to you in connection with the Certificate.
As described in more detail in the Covered Fund prospectus, in addition to the Guarantee Benefit Fee, there are certain fees and charges associated with the Covered Fund, which may reduce your Covered Fund Value. These fees may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, and/or administrative fees.
The following information about the Covered Fund is only a summary of important information you should know. More detailed information about the Covered Fund's investment strategy and risks are included in the Covered Fund’s prospectus. Please read that separate prospectus carefully before investing in the Covered Fund.
The Covered Fund is managed by an investment adviser affiliated with us, which may have an incentive to manage the fund in a way to reduce volatility of the fund's return in order to lower the amounts that we have to pay under the Certificate. Offering the Certificate in connection with your investment in the Covered Fund, therefore, may subject us to a potential conflict of interest. Reducing volatility may have the effect of lowering the return of the Covered Fund relative to other funds. This may suppress the value of the benefits provided by the Certificate because your Benefit Base will reset only when your Covered Fund Value is higher than your Benefit Base. We took into account the Covered Funds’ use of strategies to lower volatility when we selected them for use with this Certificate.
7

EMPOWER SECUREFOUNDATION® BALANCED FUND
The fund is designed for investors seeking a professionally designed asset allocation program to simplify the accumulation of assets prior to retirement together with the potential benefit of the guarantee that may be provided by the Certificate. The fund strives to provide shareholders with a high level of diversification primarily through both a professionally designed asset allocation model and professionally selected investments in underlying portfolios (the “Underlying Portfolios”). The intended benefit of asset allocation is diversification, which is expected to reduce volatility over the long-term.
The fund is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including Underlying Portfolios that may or may not be affiliated with the Empower SecureFoundation® Balanced Fund, cash and cash equivalents.
Only the Investor Class shares of the Empower SecureFoundation® Balanced Fund is available.
Investment Objective
The fund seeks long-term capital appreciation and income.
ADDING AND REMOVING COVERED FUNDS
We may, without the consent of you or the Group Contract Owner, offer new Covered Fund(s) or cease offering the currently available Covered Fund. We will notify the Group Contract Owner whenever the Covered Fund(s) are changed. If we cease offering the currently available Covered Fund in which you are invested, then you must transfer the Covered Fund Value to the new Covered Fund in order to keep the Certificate in force. There will always be at least one Covered Fund available.  This Transfer must be a same day Transfer between Covered Funds (i.e., shares of a Covered Fund are sold and shares of another Covered Fund are purchased on the same day). If it is not a same day Transfer between Covered Funds, then this is considered an Excess Withdrawal. Excess Withdrawals could cause the Benefit Base of the Covered Fund(s) to be reduced to zero, which would generally cause your Certificate to be canceled. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund, may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%.
IRA ROLLOVERS
You may fund your IRA with proceeds rolled over or directly transferred from a tax-deferred retirement plan established under Section 401(a), 401(k), 403(b), or 457(b) of the Code (“tax-deferred retirement plan”). If your rollover is from a tax-deferred retirement plan and you have previously elected an Empower guaranteed lifetime withdrawal product as part of your investments in your tax-deferred retirement plan, your Benefit Base may be equal to your benefit base as it existed under your prior tax-deferred retirement plan immediately prior to your rollover. Your new Benefit Base after the IRA rollover will only equal the benefit base you had under your tax-deferred retirement plan if you: (a) invest the rollover or transfer proceeds covered by the Empower guaranteed lifetime withdrawal benefit product immediately prior to distribution from the tax-deferred retirement plan in the Covered Fund(s); (b) invest in the same Covered Fund approved by Empower, as described below, except if you are in Settlement Phase; and (c) you request the restoration of the benefit base as it existed under your tax-deferred retirement plan. To maintain the same Benefit Base, you must be in the same Phase that you were in at the time of the rollover or transfer after the rollover or transfer is complete. If you do not meet these requirements, a new Benefit Base will be established that is equal to your Covered Fund Value as of the date of the rollover and your Guarantee Benefit fee will be calculated as a percentage of your Covered Fund Value.
In order to be eligible to maintain your Benefit Base from your tax-deferred retirement plan, you must invest in the corresponding Covered Fund in the IRA as described below:
Covered Fund held in tax-deferred retirement plan	Corresponding Covered Fund in IRA
Empower SecureFoundation® Balanced Fund	Empower SecureFoundation® Balanced Fund– Investor Class
Your new Covered Fund Value after the IRA rollover will initially equal the Covered Fund Value as of the date of the rollover. We will calculate your Guarantee Benefit Fee as a specified percentage of your Covered Fund Value.
8

THE ACCUMULATION PHASE
As stated previously in this prospectus, the Certificate has three phases: an “Accumulation Phase,” “GAW Phase,” and “Settlement Phase.” The Accumulation Phase is described in the following section of this prospectus.
The Accumulation Phase is the period of time between the Certificate Election Date, which is the date your Certificate is issued by Empower, and the first day of the GAW Phase. During this Phase, you will establish your Benefit Base which will be used later to determine the amount of your GAWs.
Covered Fund Value
Your Covered Fund Value is the aggregate value of the shares in the Covered Fund held in your Account. If your Covered Fund Value is reduced to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs, we will make annual payments to you for the rest of your life. See “The Settlement Phase,” below. Your Covered Fund Value also determines the amount of the Guarantee Benefit Fee we deduct under the Certificate. See “Guarantee Benefit Fee,” below.
Your Covered Fund Value is an actual cash value separate from your Benefit Base (which is only used to calculate Installment Payments during the GAW Phase and the Settlement Phase). Your Covered Fund Value and your Benefit Base may not be equal to one another.
We do not increase or decrease your Covered Fund Value. Rather, your Covered Fund Value is increased or decreased in the same manner that all mutual fund values increase or decrease. For example, reinvested dividends, settlements, and positive Covered Fund performance (including capital gains) will increase your Covered Fund Value, and fees and expenses associated with the Covered Fund and negative Covered Fund performance (including capital losses) will decrease your Covered Fund Value.
Your Covered Fund Value will also increase each time you purchase additional fund shares, such as by making a Certificate Contribution, and will decrease each time you redeem shares, such as through payment of the Guarantee Benefit Fee or as a result of Distributions, Excess Withdrawals, Installments, and Transfers from the Covered Fund to another investment option offered under the IRA (other than another Covered Fund).
Your Covered Fund Value is not affected by any Ratchet or Reset of the Benefit Base (described below).
Benefit Base
Your Benefit Base is separate from your Covered Fund Value. It is not a cash value. Rather, your Benefit Base is used to calculate Installment Payments during the GAW Phase and the Settlement Phase. Your Benefit Base and your Covered Fund Value may not be equal to one another.
On your Certificate Election Date, the initial Benefit Base is equal to your Covered Fund Value on that date. However, if your initial Certificate Contribution is a rollover from a tax deferred retirement plan, your Benefit Base may instead equal the benefit base you had under your tax deferred retirement plan. See “IRA Rollovers,” above, for more information. The Covered Fund will have its own Benefit Base. The Covered Fund Benefit Base cannot be transferred to another Covered Fund unless the covered Fund in which you are invested is eliminated or liquidated by us.
•We increase your Benefit Base on a dollar-for-dollar basis each time you make a Certificate Contribution.
•We decrease your Benefit Base on a proportionate basis each time you make an Excess Withdrawal. (See “Example of Effects of an Excess Withdrawal taken during the Accumulation Period,” later in this prospectus.)
•On each Ratchet Date (described below), we will increase your Benefit Base to equal your current Covered Fund Value if your Covered Fund Value is greater than your Benefit Base. (If so, your Benefit Base will then reflect positive Covered Fund performance.)
A few things to keep in mind regarding the Benefit Base:
•The Benefit Base is used only for purposes of calculating your Installment Payments during the GAW Phase and the Settlement Phase. It has no other purpose. The Benefit Base does not provide and is not available as a cash value or settlement value.
•It is important that you do not confuse your Benefit Base with the Covered Fund Value.
9

•During the Accumulation Phase and the GAW Phase, the Benefit Base will be re-calculated each time you make a Certificate Contribution or Excess Withdrawal, as well as on an annual basis as described below, which is known as your Ratchet Date.
Subsequent Certificate Contributions to Your Account
During the Accumulation Phase, you may make additional Certificate Contributions to the Covered Fund in addition to your initial Certificate Contribution. Subsequent Certificate Contributions can be made by cash deposit (subject to limitations under federal tax law), Transfers, or may include rollovers from other retirement accounts. Additional Certificate Contributions may not be made after the Accumulation Phase ends.
All additional Certificate Contributions made after the Certificate Election Date will increase the Benefit Base dollar-for-dollar on the date the Certificate Contribution is made. We will not consider the additional purchase of shares of the Covered Fund through reinvested dividends, capital gains, and/or settlements to be a Certificate Contribution. However, they will increase the Covered Fund Value.
Empower reserves the right to refuse additional Certificate Contributions at any time and for any reason. Exercising this right may limit your ability to increase your Benefit Base by making additional Certificate Contributions. If Empower refuses additional Certificate Contributions, you will retain all other rights under the Certificate.
Ratchet Date Adjustments to the Benefit Base
During the Accumulation Phase, the Benefit Base will be evaluated and, if necessary, adjusted on an annual basis. This is known as the Ratchet Date and it occurs on the anniversary of the Certificate Election Date. It is important to be aware that even though your Covered Fund Value may increase throughout the year due to dividends, capital gains, or settlements from the underlying Covered Fund, the Benefit Base will not similarly increase until the next Ratchet Date. Unlike Covered Fund Value, your Benefit Base will never decrease solely due to negative Covered Fund performance.
On each Ratchet Date during the Accumulation Phase, the Benefit Base is automatically adjusted (“ratcheted”) to the greater of:
(a)
the current Benefit Base; or
(b)
the current Covered Fund Value.
Example of Ratchet Date Adjustments during the Accumulation Period
Assume the following:
Benefit Base on Certificate Election Date (of January 2) = $100,000
Covered Fund Value on Certificate Election Date = $100,000
Increase in Covered Fund Value due to Dividends and Capital Gains paid July 1 = $5,000
Covered Fund Value on July 1 = $105,000
Benefit Base on July 1 = $100,000
No other Certificate Contributions, Dividends, or Capital Gains are paid to the Account for the rest of the year.
Covered Fund Value on January 2 of the following year = $105,000
So, because the Covered Fund Value is greater than the Benefit Base on the Ratchet Date (January 2 of the following year), the Benefit Base is adjusted to $105,000 effective January 2.
Excess Withdrawals During the Accumulation Phase
Because the Certificate is held in your IRA, you may make withdrawals or change your Account investments at any time and in any amount that you wish, subject to any federal tax limitations. During the Accumulation Phase, however, any withdrawals or Transfers from your Covered Fund Value will be categorized as Excess Withdrawals. Any withdrawals to satisfy your required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase.
You should carefully consider the effect of an Excess Withdrawal on both the Benefit Base and the Covered Fund Value during the Accumulation Phase, as this may negatively affect your future benefits under the Certificate, or result in termination of the GAWs and the Certificate. In the event you decide to take an Excess Withdrawal, as discussed below, your Covered Fund Value will be reduced dollar-for-dollar in the amount of the Excess Withdrawal. The Benefit Base will be reduced at the time the Excess Withdrawal is made by the ratio of the Covered Fund Value after the Excess Withdrawal reduction is applied. Accordingly, your Benefit Base will be reduced by more than the amount of the withdrawal when your Benefit Base is greater than your
10

Covered Fund Value, which is likely to occur after periods of negative market performance. This could also result in termination of the Certificate and the GAWs.
Example of Effects of an Excess Withdrawal taken during the Accumulation Period
Assume the following:
Covered Fund Value before the Excess Withdrawal adjustment = $50,000
Benefit Base = $100,000
Excess Withdrawal amount: $10,000
So,
Covered Fund Value after adjustment = $50,000 - $10,000 = $40,000
Covered Fund Value adjustment = $40,000/$50,000 = 0.80
Adjusted Benefit Base = $100,000 x 0.80 = $80,000
Types of Excess Withdrawals
All Distributions and Transfers during the Accumulation Phase, including Transfers from the Covered Fund to other investment options, are treated as Excess Withdrawals. An Excess Withdrawal will reduce your Benefit Base and Covered Fund Value. A Distribution occurs when money is paid to you from the Covered Fund Value. A Transfer occurs when you transfer money from the Covered Fund to another IRA investment. If you Transfer any amount out of the Empower SecureFoundation® Balanced Fund after the Guarantee Trigger Date, then you will be prohibited from making any Transfers into the same Covered Fund for at least ninety (90) calendar days.
Note: The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Covered Fund. You should carefully monitor your Covered Fund, any withdrawals from your Covered Fund, and any changes to your Benefit Base. You may contact us at (866) 317-6586 for information about your Benefit Base.
Treatment of a Distribution During the Accumulation Phase
At the time of any partial or periodic Distribution, if the Covered Person is 55 years of age or older, you may elect to begin the GAW Phase (as described below) and begin receiving GAWs at that time. If you choose not to begin the GAW Phase, the Distribution will be treated as an Excess Withdrawal and will reduce your Covered Fund Value and your Benefit Base (as described above).
If the Covered Person is not yet 55 years old, then any partial or periodic Distribution will be treated as an Excess Withdrawal as described above.
Any Distribution made during the Accumulation Phase to satisfy any contribution limitation imposed under federal law will be considered an Excess Withdrawal at all times. You should consult a qualified tax advisor regarding contribution limits and other tax implications. Excess Withdrawals could result in federal and/or state taxes.
Death During the Accumulation Phase
If a GLWB Elector dies during the Accumulation Phase, then we will terminate the Certificate and pay the Covered Fund Value to the Beneficiary in accordance with the terms of the IRA (unless an election is made by a Beneficiary that is the spouse of the GLWB Elector). A Beneficiary that is the spouse of the GLWB Elector may choose either to:
•become a new GLWB Elector and maintain the deceased GLWB Elector’s current Benefit Base (or proportionate share if multiple Beneficiaries) as of the date of death; or
•to establish a new Account with a new Benefit Base based on the current Covered Fund Value on the date of the deceased GLWB Elector’s death.
In either situation, the spouse Beneficiary shall become a GLWB Elector and the Ratchet Date will be the date when his or her Account is established.
A Beneficiary who is not the spouse of the GLWB Elector cannot elect to maintain the current Benefit Base, but may elect to establish a new Account. The Benefit Base and Certificate Election Date will be based on the current Covered Fund Value on the date his or her Account is established.
11

To the extent to that the Beneficiary becomes a GLWB Elector, he or she will be subject to all terms and conditions of the Certificate, the IRA Contract, and the Code. Any election made by Beneficiary pursuant to this section is irrevocable.
THE GAW PHASE
The GAW Phase begins when you elect to receive GAWs under the Certificate. The GAW Phase continues until the Covered Fund Value reaches zero and the Settlement Phase begins.
The GAW Phase cannot begin until all Covered Persons attain age 55 and are eligible to begin distributions under the IRA and the Code. The Code generally permits distributions from IRAs at any time (subject to a penalty tax in some cases), as do most (but not all) IRAs. Installments will not begin until Empower receives appropriate and satisfactory information about the age of the Covered Person(s) in good order and in manner reasonably satisfactory to Empower.
In order to initiate the GAW Phase, you must submit a written Request to Empower. At that time, you must provide sufficient documentation for Empower to determine the age of each Covered Person.
Because the GAW Phase cannot begin until all Covered Persons under the Certificate attain age 55, any Distributions taken before then will be considered Excess Withdrawals and will be deducted from the Covered Fund Value dollar for dollar and Benefit Base on a proportionate basis. See “Accumulation Phase,” above, for more information. No Certificate Contributions may be made to the Covered Fund(s) on and after the Initial Installment Date, which is the date that GAWs begin.
Because of decreasing life expectancy as you age, in certain circumstances, the longer you wait to start taking GAWs, the less likely it is that you will benefit from your Certificate. On the other hand, the earlier you begin taking GAWs, the lower the GAW Percentage you will receive and therefore the lower your GAWs (if any) will be. You should talk to your advisor before initiating the GAW Phase to determine the most financially beneficial time for you to begin taking GAWs.
Installments
It is important that you understand how the GAW is calculated because it will affect the benefits you receive under the Certificate. Once the GAW Phase has been initiated and the age of the Covered Person(s) is verified, we will determine the amount of the GAW.
To determine the amount of the GAW, we will compare the current Benefit Base to the current Covered Fund Value on the Initial Installment Date. If the Covered Fund Value is greater than the Benefit Base, we will increase the Benefit Base to equal the Covered Fund Value, and the GAW will be based on the increased Benefit Base amount.
During the GAW Phase, your Benefit Base will receive an annual adjustment or “ratchet” just as it did during the Accumulation Phase. Your Ratchet Date will become the anniversary of Initial Installment Date and will no longer be the anniversary of the Certificate Election Date.
Just like the Accumulation Phase, the Benefit Base will be automatically adjusted on an annual basis, on the Ratchet Date, to the greater of:
(a)
the current Benefit Base; or
(b)
the current Covered Fund Value.
Your Benefit Base is used to calculate the GAW you receive. However, even though the Benefit Base is adjusted annually, your GAW% will not change unless you request a Reset of the GAW%. See “The GAW Phase—Optional Resets of the GAW% During the GAW Phase,” below.
It is important to note that Installments during the GAW Phase will reduce your Covered Fund Value on a dollar-for-dollar basis, but they will not reduce your Benefit Base.
Calculation of Installment Amount
The GAW% is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person.
The GAW is based on a percentage of the Benefit Base pursuant to the following schedule:
12

Sole Covered Person	Joint Covered Person
4.0% for life at ages 55-64	3.5% for youngest joint life at ages 55-64
5.0% for life at ages 65-69	4.5% for youngest joint life at ages 65-69
6.0% for life at ages 70-79	5.5% for youngest joint life at ages 70-79
7.0% for life at ages 80+	6.5% for youngest joint life at ages 80+
The GAW will then be calculated by multiplying the Benefit Base by the GAW%. The amount of the Installment equals the GAW divided by the number of payments per year under the elected Installment Frequency Option, as described below.
Numerical Example of GAW Calculation
Assume the following:

Sole Covered Person
Age of Covered Person at Initial Installment Date: 60
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 4.0%

GAW% x (Adjusted Benefit Base) = 4.0% x $120,000 = $4,800
Installment Frequency = Monthly (12 payments per year)

So GAW/Installment Frequency = $4,800/12 = $400
The monthly Installment will be $400
Numerical Example of GAW Calculation, Joint Covered Persons
Assume the following:

Joint Covered Persons
Age of primary Covered Person at Initial Installment Date: 65
Age of joint Covered Person at Initial Installment Date: 58
Youngest Age for Determination of GAW: 58
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 3.5%

GAW% x (Adjusted Benefit Base) = 3.5% x $120,000 = $4,200
Installment Frequency = Monthly (12 payments per year)
So GAW/Installment Frequency = $4,200/12 = $350
The monthly Installment will be $350
* On the Initial Installment Date, we compare the current Benefit Base to the current Covered Fund Value. If the Covered Fund Value is greater than the Benefit Base, we will increase the Benefit Base to equal the Covered Fund Value, and the GAW will be based on the increased Benefit Base amount. See “Installments,” above.
Any election which affects the calculation of the GAW is irrevocable. Please consider all relevant factors when making an election to begin the GAW Phase. For example, an election to begin receiving Installments based on a sole Covered Person cannot subsequently be changed to joint Covered Persons once the GAW Phase has begun. Similarly, an election to receive Installments based on joint Covered Persons cannot subsequently be changed to a sole Covered Person, nor may the beneficiary designation of a joint election be changed.
Installment Frequency Options
Your Installment Frequency Options are as follows:
13

(a)
Annual– the GAW will be paid on the Initial Installment Date and each anniversary annually, or next business day, thereafter.
(b)
Semi-Annual– half of the GAW will be paid on the Initial Installment Date and in Installments every 6 month anniversary, or next business day, thereafter.
(c)
Quarterly– one quarter of the GAW will be paid on the Initial Installment Date and in Installments every 3 month anniversary, or next business day, thereafter.
(d)
Monthly– one-twelfth of the GAW will be paid on the Initial Installment Date and in Installments every monthly anniversary, or next business day, thereafter.
You may Request to change the Installment Frequency Option starting on each Ratchet Date during the GAW Phase.
Lump Sum Distribution Option
At any time during the GAW Phase, if you are receiving Installments more frequently than annually, you may elect to take a lump sum Distribution up to the remaining scheduled amount of the GAW for that year.
Numerical Example of Lump Sum Distribution
Assume the following:
GAW = $4,800 with a monthly distribution of $400
Three monthly Installments have been made (3 x $400 = $1,200)
Remaining GAW = GAW– paid Installments to date = $4,800 - $1,200 = $3,600
So, a Lump Sum Distribution of $3,600 may be taken.
Suspending and Re-Commencing Installments After a Lump Sum Distribution
It is your responsibility to Request the suspension of the remaining Installments that are scheduled to be paid during the year until the next Ratchet Date and to re-establish Installments upon the next Ratchet Date, if applicable. If you choose not to suspend the remaining Installments for the year, an Excess Withdrawal may occur. See “Effect of Excess Withdrawals During the GAW Phase,” described below.
After receiving a Lump Sum Distribution and suspending Installments, you must notify Empower that you wish to recommence Installment payments for the next year. Empower must receive notice 30 calendar days before the next Ratchet Date that you wish to recommence payments; otherwise, Empower will not make any Installments. The Ratchet Date will not change if Installments are suspended.
Optional Resets of the GAW% During the GAW Phase
You may Request, on an annual basis, a Reset of the GAW% during the GAW Phase at least thirty (30) calendar days prior to the Ratchet Date.
If requested, Empower will multiply the Covered Fund Value as of the Ratchet Date by the GAW% (based on your, or the younger joint Covered Person’s, Attained Age on the Ratchet Date) and determine if it is higher than the current Benefit Base multiplied by the current applicable GAW%. If so, the current GAW% will change to the Attained Age GAW% and the Benefit Base will change to the current Covered Fund Value as of the Ratchet Date. If it does not, the Reset shall be void but a Ratchet may still occur. If the Reset takes effect, it will be effective on the Ratchet Date as the Ratchet Date does not change due to Reset.
If	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) is greater than (Current GAW%) x (Current Benefit Base)
Then	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) becomes new GAW and (Covered Fund Value) = (New Benefit Base)
Numerical Example When Reset is Beneficial
Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
14

Covered Fund Value = $120,000
Current Benefit Base = $125,000
Current GAW% before Ratchet Date: 4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW%) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained Age GAW%) x (Covered Fund Value) = 6% x $120,000 = $7,200

So, New GAW Amount is $7,200
New Benefit Base is $120,000
New GAW% is 6%
Numerical Example When Reset is NOT Beneficial
Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $75,000
Current Benefit Base = $125,000
Current GAW% before Ratchet: 4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW %) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained age withdrawal %) x (Covered Fund Value) = 6% x $75,000 = $4,500

So, because $4,500 is less than current GAW of $5,000, no Reset occurs.
Effect of Excess Withdrawals During the GAW Phase
After the Initial Installment Date, a Distribution or Transfer that is greater than the GAW will be considered an Excess Withdrawal. The Benefit Base will be adjusted by the ratio of the new Covered Fund Value (after the Excess Withdrawal) to the previous Covered Fund Value (after the GAW).
If an Excess Withdrawal occurs, the GAW and current Benefit Base will be adjusted on the next Ratchet Date. When your Benefit Base is greater than your Covered Fund Value, an Excess Withdrawal may reduce your future benefits by more than the dollar amount of the Excess Withdrawal.
Numerical Example Effect of Excess Withdrawals During the GAW Phase
Assume the following:

Covered Fund Value before GAW = $55,000
Benefit Base = $100,000
GAW%: 5%
GAW Amount = $100,000 x 5% = $5,000

Total annual withdrawal: $10,000
So,
Excess Withdrawal = $10,000– $5,000 = $5,000
Covered Fund Value after GAW = $55,000– $5,000 = $50,000
Covered Fund Value after Excess Withdrawal = $50,000– $5,000 = $45,000
Covered Fund Value Adjustment due to Excess Withdrawal = $45,000/$50,000 = 0.90
Adjusted Benefit Base = $100,000 x 0.90 = $90,000
Adjusted GAW Amount (assuming no Benefit Base increase on succeeding Ratchet Date) = $90,000 x 5% = $4,500
Withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of your Covered Fund Value to your overall IRA balance (and not taking into account any other IRAs you own), will be deemed to be within the contract limits for your Certificate and will not be treated as Excess Withdrawals. The required minimum distribution
15

shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Certificate Date. In the event of a dispute about the required minimum distribution amount, our determination will govern.
Note: The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Covered Fund. You should carefully monitor your Covered Fund, any withdrawals from your Covered Fund, and any changes to your Benefit Base. You may contact us at (866) 317-6586 for information about your Benefit Base.
Death During the GAW Phase
If You Die After the Initial Installment Date as a Sole Covered Person
If you die after the Initial Installment date without a joint Covered Person, the Certificate will terminate and no further Installments will be paid. The remaining Covered Fund Value shall be distributed to the Beneficiaries in accordance with the IRA. If permitted by the IRA and the Code, the GLWB Elector’s Beneficiary may elect to become an Owner in which event an initial Benefit Base shall be established and he or she will be subject to all terms and conditions of the Certificate, the IRA Contract and the Code. This will be a new Certificate Election Date. Any election made by the Beneficiary is irrevocable.
If You Die After the Initial Installment Date while Joint Covered Person is Living
Upon your death after the Initial Installment Date, and while the joint Covered Person is still living, the joint Covered Person/Beneficiary may elect to become an Owner (if permitted by the IRA and the Code) and he or she will acquire all rights under the Certificate and continue to receive GAW Installments based on your original election. Installments may continue to be paid to the surviving Covered Person based on the GAW% for joint Covered Persons as described above.
Installments will continue to be paid to the surviving Covered Person until his or her death and the surviving Covered Person’s beneficiary will receive any remaining Covered Fund Value on the date of death. Alternatively, he or she may elect to receive his or her portion of the Covered Fund Value on the date of death as a lump sum Distribution or can separately elect to become an Owner and will be subject to all terms and conditions of the Certificate, the IRA Contract and the Code. If the surviving Covered Person elects to separately become an Owner, the date of the election will be the new Ratchet Date.
Any election made by the Beneficiary is irrevocable.
THE SETTLEMENT PHASE
The Settlement Phase begins when the Covered Fund Value has reduced to zero as a result of negative Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs, but the Benefit Base is still positive. It is also important to understand that the Settlement Phase is the first time that we use our own money to make Installments to you. During the GAW Phase, the GAWs are made first from your own investment.
Installments continue for your life under the terms of the Certificate, but all other rights and benefits (including any death benefit to a Beneficiary) under the Certificate will terminate. Installments will continue in the same frequency as previously elected, and cannot be changed during the Settlement Phase. If the Covered Fund Value is less than the amount of the final Installment in the GAW Phase, Empower will pay the Installment within 7 days from the Installment Date. Distributions and Transfers are not permitted during the Settlement Phase.
During the Settlement Phase, the Guarantee Benefit Fee will not be deducted from the Certificate or from the Installments.
When the last Covered Person dies during the Settlement Phase, the Certificate will terminate and no Installments or death benefit will be paid to the Beneficiary.
EXAMPLES OF HOW THE CERTIFICATE WORKS
A note about the examples:
•All Certificate Contributions are assumed to be at the end of the year and occur immediately before the next Ratchet Date.
•All withdrawals are assumed to be at the beginning of the year and occur on the Ratchet Date.
16

•All positive investment performance of the Covered Fund is assumed to be net of investment management fees.
•In all of the examples, you have access to your Covered Fund Value until it is depleted:
•If you die before the Covered Fund Value is depleted, the remaining Covered Fund Value would be available to your Beneficiary.
•If you need to take a withdrawal in excess of your GAW, you may take up to the Covered Fund Value, which will be considered an Excess Withdrawal.
Example 1– Basic: Assume you buy the Certificate at age 65 and start taking GAWs in annual Installments immediately. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 10% in the first two years and increases by 5% every year thereafter.
Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•GAW Percent: 5%
•GAW Amount: $500,000 x 5% = $25,000
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Year 1: -10%, Year 2: -10%, Years 3+: 5%
Result:
•You annually withdraw $25,000 from your Covered Fund until about age 86 when the Covered Fund is depleted:
•At age 86 your Covered Fund Value is $11,514.
•You withdraw the $11,514, which depletes the Covered Fund and you are now in Settlement Phase.
•We provide the remaining $13,486 necessary to make the Installment of $25,000.
•We continue to pay Installments of $25,000 each year for your life.
Illustration:

Example 2– Ratchet: Assume you buy the Certificate at age 55 and start taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) increases by 5% in years 1 through 7, decreases by 10% in years 8 through 11, and increases by 5% thereafter.
17

Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•GAW Percent: 5%
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Years 1 through 7: 5%, Years 8 through 11: -10%, Years 12+: 5%
Result:
•Positive Covered Fund performance through year 7 results in the Covered Fund Value of $649,160 on your Ratchet Date.
•Your Benefit Base Ratchets to $649,160.
•Covered Fund Value at the beginning of year 10 is $454,559, but GAWs are based on the Benefit Base, which is $649,160.
•GAWs are $649,160 x 5% = $32,458.
•You annually withdraw $32,458 from your Covered Fund until about age 80 when the Covered Fund is depleted:
•At age 80, your Covered Fund Value is $23,926.
•You withdraw the $23,926 which depletes the Covered Fund and you are now in Settlement Phase. We provide the remaining $8,532 necessary to make the Installment $32,458.
•We continue to pay Installments of $32,458 each year for your life.
Illustration:

Example 3– Additional Certificate Contributions: Assume you buy the Certificate at age 55 and you make annual Certificate Contributions of $2,500 until you start taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 5% in years 1 through 10 and increases by 5% thereafter.
Details:
•Sole Covered Person
•Initial Covered Fund Value: $500,000
•Additional Annual Certificate Contributions until GAWs Begin: $2,500
•GAW Percent: 5%
•Guarantee Benefit Fee: 1.20%
•Changes in Covered Fund Value (net of investment management fees):
•Years 1 through 10: -5%, Years 11+: 5%
18

Result:
•Poor Covered Fund performance in years 1 through 10 results in the Covered Fund Value of $282,593 at the end of year 10.
•Your Benefit Base at the end of year 10 is $525,000 as a result of the additional Certificate Contributions in years 1 through 10.
•GAWs are $525,000 x 5% = $26,250.
•You annually withdraw $26,250 from your Covered Fund until about age 78 when the Covered Fund is depleted:
•At age 78, your Covered Fund Value is $11,531. You withdraw the $11,531 which depletes the Covered Fund and you are now in Settlement Phase. We provide the remaining $14,719 necessary to make the Installment $26,250.
•We continue to pay Installments of $26,250 each year for your life.
Illustration:

GUARANTEE BENEFIT FEE
After you purchase your Certificate, you are required to pay the Guarantee Benefit Fee. The Guarantee Benefit Fee is set forth in your Certificate, and is based on the dollar amount of your Covered Fund Value (which may be the same as, higher than, or lower than, your Benefit Base due to factors that affect your Covered Fund Value between Ratchet Dates, such as Covered Fund performance). The Guarantee Benefit Fee will be deducted monthly as a separate charge from your Covered Fund and will be paid by redeeming the number of fund shares of your Covered Fund equal to the Guarantee Benefit Fee.
Pursuant to the terms of the Certificate, you have agreed to have the Covered Fund’s transfer agent redeem the appropriate number of Covered Fund shares and transmit the corresponding amount of cash to your IRA custodian. The custodian, in turn, will submit this cash to us as payment of the Guarantee Benefit Fee. We will collect the fee from the custodian on a monthly basis in arrears. We reserve the right to change the frequency of the deduction, but will notify you in writing at least thirty (30) days prior to the change. Because your Benefit Base may not exceed $5,000,000, we will not charge the Guarantee Benefit Fee on an amount of your Covered Fund Value that exceeds $5,000,000.
Currently the Guarantee Benefit Fee is 1.20% and is subject to a minimum of 0.70% and a maximum of 1.50%. This is the guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for your Certificate. We may change the current fee within this minimum and maximum range at any time upon thirty (30) days written notice to you. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. We reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need any particular event to occur before we may change the Guarantee Benefit Fee.
The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial, and other services, and charges imposed by the mutual funds in which you invest.
19

At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be less than the Benefit Base:
Example of how the Guarantee Benefit Fee is Computed (Covered Fund Value is Less Than Benefit Base)
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be greater than the Benefit Base:
Example of how the Guarantee Benefit Fee is Computed (Covered Fund Value is Greater Than Benefit Base)
Date: 1/31
Covered Fund Value = $130,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $130,000 / 12 = $130.00
The Guarantee Benefit Fee compensates us for the costs and risks we assume for providing the Certificate (including marketing, administration, and profit).
If we do not receive the Guarantee Benefit Fee (except during Settlement Phase), including as a result of the failure of your IRA custodian to submit it to us, the Certificate will terminate as of the date that the fee is due.
Will you pay the same amount (in dollars) for the Withdrawal Guarantee every month?
Example 1: Declining Covered Fund Value results in declining Guarantee Benefit Fee
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
Date: 2/28
Covered Fund Value = $90,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $90,000 / 12 = $90.00
Note: in this example, the Guarantee Benefit Fee declined because the Covered Fund Value declined. This could be the result of negative Covered Fund performance.
Example 2: Increasing Covered Fund Value results in increasing Guarantee Benefit Fee
Date: 1/31
Covered Fund Value = $100,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $100,000 / 12 = $100.00
Date: 2/28
Covered Fund Value = $120,000
Benefit Base = $125,000
Guarantee Benefit Fee = 1.20% x Covered Fund Value / 12
Guarantee Benefit Fee = 1.20% x $120,000 / 12 = $120.00
Note: in this example, the Guarantee Benefit Fee increased because the Covered Fund Value increased. This could be the result of several factors including positive Covered Fund performance, Transfers, or Certificate Contributions.
20

IRA, ADVISORY, CUSTODIAN AND COVERED FUND FEES AND CHARGES
In addition to the Guarantee Benefit Fee, we will deduct other fees not associated with the Group Contract or your Certificate (such as IRA, advisory, custodian or Covered Fund fees) from your Covered Fund Value and other IRA investment options (as well as from your GLWB Elector Covered Fund Values and other IRA investment options) on a pro-rata basis by redeeming shares of such funds. These fees will be deducted daily, monthly or quarterly. Deduction of these fees will reduce your Covered Fund Value dollar-for-dollar but will not affect your Benefit Base.
DIVORCE PROVISIONS UNDER THE CERTIFICATE
In the event of a divorce whose decree affects a Certificate, we will require written notice of the divorce in a manner acceptable to us and a copy of the applicable Qualified Domestic Relations Order (“QDRO”). A QDRO is a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable with respect to a GLWB Elector. A QDRO may also assign an Alternate Payee the right to receive these benefits.
Depending on which phase the Certificate is in when we receive the QDRO, the benefits of the Certificate will be altered to comply with the QDRO. The Alternate Payee under the QDRO may make certain elections during the Accumulation or GAW Phases. Any elections made by the Alternate Payee are irrevocable to the extent that an Alternate Payee becomes a GLWB Elector, he or she will be subject to all terms and conditions of the Certificate, the Group IRA Contract and the Code.
During the Accumulation Phase
Empower will make payments to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the Accumulation Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.
If the Alternate Payee is the GLWB Elector’s spouse during the Accumulation Phase, he or she may elect to become a GLWB Elector, either by:
(i)
maintaining the current proportionate Benefit Base of the previous GLWB Elector; or
(ii)
establishing a new Benefit Base based on the current Covered Fund Value on the date his or her Account is established and he or she will continue as a GLWB Elector.
If the Alternate Payee elects to maintain the current Benefit Base, the Benefit Base and the Covered Fund Value will be divided between the GLWB Elector and the Alternate Payee. The Covered Fund Value will be divided pursuant to the terms of the QDRO. The Benefit Base will be divided in the same proportion as the Covered Fund Value.
In either situation, the Alternate Payee’s Certificate Election Date shall be the date the Account is established.
A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base, or proportionate share, but may elect to establish a new GLWB. The Benefit Base and Certificate Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.
During the GAW Phase
Empower will make payment to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the GAW Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.
If there is a Sole Covered Person
Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Elector may continue to receive the proportional GAWs after the accounts are split. If the Alternate Payee is the GLWB Elector’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to become a GLWB Elector.
21

If there are two Covered Persons
Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Elector may continue to receive the proportional GAWs after the accounts are split, based on the amounts calculated pursuant to the joint Covered Person GAW%.
If the Alternate Payee is the GLWB Elector’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to continue proportionate GAWs in the GAW Phase based on the amounts calculated pursuant to the joint Covered Persons GAW%, described in the “GAW Phase – Calculation of Installment,” after the accounts are split. A new Ratchet Date will be established for the Alternate Payee on the date the Accounts are split. Within thirty (30) days of each person’s Ratchet Date, the GLWB Elector and Alternate Payee can each elect a Reset based on the person’s own Attained Age GAW% for joint Covered Persons.
In the alternative, the Alternate Payee may establish a new GLWB in the Accumulation Phase with the Benefit Base based on the current Covered Fund Value on the date his or her Account is established.
A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base or GAW but may elect to establish a new GLWB. The Benefit Base and Certificate Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.
During the Settlement Phase
If a Request in connection with a QDRO is approved during the Settlement Phase, Empower will divide the Installment pursuant to the terms of the QDRO. Installments will continue pursuant to the lives of each payee.
EFFECT OF ANNUITIZATION
If you elect to annuitize, if permitted by the IRA, prior to the Initial Installment Date, the Certificate will terminate for those Covered Fund assets and the Guarantee Benefit Fee will not be refunded. If, based upon information provided by the Certificate Owner, the GLWB Elector is entitled to a Distribution under the applicable terms and provisions of the IRA and the Code sections governing the IRA, all or a portion of an Account may be applied to an annuity payment option selected by the GLWB Elector, so long as the requirements of the Code are met. Thereafter, the Certificate shall no longer be applicable with respect to amounts in the annuity payment option.
The amount to be applied to an annuity payment option is: (i) the portion of the Account Value elected by GLWB Elector, less (ii) Applicable Tax, if any, less (iii) any fees and charges described in the Certificate. The minimum amount that may be applied under the elected annuity option is $5,000. If any payments to be made under the elected annuity payment option will be less than $50, Empower may make the payments in the most frequent interval that produces a payment of at least $50. There is no maximum age limitation at which time annuitization may be elected under the Certificate, and annuitization is not required.
Empower will issue a certificate or other statement setting forth in substance the benefits, rights, and privileges to which such person is entitled under the Group Contract, to each Annuitant describing the benefits payable under the elected annuity payment option.
Election of Annuity Options
An Annuitant is required to elect an annuity payment option and select the frequency of payments. The Annuitant must Request an annuity payment option or change an annuity payment option no later than 30 days prior to the Annuity Commencement Date elected by the GLWB Elector.
To the extent available under the IRA, the annuity payment options are:
•Income for Single Life Only
•Income for Single Life with Guaranteed Period
•Income for Joint Life Only
•Income for Joint Life with Guaranteed Period
•Income for a Specific Period
•Any other form of annuity payment permitted under the IRA, if acceptable to Empower.
22

The annuity option that will always be available is the Income for Single Life Only Annuity. If this annuity option is elected, Empower will make payments to the Annuitant at a frequency specified in the annuity certificate or other statement for the duration of the Annuitant’s lifetime. Payments will cease pursuant to the terms of the certificate or other statement.
Annuity payment frequency must be selected from the following:
•Monthly
•Quarterly
•Semi-annually
•Annually.
Annuity purchase rates will be the same rates that are available for a Single Premium Immediate Annuity currently offered by Empower at the time of annuitization.
It is generally not beneficial to you to annuitize this Certificate. The Certificate was designed specifically to provide the GLWB, and you will have paid a non-refundable fee for such benefit. In addition, the annuity payment amount might be less than the GLWB payout would provide.
TERMINATION OF THE GROUP CONTRACT
Either Empower or the Group Contract Owner may terminate the  Group Contract with advance written notice to the other party. The  Group Contract termination date shall be the seventy-fifth (75th) or next Business Day after the date written notice is received in the Administrative Offices in good order. Prior to the  Group Contract termination date, Empower and the Group Contract Owner may agree to an alternate  Group Contract termination date.
If the Group Contract Owner or Empower Terminates the Group Contract
If the Group Contract Owner or Empower terminates the Group Contract, such termination will not adversely affect the Certificate Owner’s rights under the Group Contract, except that additional Certificate Contributions may not be invested in the Covered Fund(s) other than reinvested dividends and capital gains. You will still be obligated to pay the Guarantee Benefit Fee.
Other Termination
Your rights under the Group Contract and the Certificate will automatically terminate if: (i) your Financial Services Provider discontinues the use of the Covered Fund and a rollover or transfer is not applicable; (ii) Empower is unable to collect the Guarantee Benefit Fee; or (iii) Empower cannot effectively administer the Contract. If the Contract is automatically terminated, we will not refund the Guarantee Benefit Fee.
In addition, your rights under the Group Contract and the Certificate terminate if you terminate your IRA, such as by making a full distribution of all of the assets in the IRA, or move your IRA to an IRA provider that does not offer the Certificate. We will not refund the Guarantee Benefit Fee upon termination of the IRA.
In the event of a complete IRA termination, the affected GLWB Elector (“Terminated GLWB Elector”) may elect a direct rollover of his or her Covered Fund assets to an IRA that offers an Empower approved GLWB feature, if available. In this situation, the Benefit Base and GAW, if applicable, will be retained as of the date of Distribution from the Covered Fund(s) and will apply to the new GLWB feature. Empower determines in its sole discretion whether or not it will approve any GLWB feature. The terms and conditions of any new GLWB feature will likely differ from the terms and conditions of the Certificate. In addition, the fees associated with any new GLWB feature will likely differ from, and may be greater than, the Guarantee Benefit Fee. The Terminated GLWB Elector may instead choose to transfer the Covered Fund Value to any investment vehicle that does not offer a GLWB feature or to an investment vehicle that offers a GLWB feature, but does not permit the GLWB Elector to apply his or her Benefit Base and GAW to such feature. In this situation, the Benefit Base and GAW, if applicable, will be reduced to zero as of the date of the Distribution from the Covered Fund(s).
TERMINATION OF THE CERTIFICATE
The Certificate will terminate upon the earliest of:
23

a.
the date of death of a GLWB Elector during the Accumulation Phase (unless an election is made by a Beneficiary who is the spouse of the GLWB Elector to continue the Certificate); or
b.
the date of death of the Certificate Owner after the Initial Installment Date if there is no surviving Covered Person; or
c.
the date of death of the last Covered Person during the Settlement Phase; or
d.
the date that you cancel the Certificate as a result of reducing the Covered Fund Value or the Benefit Base to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee; or
e.
the date that we do not receive the Guarantee Benefit Fee (except during the Settlement Phase, when no fee is due); or
f.
the date that you annuitize some or all of the Covered Fund assets (the Certificate will terminate only with respect to the Covered Fund assets that are annuitized).
We will not provide Certificate Owners with notice prior to termination of the Certificate and the Guarantee Benefit Fee will not be refunded upon termination of the Certificate.
If the Group Contract has terminated, we will not accept any additional Certificate Contributions. If the Group Contract has not terminated, but the Certificate has terminated, then we will treat any new Certificate Contribution to the Covered Fund as a new election and will issue a new Certificate. We will calculate the Benefit Base based on the current Covered Fund Value on the date the new Certificate is established.
MISCELLANEOUS PROVISIONS
Periodic Communications to Certificate Owners
Account statements will be provided to you periodically by your IRA custodian, or its designated third party.
Amendments to the Group Contract and Certificate
The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Certificates, unless the Company reasonably determines the change would be favorable for all existing Certificate Owners, in which case the Company will notify the Group Contract Owner and the GLWB Electors. Changes in the Group Contract and Certificate may need to be approved by the state insurance departments. The consent of the Group Contract Owner and/or Certificate Owner to an amendment will be obtained to the extent required by law.
Successor Trustee
We have entered into a Trust Agreement with the Group Contract Owner to establish and maintain a Trust for the purpose of making the guarantee available on a group basis and to obtain coverage on a group basis. The Group Contract Owner serves as the trustee. Pursuant to the terms of the Trust Agreement, the Group Contract Owner may not terminate the Trust until a successor trustee is named. If a successor trustee is named and the Trust is terminated, the Certificate Owner will not lose his or her rights under the Certificate.
Assignment
The interests of the Certificate Owner in the Certificate may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated.
Cancellation
Once you purchase the Certificate, you can cancel your Certificate by causing the Covered Fund Value or the Benefit Base to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. However, if the Excess Withdrawal occurs as a result of a same day Transfer between Covered Funds (i.e., shares of a Covered Fund are sold and shares of a new replacement Covered Fund are purchased on the same day), then your Certificate will not be canceled even if the Benefit Base of the Covered Fund is reduced to zero.
There is no free look provision if you purchase a Certificate. (See “Return Privilege,” later in this Prospectus.)
24

Misstatements
We may require adequate proof of the age and death of the Annuitant, GLWB Elector or Covered Person(s) before processing a Request for GAWs and annuity payments. If the age of the Annuitant, GLWB Elector or Covered Person(s) has been misstated, the Installment or annuity payment established for him or her will be made on the basis or his or her correct age.
Any correction required due to misstatements may be corrected by Empower, including increasing or decreasing future payments, in accordance with applicable law.
FINANCIAL CONDITION OF THE COMPANY
Like many businesses, insurance companies are facing challenges due to COVID-19. We know it is important for you to understand how these or similar events may affect our ability to meet guarantees that may be provided under your Certificate. The Certificate is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy all obligations under the Certificates. Installments during Settlement Phase (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, funding agreements, funding agreements backing notes and guaranteed investment contracts (“GICs”), and we also pay our obligations under these products from our assets in the general account. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other policyholder obligations.
As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
Additional information regarding the Company, its business, senior management, and financial condition, is presented below in “Additional Information Regarding the Company.” We encourage both existing and prospective Owners to read and understand our audited financial statements, which are included in this prospectus in “Appendix A – Company Financial Statements and Other Financial Information.” We prepare our audited financial statements on a statutory basis pursuant to laws and regulations promulgated by the Colorado Division of Insurance (this method of accounting is referred to herein as “Statutory” accounting). You may obtain a free copy of our financial statements for the most recent fiscal year by calling (800) 537-2033 or writing to the Administrative Office. In addition, our financial statements filed with this prospectus are available on the SEC’s website at www.sec.govand on our website at www.empower.com.
You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.
TAXATION OF THE CERTIFICATE
The following is a general discussion based on our interpretation of current United States federal income tax laws. This discussion does not address all possible circumstances that may be relevant to the tax treatment of a particular Certificate Owner. In general, this discussion does not address the tax treatment of transactions involving investment assets held in your IRA except insofar as they may be affected by the holding of a Certificate. Further, it does not address the consequences, if any, of holding a Certificate under applicable federal estate tax laws or state and local income and inheritance tax laws. You should also be aware that the tax laws may change, possibly with retroactive effect. You should consult your own tax advisor regarding the potential tax implications of purchasing a Certificate in light of your particular circumstances. The Certificate should not be purchased for the purpose of additional tax deferral.
25

In General
The Certificate is a novel and innovative instrument and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any cases, administrative rulings or other published authorities. We can give no assurances that the Internal Revenue Service (“IRS”) will agree with our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. You should consult a tax advisor before purchasing a Certificate.
IRAs
A Certificate may be used only with traditional IRAs and Roth IRAs (collectively, “IRAs”). A Certificate may be purchased by an IRA, including a brokerage account held under that IRA. A Certificate is not available as an Individual Retirement Annuity or for use with any other type of tax-qualified retirement plan.
The tax rules applicable to Certificates vary according to the type of IRA and the terms and conditions of the IRA. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Certificate comply with the law. No attempt is made here to provide more than general information about the use of the Certificate with the IRA. Owners of IRAs, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such IRA may be subject to the terms and conditions of the IRA itself or limited by applicable law, regardless of the terms and conditions of the Certificate.
A Certificate is available only with respect to the IRA for which the Certificate is purchased.
•A Certificate is intended for purchase only by the trustee or custodian of an IRA.
•We are not responsible for determining whether a Certificate complies with the terms and conditions of, or applicable law governing, any IRA. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to your IRA. You or a service provider for your IRA is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a Certificate are consistent with the terms and conditions of your IRA and applicable law.
•If your spouse is a joint Covered Person, your spouse must be your sole beneficiary under your IRA.
•IRAs may be subject to required minimum distribution rules. Withdrawals during the GAW Phase from your Covered Fund Value taken to meet required minimum distribution requirements, in the proportion of your Covered Fund Value to your overall IRA balance (and not taking into account any other IRAs you own), will be deemed to be within the contract limits for your Certificate and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Certificate Date. In the event of a dispute about the required minimum distribution amount, our determination will govern.
•IRAs can be terminated. You generally can choose to discontinue your own IRA, and either receive a distribution from the IRA or transfer it to another IRA provider. Also, most IRA providers reserve the right to resign from the IRA; if that happens, in most cases you can choose to have your IRA either distributed to you or transferred to another IRA provider. If your IRA is either distributed to you or transferred to another IRA provider that does not offer the Certificate, you will cause your Certificate to terminate.
Numerous changes have been made to the income tax rules governing IRAs as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions. The following are general descriptions of the various types of IRAs and of the use of the contracts in connection therewith.
Individual Retirement Accounts. Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA.” These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible, the time when distributions must commence, and certain other transactions. The contributions to an IRA may be deductible in whole or in part, depending on your income and other circumstances. In addition, distributions from certain other types of qualified plans may be “rolled over” on a tax-deferred basis into an IRA without regard to deduction limitations.
Tax on Certain Distributions Relating to IRAs. Distributions under a Certificate may be paid to the IRA, if permitted under the terms of the IRA, or directly to you. Distributions paid to the IRA are not in and of themselves taxable.
26

In the case of distributions from a traditional IRA to you, including payments to you from a Certificate, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1∕2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and an eligible designated beneficiary; and (d) certain other distributions specified in the Code.
Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1∕2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion to a Roth IRA from a traditional IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.
Generally, distributions from a traditional IRA must commence no later than April 1 of the calendar year following the year in which the individual attains their applicable age. If the individual attains (1) age 70 1∕2 before 2020, the applicable age is 70 1∕2; (2) age 72 during or after 2020 but before 2023, the applicable age is 72; (3) age 72 during or after 2023 and age 73 before 2033, the applicable age is 73; or (4) age 74 after 2032, the applicable age is 75. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to IRAs (including Roth IRAs) upon the death of the IRA owner. If the required minimum distributions are not made, a 25% penalty tax is imposed as to the amount not distributed but is reduced to 10% if a distribution of the shortfall is made within two years and to the date the excise tax is assessed or imposed by the IRS.
SECURE Act and SECURE 2.0 Act were passed as part of the comprehensive government appropriations bills in 2019 and 2022, respectively (referred to collectively as the “SECURE Act”). The SECURE Act made significant changes to laws governing individual retirement accounts and individual retirement annuities and defined contribution retirement plans, such as 401(k), 403(b) and 457(b) plans. Certain of these changes are reflected in this prospectus.
Changes to Timing of Death Benefit Distributions. Prior to the SECURE Act, beneficiaries of an annuity that was part of a IRA could elect to have the annuity’s death benefit distributed over the beneficiary’s life expectancy. Under the new rule, except for eligible designated beneficiaries (“EDBs”), the beneficiary generally must receive the entire death benefit within 10 years of the annuity owner’s death. EDBs may still elect to take distributions over their life expectancy or over a period not extending beyond their life expectancy, but the 10-year requirement applies when they die. EDBs include: (1) the owner‘s surviving spouse, (2) the owner’s minor child (until they reach the age of majority), (3) a disabled person, (4) a chronically ill person, or (5) an individual who is not more than 10 years younger than the owner. A beneficiary’s status as an EDB is determined on the date of the owner’s death.
Distributions from IRAs and Roth IRAs generally are subject to withholding for the individual’s federal income tax liability, subject to the individual’s election not to have tax withheld. The withholding rate varies according to the type of distribution and the individual’s tax status.
Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.
The Certificate provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Certificate’s death benefit and any joint-life coverage under the GLWB. All Certificate provisions relating to spousal continuation are available only to a person recognized as a spouse under federal law. The term, spouse, does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law. Consult a tax adviser for more information on this subject.
Annuity purchases by nonresident aliens. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by
27

the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Seek Tax Advice. The above description of federal income tax consequences of the different types of IRAs which may be funded by a Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with an IRA should first consult a qualified tax advisor, with regard to the suitability of a Certificate for the IRA.
SALES OF THE CERTIFICATES
We have entered into an underwriting agreement with Empower Financial Services for the distribution and sale of the Certificates. Pursuant to this agreement, Empower Financial Services serves as principal underwriter for the Certificates, offering them on a continuous basis.
Empower Financial Services is located at 8515 East Orchard Road, Greenwood Village, CO 80111. Empower Financial Services will use its best efforts to sell the Certificates, but is not required to sell any specific number or dollar amount of Certificates.
Empower Financial Services was organized as a corporation under the laws of the State of Delaware in 1984 and is an affiliate of ours. Empower Financial Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities administrators in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”).
Empower Financial Services offers the Certificates through its registered representatives who are registered with FINRA and with the states in which they do business. More information about Empower Financial Services and its registered representatives is available at www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with Empower Financial Services are also licensed as insurance agents in the states in which they do business and are appointed with us.
Empower Financial Services may also enter into selling agreements with unaffiliated broker-dealers to sell the Certificates. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us.
We do not pay commissions to Empower Financial Services or to the unaffiliated broker-dealers in connection with the sale or solicitation of the Certificates. However, we may provide non-cash compensation in the form of training and education programs to registered representatives of Empower Financial Services who sell the Certificates as well as registered representatives of unaffiliated broker-dealers. Registered representatives of Empower Financial Services also sell other insurance products that we offer and may receive certain non-cash items, such as conferences, trips, prizes and awards under non-cash incentive compensation programs pertaining to those products. None of the items are directly attributable to the sale or solicitation of the Certificates. Such compensation will not be conditioned upon achievement of a sales target. Finally, we and Empower Financial Services may provide small gifts and occasional entertainment to registered representatives with Empower Financial Services or other selling firms in circumstances in which such items are not preconditioned on achievement of sales targets.
At times, Empower Financial Services may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Empower Financial Services, and the selling firm in order to coordinate data for the sale and maintenance of the Certificates. The amount of other cash and non-cash compensation paid by Empower Financial Services or its affiliated companies ranges significantly among the selling firms. Empower Financial Services and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Certificates. Any amounts paid by Empower Financial Services to a selling firm or by Empower to a selling firm are derived from the general account assets of Empower and are not deducted from the Guarantee Benefit Fee. The Guarantee Benefit Fee does not vary because of such payments to such selling firms.
Although the Company and Empower Financial Services do not anticipate discontinuing offering the Certificates, we do reserve the right to discontinue offering the Certificates at any time.
28

ADDITIONAL INFORMATION REGARDING THE CERTIFICATE
Owner Questions
The obligations to Owners and Covered Persons under the Group Contracts and Certificates are ours. Please direct your questions and concerns to us at our Administrative Office.
Return Privilege
Within the free-look period (up to 30 days under applicable state law) after you receive an individual contract, you may cancel it for any reason by delivering or mailing it postage prepaid to:
Empower Annuity Insurance Company of America
Annuity Administration
8515 East Orchard Road
Greenwood Village, CO 80111
If the Owner cancels an individual contract, the individual contract will be void. Any applicable free-look does not include the Covered Fund, which is a separate investment from the individual contract. There is no free-look period for purchasers of Certificates.
State Regulation
As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance. Our books and accounts are subject to review and examination by the Colorado Division of Insurance.
Evidence of Death, Age, Gender, or Survival
We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Certificate provision.
LEGAL MATTERS REGARDING THE CERTIFICATE
Certain matters regarding the offering of the securities herein have been passed upon by the Senior Counsel, Employee Benefits, Insurance and Trust for the Company. Eversheds Sutherland (US) LLP has provided advice on certain matters relating to the application of federal securities laws to the Certificates.
Cyber Security Risks
Our variable annuity contract business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service on our website and other operational disruption, and unauthorized release of confidential owner information. Cyber-attacks affecting us, the Portfolios, intermediaries and other affiliated or third-party service providers may adversely affect us and your Annuity Account Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests from our website or with the Portfolios, impact our ability to calculate accumulation unit values, cause the release and possible destruction of confidential owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the Portfolios invest, which may cause the Portfolios underlying your Contract to lose value. There can be no assurance that we or the Portfolios or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, earthquakes, epidemics and terrorist acts, which could adversely affect our ability to administer the Contracts. Natural and man-made disasters, such as the recent spread of COVID-19, may require a significant contingent of our employees to work from remote locations. During these periods, we could experience decreased productivity, and a significant number of our workforce or certain key personnel may be unable to fulfill their duties. In addition, system outages could impair our ability to operate
29

effectively by preventing the workforce from working remotely and impair our ability to process Contract-related transactions or to calculate Contract values.
The Company outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While the Company closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond the Company’s control. If one or more of the third parties to whom the Company outsources such critical business functions experience operational failures, the Company’s ability to administer the Contract could be impaired.
Abandoned Property Requirements
Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity contracts) under various circumstances. This “escheatment” is revocable, however, and the state is obligated to pay the applicable proceeds if the property owner steps forward to claim it with the proper documentation. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for owners, annuitants, beneficiaries, and other payees.
ADDITIONAL INFORMATION REGARDING THE COMPANY
Corporate Organization and Overview
Empower Annuity Insurance Company of America is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963, then to Insuramerica Corporation, and then to Great-West Life & Annuity Insurance Company in 1982, prior to changing to our current name in 2022. In September of 1990, we re-domesticated under the laws of the State of Colorado. Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.
The Company is a direct wholly-owned subsidiary of Empower Holdings, Inc. (“Empower Holdings”), a Delaware corporation. Empower Holdings is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC (“Lifeco U.S.”), a Delaware limited liability company and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. Lifeco operates in the United States primarily through the Company and through Putnam Investments, LLC (“Putnam”), a Delaware limited liability company, and in Canada and Europe through The Canada Life Assurance Company (“CLAC”), a Canadian insurance company, and Irish Life Group Limited and their respective subsidiaries. Lifeco is a subsidiary of Power Financial Corporation (“Power Financial”), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada (“Power Corporation”), a Canadian holding and management company, has voting control of Power Financial. The Desmarais Family Residuary Trust, through a group of private holding companies that it controls, has voting control of Power Corporation.
The shares of Lifeco and Power Corporation are traded publicly in Canada on the Toronto Stock Exchange.
Business of the Company
The Company offers investment products and annuities to individuals, businesses, and other private and public organizations throughout the United States. The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands.
In the Company’s audited financial statements filed with this Prospectus, which are prepared in accordance with statutory reporting standards, the Company presents its financial information in three segments. The three segments are: Empower, Individual Markets and Other. These segments reflect the manner in which the Company’s Board of Directors and management review and manage the business. The President and Chief Executive Officer (the “CEO”) of the Company is also the Chief Operating Decision Maker of the Company. The CEO primarily reviews financial information prepared in accordance with International Financial Reporting Standards for the purposes of assessing the overall financial performance of the enterprise, including the Company, its subsidiaries and other U.S. affiliates. The CEO also reviews the Company’s financial information prepared in accordance with statutory reporting standards that is included in registration statements filed with the Securities and Exchange Commission (the “SEC”), such as this Prospectus.
30

Through its Empower segment (referred to herein as “Empower”), the Company and its subsidiaries provide a range of investment, wealth management and retirement products and solutions, with the mission of empowering financial freedom for all. The Empower segment was formed in 2015 through the merger of the Company’s retirement services business with similar businesses acquired from J.P. Morgan Retirement Plan Services and Putnam Investments, creating the second largest recordkeeping provider in the U.S. In 2020, the Company completed the acquisition of Personal Capital Corporation (“Personal Capital”), marking Empower’s entry into the consumer wealth management and financial planning market. The Company also acquired, via indemnity reinsurance, the retirement services business of Massachusetts Mutual Life Insurance Company (“MassMutual”) in 2020 and, via share purchase and indemnity reinsurance, the full-service retirement services business of Prudential Financial, Inc. (“Prudential”) in 2022. Through these acquisitions and organic growth, Empower has further strengthened its position as a leader in the financial services industry.
In the spring of 2022, Empower initiated a new brand identity, with the name “Empower” replacing “Empower Retirement,” capturing the essence of the Company’s mission: to increase people’s financial confidence and successfully achieve short and long-term financial wellness goals on their path to retirement. The change also simplifies customer connections and better represents the Company’s expansion into financial wellness. The Company believes the new public-facing brand name will help to continue to drive business growth as it more accurately reflects its broadening stature and rapid growth.
Through its Individual Markets segment, the Company previously offered various forms of individual life insurance and annuity products. Effective June 1, 2019, the Company completed the sale, via indemnity reinsurance (the “Protective Transaction”), of substantially all of the Individual Markets segment to Protective Life Insurance Company (“Protective”), which has now assumed the economics and risks associated with the reinsured business. The transferred business included bank-owned and corporate- owned life insurance, single premium life insurance, individual annuities and closed block life insurance and annuities. The Company retained a block of in-force life insurance and annuities, predominantly participating policies which are now administered by Protective. Following the Protective Transaction, the Company has focused on the Empower segment and its defined contribution retirement plan and asset management businesses.
No customer accounted for 10% or more of the Company’s consolidated revenues during the years 2022, 2021, or 2020. In addition, no segment of the Company’s business is dependent upon a single customer or a few customers, the loss of which would have a significant effect on it or its business segments’ operations. The loss of business from any one, or a few, customers, independent brokers or agents would not have a material adverse effect on the Company or its business segments.
Empower Segment
Within the Empower segment, the Company and its subsidiaries provide investment, wealth management and retirement planning products and services to individuals and organizations of all sizes, including financial planning tools and services, managed account services, IRA accounts and insurance and investment products focused on achieving long term financial goals. Empower also provides comprehensive administrative and recordkeeping services for financial institutions and employers, including educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans.
The Company offers insurance-based investment products, such as variable annuity products and guaranteed interest rate investment products, that are designed to meet the specific needs of the customer. In addition, the Company offers both customized annuity and non-annuity products.
Variable annuity products–The Company’s variable annuity product offerings serve as funding vehicles for retirement plans and individual retirement accounts and provide the option for clients to annuitize assets. Additionally, some variable annuity offerings provide GLWBs, which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. Depending on the product, the Company may earn fees from the separate account for GLWB risks, mortality and expense risks pertaining to the variable annuity contract, and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company may be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.
Guaranteed interest rate investment products – The Company offers guaranteed interest rate investment products, including the Certificate described in this Prospectus, that provide guaranteed minimum lifetime income to the covered individual under certain specified conditions. On these guaranteed interest rate investment products, the Company earns investment margins on the difference between the income earned on investments in its general account and the interest credited to the participant’s account balance. The Company’s general account assets support the guaranteed investment products. The Company also manages fixed interest rate products known as stable value funds that may be structured as separate accounts, pooled collective trusts, and
31

custom collective trusts for which it is paid a management fee that is earned by the Company either directly or through its wholly-owned subsidiaries Empower Capital Management, LLC (“Empower Capital Management”) or Empower Trust Company, LLC (“Empower Trust Company”).
In addition, through the Company’s wholly-owned subsidiaries, Empower offers a variety of non-insurance retirement products and services including defined contribution retirement plans, associated record-keeping and administrative services, asset and wealth management services, individual retirement accounts (“IRAs”), and consumer financial planning tools and services. Revenues and expenses generated from these products are represented in changes in value of investment in subsidiaries, and income earned by these subsidiaries is distributed to the Company as periodic dividends, as discussed further in the attached audited statutory financial statements.
Retirement Plan Services – Through the Company’s wholly-owned subsidiary Empower Retirement, LLC (“Empower Retirement”), Empower provides defined contribution retirement plans to public, private and non-profit employers and associated administrative services and partners with other large financial institutions to provide third-party recordkeeping and administration services Empower receives asset-based and/or participant-based fees for providing third-party administrative and recordkeeping services to financial institutions and employer-sponsored retirement plans.
Empower’s marketing focus is directed toward providing investment management, advisory services, and recordkeeping services under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457 to private corporations, state and local governments, hospitals, non-profit organizations, public school districts, and “Taft Hartley” plans provided to organized labor groups. Empower had assets under administration (“AUA”) of $1.3 trillion at December 31, 2022, up from $1.1 trillion at December 31, 2021. Empower participant accounts have grown to 17.8 million at December 31, 2022, up from 13.0 million at December 31, 2021. The increases in AUA and participants compared to December 31, 2021 were primarily driven by the Prudential Transaction.
Asset Management Services–Through the Company’s wholly-owned, registered investment advisor subsidiaries, Personal Capital Advisors Corporation, Empower Capital Management, and Empower Advisory Group, LLC, the Company provides investment management and advisory services to institutions, plan sponsors and individuals.
IRAs–Empower offers IRA products to the public and as a distribution option for employees rolling out of employer-sponsored defined contribution plans. Empower earns asset-based fees and per account fees for providing administrative and recordkeeping services for IRAs. For those IRAs invested in mutual funds, Empower can be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.
Mutual funds and collective trusts – Empower earns administration fees under various revenue sharing agreements from mutual funds and collective trusts for marketing, sales, and service costs incurred while providing services to individuals and institutional clients on behalf of the funds. On proprietary collective trusts, Empower earns an asset-based management fee through Empower Trust Company.
Individual Markets Segment
Prior to completion of the Protective Transaction, the Company’s Individual Markets segment distributed life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life. Following the close of the Protective Transaction, the Company wound down the Individual Markets segment and ceased producing or distributing new individual life insurance and annuity products. The Company retained a block of in-force life insurance and annuities, predominantly participating policies which are now administered by Protective. In addition, the Company continues to produce and sell group annuities and insurance products that are distributed through the Empower segment.
Future Policy Benefit Liabilities and Life Insurance In-Force
The amount of fixed annuity products in-force is measured by future policy benefits. The following table shows group and individual annuity policy benefits supported by the Company’s general account net of ceded reinsurance, as well as the annuity balances in Empower and Individual Markets separate accounts for the years indicated:
32

	(In millions)
Year Ended December 31,	General Account Annuity Benefits Liabilities	Empower Retirement Annuity Separate Accounts	Individual Markets Annuity Separate Accounts
2022	$32,942	$11,845	$3,321
2021	$27,242	$14,634	$4,331
2020	$29,363	$15,202	$4,101
2019	$12,790	$14,204	$3,683
2018	$12,948	$14,763	$3,009
For Variable Annuities, the future policy benefit liabilities are computed on the basis of prescribed Statutory valuation interest rates and other assumptions as required by Statutory Valuation Law. For all other annuities policy benefit liabilities are established at the contract holder’s account value, which is equal to cumulative deposits and credited interest, less withdrawals, mortality and certain other charges.
The general account also has immediate annuities. The policy benefit liabilities for the immediate annuities are computed on the basis of prescribed Statutory valuation interest rates and mortality (where payouts are contingent on survivorship). These assumptions generally vary by plan, year of issue, and policy duration. Policy benefit liabilities for immediate annuities without life contingent payouts are computed on the basis prescribed Statutory valuation interest rates.
The following table summarizes Individual Markets life insurance future policy benefits liabilities net of ceded reinsurance, Individual Markets life insurance separate account balances, and Individual Markets life insurance in-force net of ceded reinsurance for the years indicated:
	(In millions)
Year Ended December 31,	Individual Markets Life Insurance Future Policy Benefits Liabilities	Individual Markets Life Insurance Separate Accounts	Individual Markets Life Insurance In-force
2022	$3,450	$6,827	$5,628
2021	$6,541	$7,884	$3,224
2020	$6,724	$7,550	$3,588
2019	$6,848	$7,037	$3,805
2018	$14,554	$6,304	$78,046
For both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, the future policy benefits are computed on the basis of prescribed Statutory valuation interest rates and mortality. These future policy benefits liabilities are calculated as the present value of future benefits (including dividends) less the present value of future net premiums, subject to a cash surrender value floor. The assumptions used in calculating the future policy benefits liabilities generally vary by plan, year of issue, and policy duration.
Additionally, for both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, policy and contract claim liabilities are established for claims that have been incurred but not reported based on factors derived from past experience.
The aforementioned policy benefit liabilities are computed amounts that, with additions from premiums and deposits to be received and with interest on such liabilities, are expected to be sufficient to meet the Company’s policy obligations (such as paying expected death or retirement benefits or surrender requests) and to generate profits.
Method of Distribution of Products Within the Empower and Individual Markets Segments
The Empower segment distributes products to plan sponsors through the Company’s subsidiary, Empower Financial Services, Inc., as well as through brokers, consultants, advisors, third-party administrators, and banks. It markets IRAs as a distribution option for employees terminated from employer-sponsored defined contribution plans and consumers through its Retirement Solutions Group, which includes a retail sales force. Recordkeeping and administrative services are distributed through institutional clients.
33

The Individual Markets segment has been discontinued and no longer produces or distributes new products.
Competition Within the Empower Segment
The investment, wealth management, and retirement services marketplaces are highly competitive. Empower’s competitors include insurance companies, banks, investment advisors, broker/dealers, mutual fund companies, and certain service and professional organizations. No individual competitor or small group of competitors is dominant. Competition focuses on name recognition, service, technology, cost, variety of investment options, investment performance, product features, and price, in addition to financial strength as indicated by ratings issued by nationally recognized agencies.
Empower Segment Outlook
As the second largest recordkeeping provider in the U.S., Empower is positioned for significant growth opportunities with expertise and diversification across all plan types, company sizes and market segments. The acquisition of the full-service retirement business of Prudential in the first half of 2022 added significant expertise, a broader set of capabilities and an expanded product portfolio to Empower. In 2023, Empower’s strategies to drive sales growth will continue to include active marketing of the brand, investing in product differentiation and offering a best-in-class service model. During the second half of 2022, the integrations of Personal Capital and MassMutual were completed. Empower realized further cost synergies related to the migration of MassMutual’s retirement services business onto Empower’s recordkeeping platform throughout 2022, while also beginning to realize cost synergies related to the migration of Prudential’s retirement services business in the second half of 2022. Additional cost synergies related to Prudential are anticipated to be realized throughout 2023 and the first half of 2024.
On April 1, 2022, the Company completed the acquisition of the full-service retirement business of Prudential (the “Prudential Transaction”). With the completion of the acquisition, Empower’s reach in the United States has expanded to approximately 81,000 workplace savings plans as of December 31, 2022.
On December 31, 2020, the Company completed the acquisition, via indemnity reinsurance and acquisition of related assets, of the retirement services business of MassMutual (the “MassMutual Transaction”). As of December 31, 2022, Empower completed the integration of MassMutual’s retirement services business onto Empower’s recordkeeping platform and achieved final pre-tax run rate cost synergies in-line with original expectations.
On August 17, 2020, the Company completed the acquisition of Personal Capital, a hybrid wealth manager that combines a leading-edge digital experience with personalized advice delivered by human advisors. This acquisition brought together Empower’s leading retirement plan services and integrated financial tools and Personal Capital’s rapidly growing, digitally oriented personal wealth management platform.
In addition to the aforementioned business integrations, Empower expects continued investments in improving customer web experience, including adding innovative capabilities and ease of service products, will be made in 2023. These efforts are expected to increase customer retention and ultimately increase participant retirement savings. Leveraging new capabilities from the acquisition of Personal Capital will allow Empower to better integrate Prudential’s existing business of helping customers better understand their current financial needs through financial advice and goal setting.
Individual Markets Outlook
Following the Protective Transaction, the Company will focus on the Empower segment through its defined contribution retirement and asset management businesses.
Other Segment
The Company’s Other segment is substantially comprised of activity not directly allocated to the other operating segments and interest expense on long-term debt.
Reinsurance
Effective June 1, 2019, all risks on non-participating policies issued by the Company below the retention limit of in-force reinsurance were ceded to Protective in the Protective Transaction. As a result, the Company is no longer actively pursuing reinsurance transactions in connection with its Individual Markets business. The Company retains a small block of in-force assumed reinsurance transactions with highly rated, well capitalized counterparties.
34

In connection with the MassMutual Transaction, the Company entered into an indemnity reinsurance transaction with MassMutual through which the Company assumed 100% of the risk associated with certain blocks of group insurance contracts issued by MassMutual. The acquired contracts are similar to contracts issued by the Company in the Empower segment.
In connection with the Prudential Transaction, the Company entered into an indemnity reinsurance transaction with The Prudential Insurance Company of America (“PICA”) through which the Company assumed 100% of the risk associated with certain blocks of group insurance contracts issued by PICA. The acquired contracts are similar to contracts issued by the Company in the Empower segment.
On December 31, 2022, the Company and Hannover Life Reassurance Company of America (Bermuda) LTD (“Hannover”) entered into a coinsurance with funds withheld transaction in which the Company ceded a portion of its closed in-force block of participating whole life insurance policies and established a funds withheld payable to Hannover. The Company received a ceding commission and is eligible for experience refunds. The Company will receive expense allowances and will pay risk charges over time. The reinsurance agreement has an automatic experience refund termination date of January 1, 2035. The Company may recapture the ceded reinsurance policies at any time prior to the experience refund termination date, subject to certain fees payable to Hannover.
Investment Operations
The Company’s investment division manages and administers the investments of its general and separate accounts in support of the cash and liquidity requirements of its insurance and investment products.
The Company’s principal general account investments are in bonds and mortgage loans, all of which are exposed to three primary sources of investment risk: credit, interest rate, and market valuation. Total investments at December 31, 2022, of $67 billion were comprised of general account investment assets of $44 billion and separate account assets of $23 billion. Total investments at December 31, 2021, of $68 billion were comprised of general account investment assets of $39 billion and separate account assets of $29 billion.
The Company’s general account investments are in a broad range of asset classes, but consist primarily of domestic bonds. Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans diversified with regard to geographical markets and commercial mortgage property types.
The Company manages the characteristics of its investment assets, such as liquidity, currency, yield, and duration, to reflect the underlying characteristics of related insurance and policyholder liabilities that vary among its principal product lines. The Company observes strict asset and liability matching guidelines designed to ensure that the investment portfolio will appropriately meet the cash flow requirements of its liabilities. The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities, not for speculative purposes.
The Company routinely monitors and evaluates the status of its investments in light of current economic conditions, trends in capital markets, and other factors. These other factors include investment size, quality, concentration by issuer and industry, and other diversification considerations relevant to the Company’s bonds.
The Company reduces credit risk for the portfolio as a whole by investing primarily in investment grade bonds. At December 31, 2022, and 2021, 98% and 98%, respectively, of the Company’s bond portfolio were designated as investment grade.
Human Capital
As of January 1, 2020, all of the Company’s employees became employees of Empower Retirement, the Company’s wholly owned subsidiary. These employees provide services to the Company to manage and operate its business and the Company reimburses Empower Retirement for such services pursuant to an intercompany services agreement. As a result, at December 31, 2022, Empower Retirement had approximately 9,832 employees. At December 31, 2021, Empower Retirement had approximately 7,678 employees.
Diversity/Equity/Inclusion
We are empowered by our differences and believe doing the right thing means understanding, supporting and leveraging the inherent and acquired differences that make each of us unique and valuable. We foster an inclusive workforce and workplace with a diversity council that drives and champions our strategy; business resource groups that facilitate inclusion, collaboration, development of under-represented groups and support in our communities; education and awareness programs to help every
35

associate understand how they can contribute to a culture of diversity, equity, inclusion and belonging; and a talent strategy aimed at attracting, developing and mentoring diverse talent. We also champion diversity, equity, inclusion and belonging in our industry and communities through thought leadership, social advocacy and volunteer efforts.
Talent Attraction/Development/Retention
We have a solid track record of supporting career growth and internal mobility. Associates are encouraged to own their career and take advantage of a variety of growth opportunities, including training and skill development, leadership development programs, mentorship programs, business resource group member and leader opportunities, as well as job advancement opportunities. Investing in our talent throughout all career stages is critical to attracting and retaining talent, and to our success.
Company Properties
The Company owns an 882,000 square foot complex located in Greenwood Village, Colorado, which is occupied by all of the Company’s segments. The Company also leases or licenses approximately 746,100 square feet of sales and administrative offices throughout the United States. Management believes that the Company’s properties are suitable and adequate for its current and anticipated business operations.
Legal Proceedings Involving the Company
From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.
The Company and certain of its subsidiaries are defendants in legal actions, including class actions, relating to the costs and features of their retirement and fund products and the conduct of their businesses. Management believes the claims are without merit and will be vigorously defending these actions. Based on the information presently known, these actions will not have a material adverse effect on the consolidated financial position of the Company.
The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s consolidated financial position, results of its operations, or cash flows.
36

Directors and Executive Officers of the Company
Identification of Directors
Director	Age	From	Principal Occupation(s) for Last Five Years
John L. Bernbach(3)(4)(5)	79	2006	Chief Executive Officer of The Bernbach Group
Robin Bienfait(2)(5)	63	2018	Chief Executive Officer of Emnovate
Marcel Coutu(1)(4)	69	2014	Corporate Director
André Desmarais(4)(5)(6)	66	1997	Deputy Chairman, Power Corporation and Power Financial Corporation; previously President and Co-Chief Executive Officer, Power Corporation until February 2020
Paul Desmarais, Jr.(1)(4)(6)	68	1991	Chairman, Power Corporation and Power Financial Corporation; previously Co- Chief Executive Officer, Power Corporation until February 2020
Gary A. Doer(5)	74	2016	Senior Business Advisor, Dentons Canada LLP
Gregory J. Fleming(1)	60	2016	Chief Executive Officer, Rockefeller Capital Management
Claude Généreux(1)	60	2015	Executive Vice President, Power Corporation; previously Executive Vice President, Power Financial Corporation until March 2020
Alain Louvel(2)(3)(5)	77	2006	Corporate Director
Paula B. Madoff(1)(2)	55	2018	Corporate Director; Advisory Director, Goldman Sachs
Paul A. Mahon(1)	59	2013	President and Chief Executive Officer, Lifeco and CLAC
Edmund F. Murphy III(1)	61	2019	President and Chief Executive Officer of the Company
R. Jeffrey Orr(1)(4)	64	2005
Chairman of the Board of the Company; Chairman of
the Board of Lifeco and CLAC; President and Chief Executive Officer, Power
Corporation since February 2020; President and Chief Executive Officer, Power
Financial Corporation

Robert L. Reynolds	71	2014	President and Chief Executive Officer of Putnam Investments, LLC; previously President and Chief Executive Officer of the Company
T. Timothy Ryan, Jr.(4)(5)	77	2009	Corporate Director
Jerome J. Selitto(1)	81	2012	President, Better Mortgage Corporation
Gregory D. Tretiak(2)(5)	67	2012	Executive Vice President and Chief Financial Officer, Power Corporation and Power Financial Corporation
Brian E. Walsh(1)(4)	69	1995	Principal and Chief Strategist, Titan Advisors, LLC
(1) Member of the Investment Committee.
(2) Member of the Audit Committee.
(3)  Member of the Conduct Review Committee.
(4) Member of the Nominating Committee.
(5) Member of the Risk Committee.
(6)  Mr. André Desmarais and Mr. Paul Desmarais, Jr. are brothers.
Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of directors are confirmed annually.
The following is a list of directorships currently held or formerly held within the five previous years by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.
37

Director	Current Directorships	Former Directorships and Dates
Robin Bienfait		Mitsubishi UFJ Financial Group July 2018– December 2022
Marcel Coutu	Brookfield Asset Management Inc.	Enbridge Inc. August 2014– November 2021
Gary Doer		Barrick Gold Through June 2018
Alain Louvel	FutureFuel
Paula Madoff	KKR Real Estate Finance Trust Tradeweb Markets Motive Capital Corp II
R. Jeffrey Orr	PanAgora Asset Management, Inc.
Jerome Selitto	Better Mortgage Corporation
T. Timothy Ryan, Jr.	Santander Holdings USA, Inc.
Gregory D. Tretiak	PanAgora Asset Management, Inc.
The Company’s Nominating Committee (the “Nominating Committee”) is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership. The Nominating Committee’s duties include identifying and recommending Director candidates to the Board based on a consideration of the competencies and skills that the Board considers appropriate for the Board as a whole to possess, the competencies and skills that the Board considers each existing Director to possess and that each new nominee will bring to the Board, and the appropriate level of representation on the Board by Directors who are independent of management and who are neither officers nor employees of any of the Company’s affiliates.
The Board of Directors has reviewed the qualifications and backgrounds of the members of the Audit Committee and determined that, although no one member of the Audit Committee is an “audit committee financial expert” within the meaning of the Rules under the Securities Exchange Act of 1934, the combined qualifications and experience of the members of the Audit Committee give the Committee collectively the financial expertise necessary to discharge its responsibilities.
The Company’s Directors are elected on an annual basis by the Company’s sole shareholder, Empower Holdings Inc.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.
John L. Bernbach
Mr. Bernbach is CEO of The Bernbach Group, a business consulting firm. In 2017 Mr. Bernbach was part of a team of diverse corporate executives who founded Distillier LLC and developed and introduced Grand Brulot, the esteemed VSOP Cognac & coffee alcoholic beverage, in the United States & Europe. Mr. Bernbach served as Vice Chairman of Engine, one of the largest privately-owned independent marketing services companies, which he joined in January 2010. He was also a co-founder of NTM (Not Traditional Media) Inc., a marketing and media advisory firm created in 2003 to work with clients and media companies to develop strategies integrating nontraditional marketing solutions and new media models. Prior to that, Mr. Bernbach, as CEO of The Bernbach Group, LLC, led this executive management consulting business concentrating on corporate and communications strategies. From 1995 to 2000, Mr. Bernbach served as Director and then CEO and Chairman of North American Television, which produced and distributed news and entertainment programming. In 1994, Mr. Bernbach launched the publication of luxury goods magazines in China, Japan, France and Spain. Prior to 1994, Mr. Bernbach spent 22 years at the advertising firm Doyle Dane Bernbach, the last eight as President/COO of DDB Needham Worldwide. In 1986, he was one of five founders of Omnicon, which at that time was the largest marketing services and communications groups in the world. Mr. Bernbach currently serves on the boards of Putnam, Power Pacific Corporation Limited, Casita Maria, Ai Media Group LLC, Distillier LLC and as an Advisor to Mr. Greg Fleming, President & CEO of Rockefeller Capital Management.
Robin Bienfait
Ms. Bienfait is Chief Executive Officer of Emnovate, an executive advisory firm delivering enterprise-class services to emerging businesses, a position she has held since 2017, and is the founder of Atlanta Tech Park, a global technology accelerator. She previously served as Executive Vice-President and Chief Enterprise Innovation Officer at Samsung Electronics from 2014 to 2017
38

and, prior to that, she was Chief Information Officer at BlackBerry from 2007 to 2014. Ms. Bienfait is a director of Lifeco, CLAC and Putnam. She is also a director and Chair of the board of Global Aviation and a trustee of the Georgia Institute of Technology Industry Applied Research Corporation, and a director of the Atlanta Chapter of the National Association of Corporate Directors. She previously served as an independent director and Chair of the Nominating and Governance Committee for Mitsubishi UFJ Financial Group, Inc. from July 2018 to December 2022, and as a member of the Cisco Strategic Advisory Board and the Hewlett-Packard Advisory Board. Ms. Bienfait holds a Masters in Technology Management from the Georgia Institute of Technology and a bachelor’s degree in engineering from Central Missouri State University.
Marcel Coutu
Mr. Coutu, Corporate Director, is the former Chairman of Syncrude Canada Ltd., a Canadian oil sands project and is past President and Chief Executive Officer of Canadian Oil Sands Limited an oil and gas company. He was previously Senior Vice-President and Chief Financial Officer of Gulf Canada Resources Limited, and prior to that held various positions in the areas of corporate finance, investment banking, and mining and oil and gas exploration and development. Mr. Coutu is a director of Lifeco, CLAC and Putnam. He is also a director of Power Corporation, IGM, IG Wealth Management, Mackenzie Inc., Brookfield Asset Management Inc. and the Calgary Stampede Foundation Board. He has also held board positions with Enbridge, Inc., Gulf Indonesia Resources Limited, the Calgary Exhibition and Stampede and the board of governors of the Canadian Association of Petroleum Producers. Mr. Coutu is a former member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.
André Desmarais
Mr. Desmarais is Deputy Chairman of Power Corporation and of Power Financial. He previously served as President and Co-Chief Executive Officer of Power Corporation from 1996 until his retirement in February, 2020. He also served as Executive Co-Chairman of Power Financial until 2020. Prior to joining Power Corporation in 1983, he was Special Assistant to the Minister of Justice of Canada and an institutional investment counselor at Richardson Greenshields Securities Ltd. Mr. Desmarais has held a number of senior positions with Power group companies and is a director of many Power group companies in North America, including Power Corporation, Power Financial, Lifeco, CLAC, Putnam, IGM, IG Wealth Management and Mackenzie. Mr. Desmarais is Honorary Chairman of the Canada China Business Council and is a member of several China-based organizations. Mr. Desmarais is active in cultural, health and other not-for-profit organizations. He is an Officer of the Order of Canada and an Officer of the National Order of Québec. He has received honorary doctorates from Concordia University, Université de Montréal and McGill University. In May 2022, Mr. Desmarais was inducted into the Order of the Canadian Business Hall of Fame. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Paul Desmarais, Jr.
Mr. Desmarais is Chairman of Power Corporation. He previously served as Co-Chief Executive Officer of Power Corporation from 1996 until his retirement in February, 2020, previously having assumed various positions since he joined Power Corporation in 1981. He is Chairman of Power Financial, previously having served as Executive Co-Chairman of Power Financial from 2015 to March 2020, Co-Chairman of Power Financial from 2008 to 2015 and Chairman of Power Financial from 1990 to 2005. He is a director of many Power group companies in North America, including Power Corporation, Power Financial, Lifeco, CLAC, Putnam, IGM, IG Wealth Management and Mackenzie. In Europe, he has been a director of Groupe Bruxelles Lambert since 1990, its Chairman since 2019, and a director of SGS SA. He was a director of LafargeHolcim Ltd. until 2020, of Total SA until 2017, of GDF Suez from 2001 to 2014, and of Imerys S.A. from 1998 to 2008. Mr. Desmarais is a member of The Business Council of Canada and past Chairman. He is also active on a number of philanthropic advisory councils and serves as Honorary Co-Chair of the Jewish General Hospital’s Tomorrows are Made Here Campaign. In 2005, he was named an Officer of the Order of Canada, in 2009, an Officer of the National Order of Québec and, in 2012, Chevalier de la Légion d’honneur in France. In May 2022, Mr. Desmarais was inducted into the Order of the Canadian Business Hall of Fame. He has received a number of honorary doctorates. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Gary A. Doer
Mr. Doer is a Senior Business Advisor at Dentons Canada LLP, a global law firm, a position he has held since August, 2016. He previously served as Canada’s Ambassador to the United States from October, 2009 to January, 2016. Mr. Doer was the Premier of Manitoba from 1999 to 2009, and served in a number of positions as a member of the Legislative Assembly of Manitoba from 1986 to 2009. In 2005, as Premier, he was named by Business Week magazine as one of the top 20 international leaders on climate change. Mr. Doer is a director of Lifeco, CLAC and Putnam. He is also a director of Power Corporation, Power Financial, IGM, IG Wealth Management, Mackenzie and Air Canada. Mr. Doer is a member of the Canadian American Business Council Advisory Board and a director of The Climate Group Inc. In 2017, Mr. Doer joined the Trilateral Commission as a member of the North
39

American Group. He is a volunteer Co-Chair of the Wilson Centre’s Canada Institute, a non-partisan public policy forum focused on Canada-U.S. relations. Mr. Doer received a distinguished diplomatic service award from the World Affairs Council in 2011 and was inducted into the Order of Manitoba in 2010. In 2010, Mr. Doer received an Honorary Doctorate from the University of Winnipeg and, in 2011, he received an Honorary Law Degree from the University of Manitoba.
Gregory J. Fleming
Gregory J. Fleming is the founding Chief Executive Officer of Rockefeller Capital Management. He has spent more than 30 years in the financial services industry and has developed a track record of transforming businesses, engendering trust among institutional and individual clients and creating value for colleagues and shareholders. In March 2018, Mr. Fleming became the CEO of Rockefeller Capital Management, a firm that combines wealth management, family office, asset management and strategic advisory. The firm arose from the March 2018 acquisition of the former Rockefeller & Co. Mr. Fleming is a shareholder and member of the Board of Directors of Rockefeller Capital Management. Prior to leading Rockefeller Capital Management, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. He joined Morgan Stanley in 2010 and served in these roles for 6 years. During that time, he oversaw the transformation of both businesses. Before joining Morgan Stanley, Mr. Fleming served as President and Chief Operating Officer of Merrill Lynch and before that ran Merrill Lynch’s Global Investment Banking business. Before joining Merrill Lynch as an investment banker in 1992, Mr. Fleming was a principal at Booz Allen Hamilton. Mr. Fleming is a former director of Colgate University; a member of the Board of Advisors for the Yale Law School Center for the Study of Corporate Law, the Council on Foreign Relations and the Economic Club of New York; a trustee at Deerfield Academy; a member of the Ronald McDonald House Board of Directors; an Advisory Director on the board of the Florida Marlins; a member of the Turn2 Resource Council; and a member of the Advisory Board of COVR, an innovative financial services startup. He frequently serves as a Visiting Lecturer in Law at Yale Law School. He is a Phi Beta Kappa, summa cum laude graduate in economics from Colgate University and received his J.D. from Yale Law School. Mr. Fleming is also a director of Putnam.
Claude Généreux
Mr. Généreux is Executive Vice-President of Power Corporation, a position he has held since March, 2015. He was Executive Vice-President of Power Financial from March, 2015 until March, 2020. He is Senior Partner Emeritus of McKinsey & Company (“McKinsey”), a global management consulting firm. During his 28 years at McKinsey, Mr. Généreux focused on serving leading global companies in financial services, resources and energy. He held various leadership positions including Global Sector Leadership in energy, Office Leadership in Montreal, Global Personal Committees for partner election and evaluation, and Global Recruiting for Advanced University Degrees candidates. He has been posted in Montreal, Paris, Toronto and Stockholm. Mr. Généreux is a director of Lifeco, CLAC and Putnam. He is also a director of IGM, IG Wealth Management, Mackenzie and Group Bruxelles Lambert. Mr. Généreux is the Vice-Chair of the Board of Governors at McGill University and serves on the boards of the Jeanne Sauvé Foundation and the Rhodes Scholarships in Canada. He graduated from McGill University and Oxford University, where he studied as a Rhodes Scholar.
Alain Louvel
After receiving an MBA from Columbia University, and a masters in Economics and Political Sciences from the Paris University, Mr. Louvel began his professional career in 1970 as an advisor to the Department of Industry and Trade of the Quebec Government. In 1972, he joined Bank Paribas (“Paribas”) and for the next 33 years held various executive positions with Paribas in France, Canada and the United States. He completed his banking career as the Head of Risk Management for the Americas of BNP Paribas, with overall responsibilities over credit, market, counterparty and operational risk. Mr. Louvel serves as a Director of Putnam and Mountain Asset Management. He is also an Honorary Trustee of the French Institute Alliance Francaise and a French Foreign Trade Counselor. Mr. Louvel is a permanent resident of the United States with dual French and Canadian citizenship.
Paula B. Madoff
Ms. Madoff, Corporate Director, has served as an Advisory Director at Goldman Sachs, a global investment banking, securities and investment management firm, since August, 2017. She spent 28 years at Goldman Sachs where she most recently was a Partner leading Interest Rate Products, Derivatives and Mortgages until her retirement in 2017. Ms. Madoff also held several additional leadership positions at Goldman Sachs including Co-Chair of the Retirement Committee overseeing 401k and pension plan assets, Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P., and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. She has 30 years of experience in investing, risk management and capital markets activities. Ms. Madoff is a director of Power Corporation, Lifeco, CLAC and Putnam. She also serves as a director of Tradeweb Markets Inc., KKR Real Estate Finance Trust Inc., Motive Capital Corp II, Beacon Platform Inc. and ICE Benchmark Administration, where she is Chair of the ICE LIBOR Oversight Committee. Ms. Madoff is a 2018 David Rockefeller Fellow, a
40

member of the Harvard Business School Alumni Board, a member of the Harvard Kennedy School Woman and Public Policy Leadership Board, and a director of Hudson River Park Friends. She received a Master’s in Business Administration from Harvard Business School and a Bachelor of Arts degree in Economics from Lafayette College.
Paul A. Mahon
Mr. Mahon is President and Chief Executive Officer of Lifeco and CLAC, positions he has held since May, 2013. Prior to that he was President and Chief Operating Officer, Canada of Lifeco and CLAC. Mr. Mahon has been with CLAC since 1986, and is a director of Lifeco, CLAC and Putnam. He is also a member of the Board of Directors of the Canadian Life and Health Insurance Association and the Misericordia Health Centre Corporation as well as a member of the Business Council of Canada and the United Way Resource Development Committee. Mr. Mahon previously served as a director of the CancerCare Manitoba Foundation.
Edmund F. Murphy III
Mr. Murphy is President and Chief Executive Officer of the Company, a leading provider of financial services for consumers including retirement services, wealth management, advice and asset management. He is a strategic advisor to Diagram Ventures. Mr. Murphy brings 30 years of broad leadership experience to his role. He was appointed as the inaugural President of Empower upon its formation in 2014 and has led the organization through a period of strong and sustained growth, positioning the firm as the go-to provider of financial services for more than 17 million investors. Under his leadership, Empower has grown into a national leader serving working Americans across all sectors of the U.S. Economy and across the spectrum of wealth segments. Empower has completed several strategic acquisitions, including the retirement businesses of J.P. Morgan, Prudential, MassMutual, Truist Bank and Fifth Third Bank. In 2020, Empower acquired Personal Capital Corporation, a registered investment adviser and wealth manager. Empower has assets under administration of more than $1.2 trillion and serves some 71,000 corporate, government and not-for-profit plans. A much sought-after thought leader as an advocate for investors and the defined contribution system, Mr. Murphy is regarded as a driving force for industry innovation and public policy reform. Mr. Murphy meets regularly with policymakers in Washington, D.C. and has testified before Congress, the Department of Labor, the Treasury Department and the Internal Revenue Service. He speaks and writes on financial topics ranging from retirement issues and public policy to investment advice and lifetime income strategies. He has been interviewed by CNBC, Bloomberg News, Market Watch, The Wall Street Journal, Barron’s, The Financial Times and many other media outlets. Before his appointment as Chief Executive Officer of Empower, Mr. Murphy served as Managing Director at Putnam and was a member of the firm’s operating committee. Prior to Putnam, Mr. Murphy held executive leadership roles at Fidelity Investments in its institutional, private equity and retail businesses. During his time at Fidelity Investments he also served as CEO of Veritude, LLC and as a board member of several Fidelity-owned businesses. He spent the early portion of his career at Merrill Lynch. Mr. Murphy is a board member of the Employee Benefit Research Institute, Boston College Wall Street Council, the New England Council, Colorado Inclusive Economy, and the American Enterprise Institute (AEI) National Council and a member of the Wall Street Journal CEO Council. He is active in supporting numerous not-for-profit and charitable causes, including The Ireland Funds, Boston Healthcare for the Homeless, the Dana-Farber Cancer Institute and Cristo Rey High School in Boston, where he serves on the board. Mr. Murphy holds a bachelor’s degree from Boston College and is a graduate of the General Manager Program at Harvard Business School.
R. Jeffrey Orr
Mr. Orr has been Chair of the Boards of Lifeco and CLAC since May, 2013, of the Company since July, 2013 and of Putnam since June, 2008. He is also President and Chief Executive Officer of Power Corporation and Power Financial, positions he has held since February, 2020 and May, 2005 respectively. From May, 2001 until May, 2005, Mr. Orr was President and Chief Executive Officer of IGM. Prior to joining IGM, he was Chairman and Chief Executive Officer of BMO Nesbitt Burns Inc. and Vice-Chairman, Investment Banking Group, Bank of Montreal. Mr. Orr is a director of CLAC, Putnam and PanAgora Asset Management, Inc. He is also a director and Chair of IGM, IG Wealth Management and Mackenzie, and a director of Power Corporation and Power Financial. Mr. Orr is active in a number of community and business organizations.
Robert L. Reynolds
Mr. Reynolds served as President and Chief Executive Officer of the Company from May 2014 through January 2019. He has served as President and Chief Executive Officer of Putnam since 2008 and is a director of Putnam. In addition, he is President of The Putnam Funds. Building on a distinguished 30-year career, Mr. Reynolds has revitalized Putnam through strong, sustained investment performance, new products designed for today’s market challenges, and thought leadership on the future of retirement and workplace savings. Respected as an industry statesman, Mr. Reynolds is regarded as a driving force of innovation and progress in institutional and retail financial services. In addition to his Putnam responsibilities, Mr. Reynolds is a director and the Chair of Great-West Lifeco U.S. LLC, one of the nation’s top providers of retirement savings products and services, life insurance,
41

annuities, and executive benefits products. Prior to joining Putnam in 2008, he was Vice Chairman and Chief Operating Officer of Fidelity Investments. Mr. Reynolds’ accomplishments have earned multiple industry honors over time. He was named Fund Leader of the Year at the Mutual Fund Industry Awards in 2010 for the strategic improvements he initiated at Putnam. The following year, under the leadership of Mr. Reynolds, Putnam was honored as Retirement Leader of the Year for initiatives and innovative solutions in the workplace savings arena. Mr. Reynolds has also received a Lifetime Achievement Award from PLANSPONSOR magazine for popularizing employer-sponsored 401(k) plans. Mr. Reynolds serves as a Director on several not-for-profit boards, including the Concord Museum, the Dana-Farber Cancer Institute, and the U.S. Ski & Snowboard Foundation. Additionally, he serves as Chair of the Boston Advisory Board of the American Ireland Fund and National Council Co-Chair of the American Enterprise Institute. Mr. Reynolds is a Member of the U.S. Chamber of Commerce, Center for Capital Markets Competitiveness; Chair of the Massachusetts High Technology Council; Member of the Chief Executives Club of Boston; Member of the Massachusetts General Hospital President’s Council; Chairman of the Board of Directors of the Ron Burton Training Village; Director and former Chair of the Massachusetts Competitive Partnership; former Chair of the West Virginia University Foundation; and former Executive Committee Member of the Greater Boston Chamber of Commerce. Mr. Reynolds earned a B.S. in Business Administration, Finance from West Virginia University where he also received an Honorary Doctorate in Business Administration and a Distinguished Alumni Award. In addition, Mr. Reynolds is a recipient of the Boston College President’s Medal of Excellence, an honorary Doctor of Commercial Science degree from Bentley University and the Manhattan College De La Salle Medal.
T. Timothy Ryan, Jr.
Mr. Ryan, Corporate Director, served as Vice-Chairman of Regulatory Affairs at JPMorgan Chase (“JPMorgan”), a global financial services firm, from 2013 to 2014. Prior to joining JPMorgan, he was President and Chief Executive Officer of the Securities and Financial Markets Association from 2008 to 2013. He is a director of Lifeco, CLAC, Putnam, Power Corporation and Power Financial. Mr. Ryan is also non-executive Chairman of the Board of Directors of Santander Holdings USA, Inc., Santander Bank, N.A. and Banco Santander International. He previously served as a Director of Markit Ltd. and Lloyds Banking Group plc. He was a private sector member of the Global Markets Advisory Committee for the National Intelligence Council from 2007 to 2011. Mr. Ryan is a graduate of Villanova University and the American University Law School.
Jerome J. Selitto
Mr. Selitto is the President of Better Mortgage Corporation (previously Avex Funding Corporation), a technology focused mortgage lender, a position he has held since April, 2015. Mr. Selitto served as a director and as President and Chief Executive Officer of PHH Corporation (“PHH”), a provider of mortgage lending and servicing solutions, from October, 2009 to January, 2012. Prior to joining PHH, Mr. Selitto worked at Ellie Mae, Inc. (“Ellie Mae”), a provider of enterprise solutions for the residential mortgage industry. While at Ellie Mae, Mr. Selitto initially served as a senior consultant beginning in 2007 and, later in 2007 through 2009, as Executive Vice-President, Lender Division. He has over 40 years of experience in the mortgage industry and in capital markets. Mr. Selitto is a former director of Lifeco, and CLAC through May, 2020, and a current director of Putnam. He holds a Bachelor of Science degree in Economics and Marketing from the University of South Florida.
Gregory D. Tretiak
Mr. Tretiak is Executive Vice-President and Chief Financial Officer of Power Corporation and Power Financial, positions he has held since May, 2012. From 1988 to May, 2012, he held various positions with IGM and IG Wealth Management, most recently the position of Executive Vice President and Chief Financial Officer of IGM from April, 1999 to May, 2012. Mr. Tretiak is a director of Lifeco, CLAC, Putnam and PanAgora Asset Management, Inc. He also serves as a director of IGM, IG Wealth Management and Mackenzie. He holds a Bachelor of Arts in Economics and Political Science from the University of Winnipeg and is a Chartered Professional Accountant, a Fellow of the Chartered Professional Accountants and a Certified Financial Planner. Throughout his career, Mr. Tretiak has been active in professional industry groups and associations including the Chartered Professional Accountants, Financial Executives International, the Certified Financial Planners, the Institute of Internal Auditors, the Investment Funds Institute of Canada and the Canadian Chamber of Commerce Economic and Taxation Committee.
Brian E. Walsh
Mr. Walsh is Principal and Chief Strategist of Titan Advisors LLC, an asset management firm, a position he has held since July, 2015. Prior to that, Mr. Walsh was Chairman and Chief Investment Officer of Saguenay Strathmore Capital, LLC, a money management and investment advisory company, a position that he held from September, 2011 to June, 2015. He was previously Managing Partner of Saguenay Capital, LLC from January, 2001 to September, 2011. Mr. Walsh has over 30 years of investment banking, international capital markets and investment management experience. He had a long career at Bankers Trust culminating in his appointment as Co-head of Global Investment Banking and as a member of the Management Committee. Mr. Walsh is a
42

Director of Lifeco, CLAC, Putnam and Sagard Holdings Inc. He also serves on the International Advisory Board of École des Hautes Études Commerciales of Montréal. Mr. Walsh holds a Master’s in Business Administration and Bachelor of Arts degree from Queen’s University.
Compensation of Company Directors for 2022
1.Table
The Company compensates Directors who are not also Directors of Lifeco or Canada Life (“Company Directors”). The following sets out compensation earned in 2022 by the Company Directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
J.L. Bernbach	120,000	87,500	31	207,531
J. Carney(1)	—	142,500	23	142,523
G.J. Fleming	102,500	87,500	31	190,031
A. Louvel	152,500	87,500	31	240,031
E.F. Murphy III	102,500	87,500	31	190,031
R.L. Reynolds	87,500	87,500	31	175,031
J.J. Selitto	102,500	0	31	102,531
(1) Mr. Carney retired as a Company Director effective July 25, 2022. As a result, his fees earned as a Company Director were pro-rated for 2022.
(2) Messrs. Bernbach, Fleming, Louvel, Murphy, Reynolds and Selitto elected to receive this portion of their compensation for serving as directors in cash.
(3) For Messrs. Bernbach, Carney, Fleming, Louvel, Murphy, Reynolds and Selitto, these amounts represent the value of Deferred Share Units granted under the mandatory component of the DSUP. See the Narrative Description of Company Director Compensation below for additional information regarding the DSUP. The value of these Deferred Share Units is the aggregate grant date fair value. As of December 31, 2022, Mr. Bernbach held 56,963 Deferred Share Units, Mr. Carney held 12,721 Deferred Share Units, Mr. Fleming held 23,954 Deferred Share Units, Mr. Louvel held 56,669 Deferred Share Units, Mr. Murphy held 14,297 Deferred Share Units, Mr. Reynolds held 29,883 Deferred Share Units and Mr. Selitto held 44,552 Deferred Share Units.
(4) These amounts are life insurance premiums paid under the Great-West Life Director’s Group Life Insurance Plan. Payments are made in Canadian dollars and have been translated to U.S. dollars at 1.00/1.3016 for 2022 (the “Conversion Rate”).
2. Narrative Description of Company Director Compensation
The Company pays Company Directors who are not also directors of Great-West Lifeco Inc. an annual retainer fee of $175,000. In addition, Company Directors receive annual retainer fees for serving as a member or the chairperson of certain committees of the Board. The following tables show the additional annual retainer fees paid for service on committees:
The following sums are paid per annum to the Chairperson of each of the following committees:
Audit	$20,000
Human Resources(1)	$20,000
Investment	$20,000
Risk	$20,000
The following sums are paid per annum to members of each of the following committees:
Audit	$20,000
Conduct Review	$7,500
Nominating	$7,500
Human Resources(1)	$10,000
Investment	$15,000
Risk	$10,000
Equity Investment Sub	$7,500
43

(1)
 Effective July of 2020, the Human Resources Committee became a committee of the Company’s wholly-owned subsidiary, Empower Retirement. As described below in “Executive Officer Compensation”, the Human Resources Committee remains responsible for determined the compensation of the executive officers of the Company. All compensation paid to the members of the Human Resources Committee both prior to and after the transition is reported herein.
In order to promote greater alignment of interests between the Company Directors and shareholders, the Company has implemented a Director Deferred Share Unit Plan, or DSUP, pursuant to which Company Directors are required to receive $87,500 of their annual retainer fee in Deferred Share Units. Under the voluntary portion of the DSUP, each Company Director may elect to receive the balance of his or her annual retainer, as well as committee retainer fees, entirely in form the of Deferred Share Units, entirely in cash, or equally in cash and Deferred Share Units.
Under both the mandatory and voluntary components of the DSUP, the number of Deferred Share Units granted is determined by dividing the amount of remuneration payable to the Company Director by the weighted average Canadian dollar trading price per Lifeco common share on the Toronto Stock Exchange for the last five trading days of the preceding fiscal quarter (such weighted average trading price being the “value of a Deferred Share Unit”) prior to the award grant date. Directors receive additional Deferred Share Units in respect of dividends payable on the Lifeco common shares based on the value of a Deferred Share Unit at that time. Deferred Share Units are redeemable at the time that an individual ceases to be a Director by a lump sum cash payment, based on the value of the Deferred Share Units on the date of redemption.
Identification of Executive Officers
Executive	Age	Officer from	Principal Occupation(s) for Last Five Years
Edmund F. Murphy III President and Chief Executive Officer	61	2014	President and Chief Executive Officer of the Company
Andra S. Bolotin Executive Vice President and Chief Financial Officer	60	2015	Executive Vice President and Chief Financial Officer of the Company
Richard H. Linton Jr. President and Chief Operating Officer	55	2016	President and Chief Operating Officer
Carol E. Waddell President, Empower Personal Wealth	56	2014	President, Empower Personal Wealth as of January 2023; previously Executive Vice President, Retirement Solutions
Carol J. Kline Executive Vice President and Chief Information Officer	59	2019	Executive Vice President and Chief Information Officer as of February 2022, Chief Information Officer since October 2019; previously Chief Information Officer, Conduent, Inc.
Unless otherwise indicated, all of the executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of executive officers are confirmed annually.
Code of Ethics
The Company has adopted a Code of Conduct (the “Code”) that is applicable to its senior financial officers, as well as to other officers and employees. All of the items identified as elements of a “code of ethics” as defined in SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 are substantively covered by the Code. A copy of the Code is available without charge upon written request to Kenneth I. Schindler, Chief Compliance Officer, 8525 East Orchard Road, Greenwood Village, Colorado 80111.
Executive Officer Compensation
Compensation Discussion and Analysis
1. Overview and Objectives of the Company’s Executive Compensation Program
This section provides an overview and describes the objectives of the Company’s compensation program for executives, including the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company during 2022 (the “Named Executive Officers”).
44

The executive compensation program adopted by the Company and applied to the Named Executive Officers has been designed to:
• support the Company’s objective of generating value for shareholders and policyholders over the long term;
• attract, retain and reward qualified and experienced executives who will contribute to the success of the Company;
• motivate executive officers to meet annual corporate, divisional, and individual performance goals;
• promote the achievement of goals in a manner consistent with the Company’s Code of Conduct; and
• align with regulatory requirements.
More specifically, the executive compensation program rewards:
• excellence in developing and executing strategies that will produce significant value for shareholders and policyholders over the long term;
• management vision and an entrepreneurial approach;
• quality of decision-making;
• strength of leadership;
• record of performance over the long term; and
• initiating and implementing transactions and activities that create shareholder and policyholder value.
All of the Named Executive Officers are employees of Empower Retirement and receive their compensation from Empower Retirement. The Human Resources Committee of the Board of Directors of Empower Retirement (the “Human Resources Committee”) operates under a charter and is responsible for overseeing the executive compensation program. The Human Resources Committee recognizes the importance of executive compensation decisions and is committed to awarding compensation that reflects leadership’s ability to deliver on the Company’s strategic goals and to drive strong performance and sustainable value for shareholders and policyholders.
In designing and administering the individual elements of the executive compensation program, the Human Resources Committee strives to balance short-term and long-term incentive objectives and to apply prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive awards. The total compensation of each Named Executive Officer is reviewed by the Human Resources Committee from time to time for market competitiveness, and reflects each Named Executive Officer’s job responsibilities, experience and performance.
The executive compensation programs consist of four primary components:
• base salary;
• annual incentive bonus;
• share units; and
• retirement benefits.
The primary role of each of these components is presented in the table below:
Base Salary	Reflect skills, competencies, experience and performance of the Named Executive Officers
Annual Incentive Bonus	Reflect performance for the year
Share Units	More closely align the longer-term interests of the Named Executive Officers with the interests of the Company ownership
Retirement Benefits	Provide for appropriate replacement income upon retirement based on years of service with the Company
Base salary, annual incentive bonus, share units and retirement benefits for the Named Executive Officers are determined by the Human Resources Committee.
The President and Chief Executive Officer, while not a member of the Human Resources Committee, participates in the compensation setting process for our other executive officers, including some of the other Named Executive Officers, by evaluating individual performance, establishing individual performance targets and objectives, and recommending salary levels for such other executive officers.
2. Base Salary
45

Base salaries for the Named Executive Officers are set annually, taking into account the individual’s job responsibilities, skills, competencies, experience and performance, as well as market conditions. In addition, salaries may also take into consideration market data gathered by Empower Retirement or by external compensation consultants. Empower Retirement gathers market data in relation to the U.S. financial services industry, including data from the public disclosures of Empower Retirement’s peer companies, which is used to benchmark target compensation for the Named Executive Officers.
3.Bonuses
(a) Annual Incentive Bonus Plan
To relate the compensation of the Named Executive Officers to the performance of Empower, an annual incentive bonus plan (the “Annual Incentive Bonus Plan”) is provided. Target objectives are set annually and may include earnings, expense or sales targets of Empower and/or a business unit of Empower or specific individual objectives related to strategic initiatives.
See the tables presented below for information on the participation of the Named Executive Officers in the Annual Incentive Bonus Plan and a further description of the terms of the Annual Incentive Bonus Plan.
(b) Special Bonuses
From time to time, special bonuses may be provided related to significant projects such as acquisitions or dispositions or for sign-on or retention purposes.
4. Share Units
To provide a longer-term component to the executive compensation program, the Named Executive Officers participate in the Unit Plan for Senior Executives of Empower Retirement (the “Executive Share Unit Plan”).
The Human Resources Committee is responsible for the granting of share units to participants under the Executive Share Unit Plan. Share Units are not granted based on the timing of the disclosure of non-public material information with respect to Lifeco or the Company.
The Human Resources Committee typically considers and approves grants under the Executive Share Unit Plan on an annual basis. Officers’ base salaries and career levels are taken into account when new share unit grants are considered, as well as past performance and expectations regarding future contributions to the organization. The granting of share units is subject to the terms and conditions contained in the Executive Share Unit Plan and any additional terms and conditions fixed by the Human Resources Committee at the time of the grant.
See the tables presented below for information on the participation of the Named Executive Officers in the Executive Share Unit Plan and a further description of the terms of the Executive Share Unit Plan.
5. Retirement Benefits
401(k)Plan
All employees, including the Named Executive Officers, may participate in Empower’s qualified defined contribution 401(k) Plan (the “401(k) Plan”). In 2022, employees who participate in the 401(k) Plan may make contributions of between 1% and 90% of base salary and annual bonus (collectively “Salary”), subject to applicable IRS limits. All new employees are automatically enrolled in the 401(k) Plan at a 3% contribution rate, increased 1% each year up to a maximum 12% contribution rate, unless the employee elects out or elects a different contribution rate. Effective January 1, 2022, Empower increased its matching contribution to match 100% of the first 6% (up from 5%) of Salary contributed as pre-tax and/or Roth contributions for all employees. At the discretion of the Human Resources Committee, Empower may also make one-time profit-sharing contributions to the 401(k) accounts of all employees as a uniform percentage of each employee’s salary, determined on an annual basis.
The 401(k) Plan offers a variety of investment options, including variable funds, collective funds, a stable value fund, Lifeco common shares (company matching contributions only) and a self-directed investment option. Vesting of all 401(k) Plan contributions is immediate.
6. Nonqualified Deferred Compensation
46

To provide market competitive compensation to certain key executives, the Company also has a nonqualified deferred compensation plan (“NQDCP”). See the table presented below for information on the participation of the Named Executive Officers in this plan and a description of the terms of the plan.
Human Resources Committee Interlocks and Insider Participation
During 2022, no officer or employee served as a member of the Human Resources Committee and none of the members of the Human Resources Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.
Compensation Policies and Risk Management
The Company has evaluated its compensation policies and practices applicable to all employees and believes that they do not create risks that are reasonably likely to have a material adverse effect on the Company.
Summary Compensation Table
The following table sets out compensation earned by the Named Executive Officers during the last three fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Edmund F. Murphy III President and Chief Executive Officer	2022	1,200,000	3,447,000	3,599,995	—	2,256,000	211,381	10,714,376
	2021	1,169,231	1,250,000	2,999,989	—	3,045,918	219,029	8,684,167
	2020	1,038,461	250,000	3,000,004	—	2,500,000	217,150	7,005,615
Andra S. Bolotin(1) Executive Vice President and Chief Financial Officer	2022	642,308	500,000	899,999	—	1,208,865	21,350	3,272,521
	2021	600,000	500,000	900,003	—	1,440,000	29,000	3,469,003
	2020	623,077	150,000	900,014	—	1,320,000	22,800	3,015,891
Richard H. Linton Jr. President and Chief Operating Officer	2022	826,923	1,650,000	2,550,016	—	1,559,885	21,350	6,608,174
	2021	642,308	600,000	1,200,015	—	1,571,575	29,000	4,042,897
	2020	623,089	—	900,014	—	1,200,000	22,800	2,745,903
Carol J. Kline Executive Vice President and Chief Information Officer	2022	488,462	1,048,500	499,999	—	460,149	21,350	2,518,460
	2021	425,000	230,000	275,008	—	531,250	248,448	1,709,706
	2020	441,346	120,000	260,006	—	446,250	90,660	1,358,261
Carol E. Waddell President, Empower Personal Wealth	2022	471,154	687,900	399,999	—	444,530	21,350	2,024,933
	2021	434,615	200,000	230,008	—	522,904	29,000	1,416,527
	2020	363,462	75,000	249,984	—	385,000	22,800	1,096,246
(1)
 For Ms. Bolotin, the Summary Compensation Table sets forth all compensation paid to Ms. Bolotin by the Company for her service as the Chief Financial Officer of both the Company and Putnam, a portion of which is reimbursed to the Company by Putnam.
(2)
 This column sets forth special bonuses paid (a) in 2022 (i) to Mr. Murphy, Ms. Kline and Ms. Waddell in relation to the successful integration of the Personal Capital business; (ii) to Mr. Murphy, Mr. Linton and Ms. Kline in relation to the successful integration of the MassMutual business; (iii) to Mr. Murphy, Ms. Bolotin, Mr. Linton and Ms. Kline in relation to the successful acquisition of the retirement services business of Prudential; and (iv) to each of the Named Executive Officers for their contribution to the growth of the Empower business; (b) in 2021 (i) to Mr. Murphy, Ms. Bolotin, Mr. Linton and Ms. Kline in relation to the successful acquisition of the retirement services business of MassMutual and (ii) to each of the Named Executive Officers for their contribution to the growth of the Empower business; and (c) in 2020 (i) to Mr. Murphy, Ms. Bolotin, Ms. Kline and Ms. Waddell in relation to the successful acquisition of Personal Capital and (ii) to Ms. Kline in connection with her joining the Company.
(3)
 This column sets forth the value of share units granted to each Named Executive Officer under the Executive Share Unit Plan. The amounts shown represent the aggregate grant date fair value of the awards.
(4)
 This column sets forth the value of Lifeco options granted to each Named Executive Officer under the Lifeco Stock Option Plan prior to 2019. The amounts shown represent the aggregate grant date fair value of the awards. For further information, see Narrative Description of the Lifeco Stock Option Plan below and Note 16. Share-Based Compensation to the Company’s December 31, 2022 Financial Statements included in Appendix A to this prospectus.
(5)
 These amounts represent cash bonuses earned under the Company’s Annual Incentive Bonus Plan and paid in February of 2023.
(6)
 The components of 2022 other compensation reported for each of the Named Executive Officers are as follows:
(a) Mr. Murphy received (i) a 401(k) Plan employer contribution of $21,350 and (ii) $190,031 in respect of directors’ fees.
47

(b) Ms. Bolotin received a 401(k) Plan employer contribution of $21,350.
(c) Mr. Linton received a 401(k) Plan employer contribution of $21,350.
(d) Ms. Kline received a 401(k) Plan employer contribution of $21,350.
(e) Ms. Waddell received a 401(k) Plan employer contribution of $21,350.
Grants of Plan-Based Awards for 2022
1.Table
The following table sets out information with respect to grants to the Named Executive Officers under the Annual Incentive Bonus Plan and the Executive Share Unit Plan.
Name	Thresholds ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
E.F. Murphy	—	2,400,000	—	92,988
A.S. Bolotin	—	1,286,027	—	23,247
R.H. Linton	—	1,659,452	—	65,867
C.J. Kline	—	489,521	—	12,915
C.E. Waddell	—	472,904	—	10,332
(1)
 These are Executive Share Units granted under the Executive Share Unit Plan. The grant date was March 1, 2022 for all awards. The Human Resources Committee approved the grants on February 2, 2022.
2. Narrative Description of the Annual Incentive Bonus Plan
Under the Annual Incentive Bonus Plan, a bonus pool is established if the Company meets certain earnings targets. The target bonus opportunity for individuals varies by office and is expressed as a percentage of base salary or as a flat amount. Bonus amounts are determined based on each Named Executive Officer’s performance against established objectives. Bonus amounts of greater or lesser than the established target may be awarded. For the Named Executive Officers, there is no minimum or maximum bonus amount. Annual Incentive Bonuses are paid only to Named Executive Officers who are employed with the Company at the end of the year being reported.
For 2022:
(i)
 Mr. Murphy had an opportunity to earn up to 200% of base salary earned in 2022 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(ii)
 Ms. Bolotin had an opportunity to earn up to 200% of base salary earned in 2022 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(iii)
 Mr. Linton had an opportunity to earn up to 200% of base salary earned in 2022 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(iv)
 Ms. Kline had an opportunity to earn up to 100% of base salary earned in 2022 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance; and
(v)
 Ms. Waddell had an opportunity to earn up to 100% of base salary earned in 2022 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance.
3. Narrative Description of the Executive Share Unit Plan
Under the Executive Share Unit Plan, notional share units (the “Executive Share Units”) may be granted to the Named Executive Officers by the Human Resources Committee. The value of an Executive Share Unit on a grant date is based on the volume-weighted average closing price of Lifeco’s common shares on the Toronto Stock Exchange for the preceding five trading days (the “Market Value”).
48

The number of Executive Share Units granted is based on each Named Executive Officer’s long-term incentive target, which is derived from the Named Executive Officer’s base salary. Individual grants also take into account the Named Executive Officer’s past performance and expected future impact on the organization’s performance. Each grant of Executive Share Units has a three-year vesting period during which certain conditions (including continued employment) must be satisfied. The number of Executive Share Units held by a Named Executive Officer increases during the three-year vesting period based on any dividends declared on Lifeco’s common shares.
Subject to satisfaction of the vesting conditions, the Executive Share Units generally vest and become payable in cash at the end of the three-year vesting period. Executive Share Units vest earlier upon death, disability or attaining normal retirement age. Upon vesting, the final number of vested Executive Share Units is adjusted up or down based on a performance factor that is designed to measure the performance of Empower Retirement during the three-year vesting period. The value of each vested Executive Share Unit is determined from the Market Value of Lifeco’s common shares as of the vesting date.
Named Executive Officers may elect to defer the payment of all or a portion of Executive Share Units granted in 2022 if certain requirements are met. Such an election must defer payment no less than five years from the original payment date.
4. Narrative Description of the Lifeco Stock Option Plan
The Company’s participation in the Lifeco Stock Option Plan was discontinued following the 2019 fiscal year and no options were granted to any Named Executive Officer of the Company in 2022. However, several of the Named Executive Officers hold vested and unvested options granted under the Lifeco Stock Option Plan, as described in the Outstanding Equity Awards at 2022 Fiscal Year End table below.
Options are either regular options or contingent options. Regular options are generally granted in multi-year allotments. Regular options granted prior to 2019 become exercisable at the rate of twenty percent (20%) per year commencing one year after the date of the grant. For options granted in 2019 and thereafter, fifty percent (50%) of the regular options become exercisable three years from the date of grant, and the remaining fifty percent (50%) become exercisable four years from the date of grant. Contingent options do not become exercisable unless and until conditions prescribed by the Lifeco Human Resources Committee have been satisfied.
Options generally expire ten years after the date of the grant, except that if options would otherwise expire during a blackout period or within ten business days of the end of a blackout period, the expiry date for the options is extended to the tenth business day after the expiry date of the blackout period.
In the event of the death of a participant or the termination of a participant’s employment, then the period within which the options may be exercised is generally reduced depending on the circumstances surrounding the death or termination of employment. Options are not assignable by participants otherwise than by will or pursuant to the laws of succession. Lifeco does not provide any financial assistance to participants to facilitate the purchase of common shares under the Lifeco Stock Option Plan. Subject to any regulatory or shareholder approval required by law, the Lifeco Board of Directors may amend the Lifeco Stock Option Plan or the terms of a grant.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets out Lifeco options held by the Named Executive Officers under the Lifeco Stock Option Plan, and Executive Share Units held by the Named Executive Officers under the Executive Share Unit Plan, as of December 31, 2022.
49

Name	Option Awards				Stock awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
E.F. Murphy	87,400	—	27.37	February 28, 2025	104,321(4)	3,265,242
	98,400	—	26.64	February 28, 2026	98,815(5)	3,092,923
	75,400	—	28.33	February 28, 2027
	67,120	16,780(1)	26.28	February 28, 2028
	86,950	86,950(2)	23.27	February 28, 2029
A.S. Bolotin	49,200	—	26.64	February 28, 2026	31,296(4)	979,580
	33,900	—	28.33	February 28, 2027	24,704(5)	773,231
	35,040	8,760(1)	26.28	February 28, 2028
	43,450	43,450(2)	23.27	February 28, 2029
R.H. Linton	37,700	—	28.33	February 28, 2027	41,729(4)	1,306,118
	32,080	8,020(1)	26.28	February 28, 2028	69,995(5)	2,190,837
	23,900	23,900(2)	23.27	February 28, 2029
C.J. Kline	—	—	—	—	9,563(4)	299,324
					13,724(5)	429,573
C.E. Waddell	6,300	—	27.37	February 28, 2025	7,998(4)	250,345
	13,400	—	26.64	February 28, 2026	10,979(5)	343,658
	9,400	—	28.33	February 28, 2027
	8,400	2,100(1)	26.28	February 28, 2028
	6,650	6,650(2)	23.27	February 28, 2029
(1) These options vest 20% of the total grant on March 1, 2023.
(2) These options vest 50% of the total grant on March 1, 2023.
(3) Lifeco options are issued with an exercise price in Canadian dollars, which have been translated to U.S. dollars at the Conversion Rate.
(4)  These Executive Share Unit grants vest on December 31, 2023.
(5) These Executive Share Unit grants vest on December 31, 2024.
(6) The market value of Executive Share Units held as of December 31, 2022 is based on the year-end closing price of Lifeco common shares on the Toronto Stock Exchange.
Option Exercises and Stock Vested for 2022
The following table sets out Lifeco options exercised by and Executive Share Units vested for the Named Executive Officers in 2022.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E.F. Murphy	—	—	278,232	8,677,203
A.S. Bolotin	—	—	83,471	2,603,198
R.H. Linton	—	—	37,647	1,174,108
C.J. Kline	—	—	24,114	—(1)
C.E. Waddell	—	—	23,185	723,054
(1) Ms. Kline elected to defer the payment of all of the Executive Share Units vested in 2022 for five years.
50

Nonqualified Deferred Compensation for 2022
1.Table
The following table sets out information with respect to the participation of the Named Executive Officers in the NQDCP.
Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
C.J. Kline	NQDCP	318,750	(97,920)	—	578,513
C.E. Waddell	NQDCP	59,644	(11,329)	—	93,408
(1) Amounts contributed are included in the Salary column of the Summary Compensation Table.
2. Narrative Description of the NQDCP
All officers and certain senior employees of the Company, and others at the discretion of the Company, are eligible to participate in the NQDCP. A participant in the NQDCP may defer between 1% and 90% of their base salary (including sales related compensation) and bonus.
Under the NQDCP, participants specify one or more investment preferences in which deferrals are deemed to be invested. Participant accounts are adjusted for interest, earnings or losses equal to the actual results of the deemed investment(s). Amounts deferred under the NQDCP and the earnings from the plan are distributed to a participant upon termination of employment, if not distributed earlier. Amounts distributed under the plans are generally paid in either a lump sum or installments over three, five, 10 or 15 years at the election of the participant.
Following a change in control of the Company, the Board of Directors may terminate the plan in its discretion and pay all amounts due under the plan to participants. Certain payments following termination of employment or after a change in control may be delayed to comply with requirements under the Internal Revenue Code.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.
For 2022, the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $10,714,376 and the annual total compensation of our median employee was $95,778. Based on this information, we reasonably estimate that, for 2022, our CEO’s annual total compensation was approximately 112 times that of our median employee’s annual total compensation.
We determined our median employee by using target total compensation, which includes base salary, target annual cash incentive, target sales incentive and target long-term incentive, where applicable, as our consistently applied compensation measure. We applied this measure to the employee population of the Company and its controlled subsidiaries as of December 31, 2022, the last day of our fiscal 2022. We excluded all of our non-U.S. employees in Canada, Guam and Puerto Rico (who represent less than 5% of our entire work force) as permitted under the applicable SEC de minimis rule. We also excluded 13 employees that receive compensation from one of the Company’s subsidiaries on behalf of a foreign affiliate but do not provide services to the Company or its subsidiaries. We calculated the median employee’s 2022 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the Summary Compensation Table.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, which may have employed other permitted methodologies or assumptions.
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
Set forth below is certain information, as of January 1, 2023, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of “beneficial ownership” of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended
51

(the “Exchange Act”). This rule provides that securities will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of the securities or (2) the right to acquire any such power within 60 days after the date such “beneficial ownership” is determined.
1.
100% of the Company’s 19,453,463 outstanding common shares are owned by Empower Holdings Inc., 8515 East Orchard Road, Greenwood Village, Colorado 80111.
2.
100% of the outstanding common shares of Empower Holdings Inc. are owned by Great-West Lifeco U.S. LLC, 8515 East Orchard Road, Greenwood Village, Colorado 80111.
3.
100% of the outstanding common shares of Great-West Lifeco U.S. LLC are owned by Great-West Financial (Nova Scotia) Co., 600-1741 Lower Water Street, Halifax, Nova Scotia, Canada B3J 0J2.
4.
100% of the outstanding common shares of Great-West Financial (Nova Scotia) Co. are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 1V3.
5.
70.56% of the outstanding common shares of Great-West Lifeco Inc. are controlled, directly or indirectly, by Power Financial Corporation, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all outstanding voting shares of Great-West Lifeco Inc.
6.
100% of the outstanding common shares of Power Financial Corporation are owned by Power Corporation of Canada, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3.
7.
The Desmarais Family Residuary Trust, c/o San Palo Investments Corporation, 759 Square Victoria, Suite 520, Montréal, Québec, Canada H2Y 2J7, directly and through a group of private holding companies which it controls, has voting control of Power Corporation of Canada.
As a result of the chain of ownership described in paragraphs (1) through (7) above, each of the entities and persons listed in paragraphs (1) through (7) would be considered under Rule 13d-3 of the Exchange Act to be a “beneficial owner” of 100% of the outstanding voting securities of the Company. As described above, the Company’s ultimate controlling person is the Desmarais Family Residuary Trust (the “Trust”), which controls the Company’s ultimate parent company, Power Corporation. As of December 31, 2022, the outstanding capital stock of Power Corporation consists of 612,219,731 Subordinate Voting Shares (“SVS”) carrying one vote per share and 54,860,866 Participating Preferred Shares (“PPS”) carrying 10 votes per share; hence the total voting rights are 1,160,828,391. The Trust exercises control over Pansolo Holding Inc. (“Pansolo”), which directly and indirectly owns 48,363,392 SVS and 54,715,456 PPS, entitling Pansolo to an aggregate percentage of voting rights of 595,517,952 or 51.30% of the total voting rights attached to the shares of Power Corporation.
As of December 31, 2022, under customary credit facilities of Pansolo, Pansolo has pledged 54,697,962 Participating Preferred Shares and 19,363,392 Subordinate Voting Shares of Power Corporation to certain Canadian bank lenders as security for its obligations thereunder. Immediately before and after such pledge, Pansolo directly and indirectly owned 54,715,456 Participating Preferred Shares and 48,363,392 Subordinate Voting Shares in the aggregate.
Security Ownership of Management
The following tables set out the number of equity securities and exercisable options for equity securities of the Company or any of its parents or subsidiaries, beneficially owned, as of January 1, 2023, by (i) the directors of the Company (ii) the Named Executive Officers and (iii) the directors and executive officers of the Company as a group.
52

Directors	Great-West Lifeco Inc.(1)	Power Corporation of Canada(2)
J.L. Bernbach	—	—
R. Bienfait	—	21,763
M.R. Coutu	10,000	—
A. Desmarais	350,000	15,991,444 5,406,943 options
P. Desmarais, Jr.	100,000	15,161,049 5,406,943 options
G.A. Doer	—	—
G.J. Fleming	—	—
C. Généreux	6,000	29,581 767,020 options
A. Louvel	—	—
P.B. Madoff	—	—
P.A. Mahon	230,773	—
E.F. Murphy III	415,270 options	—
R.J. Orr	20,000	600,210 3,489,459 options
R.L. Reynolds	—	—
T. Timothy Ryan, Jr.	—	42,575
J.J. Selitto	—	—
G.D. Tretiak	—	29,999 617,264 options
B.E. Walsh	—	—

Named Executive Officers	Great-West Lifeco Inc.(1)	Power Corporation of Canada(2)
E.F. Murphy III	415,270 options	—
A.S. Bolotin	161,590 options	—
R.H. Linton	93,680 options	—
C.J. Kline	—	—
C.E. Waddell	44,150 options	—

Directors and Executive Officers as a Group	Great-West Lifeco Inc.(1)	Power Corporation of Canada(2)
	716,773 714,690 options	31,876,621 15,687,629 options
(1)
 All holdings are common shares, or where indicated, exercisable options for common shares of Great-West Lifeco Inc.
(2)
 All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares of Power Corporation of Canada.
The subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represent 6.9% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.
None of the remaining holdings set out above exceeds 1% of the total number of shares and exercisable options for shares of the class outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
(a)
There are no transactions to report.
(b)
The Company’s Board of Directors has a Conduct Review Committee which acts pursuant to a written Charter and procedures (together, the “procedures”). Messrs. Bernbach and Louvel serve on the Conduct Review Committee.
53

The Conduct Review Committee, in accordance with the procedures, considers and approves transactions between the Company or its subsidiaries and (i) the directors and senior officers of the Company or its affiliates, including their spouses and minor children; (ii) its affiliates; and (iii) companies controlled by a director or senior officer of the Company or its affiliates, or their spouses or minor children. Control and affiliation is defined as a 10% voting interest or 25% ownership interest, but does not include subsidiaries of the Company.
Among other criteria, the Conduct Review Committee considers whether such transactions were on market terms and conditions, including interest rates and fees, as those prevailing at the time for comparable transactions with third parties. Such review also considers the Company’s established conflict of interest guidelines with respect to the transaction, as set forth in the Company’s Code.
There were no reportable related party transactions during the Registrant’s most recently completed fiscal year where the aforementioned procedures did not require review, approval or ratification or where the procedures were not followed.
Risks Associated with the Company
The following provides a description of certain material risks that could affect the Company’s business, reputation, financial condition or results of operations. These risks are not exclusive, and additional risks to which we are subject include, but are not limited to, the risks related to our businesses and products described elsewhere in this Prospectus. Many of these risks are interrelated and occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence, or exacerbate the effect, of others. Such a combination could materially increase the severity of the impact on our business, liquidity, financial condition and results of operations.
Business Risks
Macroenvironmental risks may negatively affect the Company’s results of operations and financial condition.
Challenging current and future global economic conditions, including elevated levels of inflation, supply chain disruptions, geopolitical uncertainties stemming from the Russia-Ukraine conflict, and health pandemics (such as the ongoing impact of the COVID-19 pandemic (the “Pandemic”)), continue to cause significant uncertainty and volatility in global financial markets and the economic environment in which the Company operates. The duration and impact of the Pandemic continues to be unknown at this time, as does the efficacy of the associated fiscal and monetary interventions by governments and central banks.
The outlook for financial markets and real estate markets over the short and medium-term remains highly uncertain and the Company actively monitors events and information globally. The Company continues to manage risks of changes to mortality and longevity rates and monitor financial market conditions, heightened cyber and global supply chain risks which could negatively affect the Company’s financial outlook, results and operations.
See “Recent Events” under Management’s Discussion and Analysis of Financial Condition and Results of Operations and “Impact of COVID-19 on significant judgments, estimates and assumptions” in the Notes to Statutory Financial Statements included in this Prospectus for further discussion of the impact of the Pandemic on the Company.
Competitive factors may adversely affect the Company’s market share and profitability.
The industry in which the Company operates is highly competitive. The Company’s competitors include insurance companies, mutual fund companies, banks, investment advisors, and certain service and professional organizations. Although there has been consolidation in some sectors, no one competitor is dominant. Customer retention is a key factor for continued profitability. Our customers could shift their funds to competitors’ products or services for any number of reasons, including investment performance, changes in prevailing interest rates, changes in customer investment preferences, changes in our reputation in the marketplace, changes in customer management or ownership, loss of key investment management personnel and financial market performance. In addition, technological advances, changing customer expectations, including related to digital offerings, or other changes in the marketplace may present opportunities for new or smaller competitors without established products or distribution channels to meet consumers’ increased expectations more efficiently than us. New market entrants, including Fintech and Insurtech companies, have the potential to disrupt the global financial services industries and continue to make gains in the domestic financial services industry.
As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, and related adverse publicity, could undermine consumer confidence and harm our reputation. Management cannot be certain that the Company will
54

be able to maintain its current competitive position in the markets in which it operates, or that it will be able to grow its business or expand its operations into new markets. If the Company fails to do so, its business, results of operations, and financial condition could be materially and adversely affected.
Acquisitions, dispositions and business reorganizations may not produce anticipated benefits and could result in operating difficulties, unforeseen liabilities, asset impairments or rating agency actions, which may adversely affect the Company’s operating results and financial condition.
The Company has engaged in material disposition and acquisitions of businesses in the past and may continue to do so in the future. Such activity exposes the Company to a number of risks. For example, there could be unforeseen liabilities or asset impairments, including goodwill impairments that arise in connection with acquired businesses or those that may be acquired in the future. Factors such as receiving the required governmental or regulatory approvals to close the transaction, delays in implementation or completion of transition activities or a disruption to the Company’s ongoing business could negatively impact results.
The Company’s ability to achieve certain benefits which are anticipated from acquisitions of businesses will depend in large part upon the Company’s ability to successfully integrate such businesses in an efficient and cost-effective manner. The Company may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may result in greater expenditures than expected to integrate the acquired businesses. Integrating acquired operations with existing operations may require the Company to coordinate geographically separated organizations, address possible differences in culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms, and integrate organizations that were previously closely tied to the former parent of the acquired business or other service provider. If the Company is unable to successfully integrate the operations of acquired businesses, it may be unable to realize the benefits it expects to achieve as a result of such acquisitions.
Once completed, acquisitions and dispositions may not perform as projected, expense synergies and savings may not materialize as expected and costs associated with the transaction or related transition services may be greater than anticipated. The Company’s financial results could be adversely affected by:
•potential difficulties achieving projected financial results, including the costs and benefits of integration or deconsolidation, due to macroeconomic, business, demographic, actuarial, regulatory, or political factors;
•negative reactions to a transaction by policyholders and contract-holders, participants, distributors, suppliers, plan sponsors and advisors and other clients and potential customers;
•ratings agency warnings or downgrades;
•unanticipated performance issues;
•unforeseen liabilities;
•transaction-related charges;
•diversion of management time and resources;
•loss of key personnel or higher than expected employee attrition rates;
•inefficiencies as we integrate operations and address differences in cultural, management, information, compliance and financial systems and procedures; and
•charges for indemnification and impairment of long-term assets or goodwill.
Restructuring or consolidating the legal entities through which the Company conducts its business may raise similar risks. The Company’s ability to realize benefits from such restructuring will depend on its ability to address those risks, including regulatory approvals, modification of operations and changes to investment portfolios. Any of these risks, if realized, could prevent the Company from achieving the benefits it expects or could otherwise have a material adverse effect on its business, results of operations or financial condition.
The Company may experience difficulty in marketing and distributing products through its current and future distribution channels.
The Company distributes its retirement plan products and services through a variety of distribution channels, advisors and consultants, retail financial institutions, and its own internal sales force. In some areas, the Company generates a significant portion of its business through third-party arrangements. The Company’s management periodically negotiates provisions and
55

renewals of these relationships and there can be no assurance that such terms will remain acceptable to either party. The loss of access to a distribution channel or an interruption in the continuing relationship with a significant number of these third parties could materially affect the Company’s ability to market and sell its products.
The Company must attract and retain productive internal sales representatives to sell its products. If the Company is unsuccessful in attracting and retaining sales representatives with demonstrated abilities, its results of operations and financial condition could be adversely affected.
If the Company is unable to attract and retain key officers and employees, its ability to meet its business objectives could be adversely affected.
The Company depends on its ability to attract, retain, train and develop the right talent through recruitment, talent management and succession planning programs and practices in order to meet its business objectives. Due to the intense competition within the financial services industry for key employees with necessary and demonstrated skills and abilities, the Company and its subsidiaries may be unable to hire or retain such employees. In addition, the Company may experience higher than expected employee turnover and difficulty attracting new employees, including as a result of the impact of the Pandemic and related impacts on wellness, productivity and performance of its existing employees. Inability to retain the Company’s key officers and employees could have an adverse effect on operations that could be material, given their skills, knowledge of the Company’s business, years of industry experience and the potential difficulty of promptly finding qualified replacement employees. The Company’s results of operations and financial condition could be adversely affected if it is unsuccessful in attracting and retaining such key employees.
Deviations from assumptions regarding future persistency, mortality, morbidity, longevity, credit experience, equity market and interest rates used in calculating liabilities for future policyholder benefits and claims could adversely affect the Company’s results of operations and financial condition.
The Company establishes and carries, as a liability, reserves based on estimates of how much it will need to pay for future benefits and claims. Future policy benefits do not represent an exact calculation of liability. Rather, future policy benefits represent an estimate of what management expects the ultimate settlement and administration of benefits will cost. These estimates, which generally involve actuarial projections, are based upon management’s assessment of facts and circumstances then known, as well as estimates of future trends in persistency (how long a contract stays with the Company), mortality, judicial theories of liability, interest rates, and other factors. These variables are affected by both internal and external events, such as changes in market and interest rate conditions, catastrophic events, inflation, judicial trends, and legislative changes. Many of these items are not directly quantifiable in advance. For example, the increased occurrence of near-zero or negative interest rates can make it difficult to model future interest rates as interest rate models have been generally calibrated in an environment of positive interest rates. As a result, these methods may be less effective in forecasting future exposures than they were historically.
The Company’s life insurance products are exposed to the risk of catastrophic events, including pandemics, such as the Pandemic, terrorist attacks, or other such events that cause a large number of deaths. Additionally, there may be a significant reporting delay between the occurrence of an insured event and the date it is reported to the Company. The inherent uncertainties of estimating policy and contract claim liabilities are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Liability estimates including estimated premiums the Company will receive over the assumed life of the policy are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to policy benefit liabilities are reflected in the Company’s consolidated statement of income in the period in which adjustments are determined. Because setting policy benefit liabilities is inherently uncertain, there can be no assurance that current liabilities will prove to be adequate in light of subsequent events.
A downgrade or potential downgrade in the Company’s financial strength or claims paying ratings could result in a loss of business and negatively affect results of operations and financial condition.
The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the Company’s financial strength and its ability to meet ongoing obligations to policyholders. Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade, or the potential for such a downgrade, may negatively impact new sales and adversely affect the Company’s ability to compete and thereby have a material effect on its business, results of operations, and financial condition. Such a downgrade of the Company or any of its rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affecting relationships with broker-dealers, banks, agents, wholesalers, and other distributors of its products and services. This may result in cash payments requiring the Company to sell invested assets, including illiquid assets such as privately placed bonds and mortgage loans, at a price that may result in
56

realized investment losses. These cash payments to policyholders result in a decrease in total invested assets and a decrease in net income. In addition, negative changes in the Company’s credit ratings may increase the Company’s cost of borrowing or result in borrowing being unavailable to the Company on terms that are acceptable to it.
Counterparties with whom the Company transfers risk may be unable or unwilling to do business with the Company.
The Company mitigates market risks through the use of derivative transactions with approved counterparties. Should some or all of these counterparties be unwilling or unable to continue to offer derivatives to the Company, the cost of purchasing these financial instruments may increase and/or the Company may not be able to continue to transfer certain risks, thereby increasing its exposure to a financial loss.
Vendors and suppliers that fail to meet the Company’s performance standards or suffer losses due to information security breaches, fraud or negative events may adversely affect our results and reputation.
The Company depends on a large number of third-party vendors and suppliers to successfully operate its business and deliver on its commitments to its clients and participants. The Company and its subsidiaries strategically engage these vendors to maintain cost efficiency, to optimize internal resources and capital and to utilize skills, expertise and resources not otherwise available within the Company. Vendors are engaged based on our prescribed vendor risk management principles in our Vendor Risk Management Policy. Vendors that do not meet the Company’s standards or expectations for performance, or that suffer losses or failures due to information security breaches, fraud or other external events, may have a negative impact on the Company’s ability to operate its business, its financial results and its reputation.
Financial Risks
Market volatility and general economic conditions may adversely affect the Company’s results of operations and financial condition.
The risk of fluctuations in market value of the separate account assets, proprietary mutual funds, proprietary collective trusts, and external mutual funds is borne by the Company’s policyholders. Fee income for administering and/or managing these assets, however, is generally set as a percentage of those assets. Accordingly, fluctuations in the market value of these assets may result in fluctuations in revenue. On certain products, the Company offers guarantees to policyholders to protect them against the risk of adverse market performance, including guaranteed minimum death benefits and guaranteed lifetime withdrawal benefits. When equity markets decline, the Company is at a greater risk of having to pay guaranteed benefits that exceed available policyholder account balances, and will therefore have to increase its reserves for these benefits, resulting in a financial loss. While the Company does have hedging programs in place to reduce the market risk associated with these guarantees, no assurance can be provided that these programs will generate the returns that will be needed to meet policyholder obligations relating to these guarantees.
The Company manages or administers its general and separate accounts in support of cash and liquidity requirements of its insurance and investment products. The Company’s general account investment portfolio is diversified over a broad range of asset classes but consists primarily of domestic fixed income investments. The fair value of these and other general account invested assets fluctuates depending upon, among other factors, general economic and market conditions. In general, the market value of the Company’s general account fixed maturity securities portfolio increases or decreases in inverse relationship with fluctuations in interest rates.
Additionally, the Company may, from time to time, for business, regulatory, or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would have an adverse effect on the results of operations and financial condition.
Interest rate fluctuations could have a negative impact on the Company’s results of operations and financial condition.
Interest rate risk is the risk of loss resulting from the effect of the volatility and uncertainty of future interest rates on asset cash flows relative to liability cash flows and on assets backing surplus. This also includes changes in the amount and timing of cash flows related to asset and liability optionality, including interest rate guarantees and book value surrender benefits in the liabilities. During periods of prolonged low interest rates, investment earnings may be lower because the interest earned on new fixed income investments will likely have declined with the market interest rates. Also, early repayment on certain investments held such as mortgage-backed securities, asset-backed securities, and callable bonds, may occur and proceeds reinvested at lower yields, which will reduce investment margins. In addition, life insurance and annuity products may be affected by increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in-force from year to year on
57

products with minimum guarantees. Although the Company invests in a broad range of asset classes, it is primarily invested in domestic fixed income securities. Accordingly, during periods of sustained low interest rates, an adverse effect on the results of operations and financial condition may result from a decrease in the spread between the earned rate on the Company’s assets and either the interest rates credited to policyholders or the rates assumed in reserve calculations. Several products have current credited interest rates that are at or approaching their minimum guaranteed credited rate, which could have an adverse effect on the results of operations and financial condition due to spread compression.
The Company has hedging and other risk mitigating strategies to reduce the risk of a volatile interest rate environment. However, there can be no assurance that it would be fully insulated from realizing any losses on sales of securities. In addition, regardless of whether the Company realized an investment loss, potential withdrawals would produce a decrease in invested assets, with a corresponding adverse effect on the results of operations and financial condition.
Ratings downgrades and/or increased default rates on our investment portfolios may adversely affect the Company’s results and financial position.
The occurrence of a major economic downturn, widening credit risk spreads, acts of corporate malfeasance or other events that adversely affect the issuers or guarantors of securities or the underlying collateral of structured securities could cause the estimated fair value of the Company’s bond portfolio to decline and/or cause the default rate of the bonds in its investment portfolio to increase, which could cause a corresponding decrease to earnings. A ratings downgrade affecting issuers or guarantors of particular securities, or similar trends that could worsen the credit quality of issuers of securities in the Company’s investment portfolio, could also have a similar effect on earnings. Similarly, a ratings downgrade affecting a security the Company holds could indicate the credit quality of that security has deteriorated and could increase the capital the Company must hold to support that security to maintain regulatory capital ratios and cause them to increase reserves.
The Company may not be able to secure financing to meet the liquidity or capital needs of the Company.
While the Company monitors its liquidity and capital on a regular basis, it may need to seek external financing if available internal levels of liquidity or capital are insufficient. Liquidity demands include but are not limited to the payment of policyholder benefits, collateral posting as required under our agreements with counterparties, the payment of operating expenses, and the servicing of debt. Capital demands could result from the growth of new business, a change in investment strategy, an investment in systems or other infrastructure, or a deterioration of the Company’s capital arising from financial losses. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit in financial markets, the overall availability of credit to the financial services industry, the volume of trading activities in financial markets, the Company’s credit ratings and credit capacity, and the perception of customers or lenders of the Company’s long or short-term financial strength. If the Company is unable to secure external financing to meet a liquidity or capital shortfall, it may be required to curtail its operations, sell assets or reinsure liabilities, make changes to the investment strategy, or discontinue the use of certain derivatives, which could have a detrimental impact on the financial strength of the Company.
Legal, Regulatory and Compliance Risks
The insurance and financial services industries are heavily regulated and changes in regulation may reduce profitability.
The Company and certain of its subsidiaries are subject to extensive Federal and state legal and regulatory requirements in the jurisdictions in which they operate. These requirements cover most aspects of the Company’s operations including capital adequacy, privacy, liquidity and solvency, investments, the sale and marketing of insurance and retirement plans and financial products, the business conduct of insurers, asset managers and investment advisors as well as reinsurance processes. Material changes in the legal or regulatory framework or the failure to comply with legal and regulatory requirements could have an adverse effect on the Company that could be material.
Federal and State regulators regularly re-examine existing laws and regulations applicable to financial and retirement services providers, insurance companies, investment advisors, broker-dealers and their products and distribution methods. Compliance with applicable laws and regulations can be time and resource intensive, and changes in these laws and regulations or in the interpretation or enforcement thereof, may materially increase direct and indirect compliance costs and other expenses of doing business, thus having an adverse effect on the Company’s results of operations and financial condition. It is not possible to predict whether future legislation or regulation adversely affecting the Company’s business will be enacted and, if enacted, the extent to which such legislation will have an effect on the Company or its competitors. Furthermore, there can be no assurance as to which of the Company’s specific products would be impacted by any such legislative or regulatory reform.
58

The business, operations and accounts of the Company and its key operating subsidiaries are subject to examination by the Colorado Department of Insurance and other regulators. These regulators may from time to time raise issues during examinations or audits of the Company and its subsidiaries that could have a negative impact on the Company. In addition, the National Association of Insurance Commissioners, a national regulatory coordination organization among state insurance regulators, has also prescribed Risk-Based Capital (“RBC”) rules and other financial ratios for life insurance companies. The calculations set forth in these rules are used by regulators to assess the sufficiency of an insurer’s capital and measure the risk characteristics of an insurer’s assets, liabilities, and certain off-balance sheet items. RBC is calculated by applying factors to various asset, premium, face amount, and liability items. Although the Company’s RBC levels are currently well in excess of those required by its regulators, there can be no assurances made that the Company would continue to maintain these levels.
Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers and increase its tax costs.
Congress, as well as state and local governments, considers from time-to-time legislation that could change the Company’s tax costs and increase or decrease its ability to use existing tax credits. Future changes in U.S. federal income tax law could lessen or eliminate some of the tax advantages currently benefitting the Company, its policyholders or its other clients or could make some of the Company’s products less attractive to consumers. For example, the following events could adversely affect the Company’s business:
•Changes in tax laws that would reduce or eliminate tax-deferred accumulation of earnings on the premiums paid by the holders of annuities products;
•Reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock that may provide an incentive for some of the Company’s customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns;
•Changes in the availability of, or rules concerning the establishment, operation, and taxation of, Section 401, 403(b), 408, and 457 plans; and
•Repeal of the federal estate tax or changes in the tax treatment of life insurance death benefits.
Further, future changes in tax rates could impact the Company’s tax costs, which could affect the consolidated financial statements in several ways. For example, an increase in the federal corporate income tax rate could affect the consolidated financial statements as follows, and a decrease in the rate could have the opposite impacts:
•A higher effective tax rate could have an unfavorable impact on net income over the period that the higher rate remains in effect;
•An increase in certain deferred tax liabilities, which would have an immediate unfavorable impact on net income in the period during which the higher rate came into effect;
•An increase in certain deferred tax assets, which would have an immediate favorable impact on net income in the period during which the lower tax rate came into effect; and
•An increase in tax rates could affect the timing of recognizing tax benefits.
The Company cannot predict whether any legislation will be enacted, what the specific terms of any such legislation will be, or how, if at all, such legislation could have an adverse effect. However, should this risk materialize, it could have an adverse effect on the Company’s future results of operations and financial position, potentially through lower product sales, changes in investor preferences and behavior, and increased lapses of policies.
On August 16, 2022, the U.S. enacted the Inflation Reduction Act of 2022 (the “IRA”) which is generally effective for years beginning after December 31, 2022. The IRA established a new 15% corporate alternative minimum tax for corporations whose average adjusted net income for any consecutive three-year period beginning after December 31, 2022, exceeds $1.0 billion. We currently anticipate this tax will apply to the Company and are in the process of evaluating the impact to the Company. The impact on our financial position, results of operations and cash flows is dependent on future guidance from the Internal Revenue Service, which to date has issued only limited preliminary guidance.
The Company’s risk management policies and procedures may not be fully effective, which may leave us exposed to unidentified or unanticipated risks that could adversely affect its business, results of operations, and financial condition.
Management of operational, legal, regulatory, and financial risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. Management has devoted significant resources to develop the
59

Company’s risk management and disaster recovery policies and procedures. However, policies and procedures may not be fully effective and may leave the Company exposed to unidentified and unanticipated risks. The Company may be subject to disruptions of its operating systems or its ability to conduct business from events that are wholly or partially beyond its control such as a natural catastrophe, act of terrorism, pandemic, or electrical/telecommunications outage.
A failure in cyber or information security systems could result in a loss or disclosure of confidential information, damage the Company’s reputation, and could impair its ability to conduct business effectively.
The Company depends heavily upon computer systems to provide reliable service, as a significant portion of the Company’s operations relies on the secure processing, storage, and transmission of confidential or proprietary information and complex transactions. Despite the implementation of a variety of security measures, the Company’s computer systems could be subject to physical and electronic break-ins, cyber attacks, and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and other third parties, or may originate internally from within the Company.
If one or more of these events occurs, it could potentially jeopardize the confidential or proprietary information, including personally identifiable non-public information, processed and stored in, and transmitted through, the computer systems and networks. It could also potentially cause interruptions or malfunctions in the operations of the Company, its customers, or other third parties. This could result in damage to the Company’s reputation, financial losses, litigation, increased costs, regulatory penalties, and/or customer dissatisfaction or loss. Although steps have been taken to prevent and detect such attacks, it is possible that the Company may not become aware of a cyber incident for some time after it occurs, which could increase its exposure to these consequences.
In addition, the Company is subject to a variety of laws and regulations in the United States and abroad regarding privacy, data protection and data security, and may become subject to further such laws and regulations in the future. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to the Company are often uncertain and may be conflicting, particularly with respect to foreign laws. For example, in April 2016 the European Commission adopted the General Data Protection Regulation (“GDPR”), which greatly increases the jurisdictional reach of its laws and adds a broad array of requirements for handling personal data, such as the public disclosure of significant data breaches, privacy impact assessments, data portability and the appointment of data protection officers. Even though the Company does not operate in or sell its products within the European Union, the Company believes it is required to comply with certain requirements of the GDPR.
In the U.S., several states have recently enacted new laws and regulations regarding privacy and cybersecurity. The California Consumer Privacy Act, which is effective as of January 1, 2020, contains similar consumer protections to those in the E.U. GDPR and applies to companies doing business in California. The New York State Department of Financial Services (“NYDFS”) issued cybersecurity regulations, which became effective in March 2017, imposes an array of detailed security measures on covered entities. Both of these laws impact the Company’s and its subsidiaries’ businesses and they have taken steps designed to comply with them. In October 2017, the NAIC adopted a new Insurance Data Security Model Law, which is intended to establish the standards for data security and standards for the investigation and notification of data breaches applicable to insurance licensees in states adopting such law, with provisions that are generally consistent with the NYDFS cybersecurity regulation. All of these evolving compliance and operational requirements impose costs that are likely to increase over time and may restrict the way services involving data are offered, all of which may adversely affect our results of operations.
The Company may be subject to litigation resulting in substantial awards or settlements and this may adversely affect its reputation and results of operations.
In recent years, life and accident insurance and financial service companies have been named as defendants in lawsuits, including class actions. A number of these lawsuits have resulted in substantial awards and settlements. There can be no assurance that any future litigation relating to matters such as the provision of insurance coverage or pricing and sales practices will not have a material adverse effect on the Company’s results of operations or financial position.
EXPERTS
The financial statements of Empower Annuity Insurance Company of America (formerly known as Great-West Life & Annuity Insurance Company) as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
60

WHERE YOU CAN FIND MORE INFORMATION
This Prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement.
The registration statement, including exhibits, contains additional relevant information about us. The complete registration statement and our other filings are available to the public from commercial document retrieval services and over the internet at www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this Prospectus.)
61

DEFINITIONS
The following is a listing of defined terms:
Account – A separate record in the name of each Certificate Owner which reflects his or her interests in the assets in both Covered Fund(s) and other investment options in the IRA.
Accumulation Phase – The period of time between the Certificate Election Date and the Initial Installment Date.
Administrative Offices – 8515 East Orchard Road, Greenwood Village, CO 80111.
Alternate Payee – Any spouse, former spouse, child or other dependent of a Certificate Owner, or other person allowed by law, who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefit payable under the IRA with respect to such Certificate Owner.
Annuitant – The person upon whose life the payment of an annuity is based.
Annuity Commencement Date – The date that annuity payments begin to an Annuitant.
Attained Age – The GLWB Elector’s age on the Ratchet Date.
Beneficiary – A person or entity named by the Certificate Owner or the terms of the IRA to receive all or a portion of the Account at his or her death.
Benefit Base – The amount that is multiplied by the GAW Percentage to calculate the GAW. The Benefit Base increases dollar-for-dollar upon any Certificate Contribution and is reduced proportionately for an Excess Withdrawal. The Benefit Base can also increase with positive Covered Fund performance on the Ratchet Date. The Covered Fund has its own Benefit Base. The Covered Fund Benefit Base cannot be transferred to another Covered Fund unless we require a Transfer as a result of the existing Covered Fund being eliminated or liquidated.
Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. Unless otherwise stated in this prospectus, in the event that a date falls on a non-Business Day, the date of the following Business Day will be used.
Certificate – This document issued to the Certificate Owner which specifies the benefits, rights, privileges, and obligations of the Certificate Owner and Empower under the Group Contract.
Certificate Anniversary Date – The anniversary of the Certificate Election Date, or the preceding Business Day to the extent that the Certificate Election Date is not a Business Day.
Certificate Contributions – Certificate Owner directed amounts received and allocated to the Certificate Owner’s Covered Fund(s) including rollovers as defined under Section 402 of the Code and Transfers. Reinvested dividends, capital gains, and settlements arising from the Covered Fund(s) will not be considered Certificate Contributions for the purpose of calculating the Benefit Base but will affect the Covered Fund Value.
Certificate Election Date – The date on which the GLWB Elector, Alternate Payee or Beneficiary elects the GLWB option in the Certificate and pursuant to the terms of the Covered Fund(s) prospectus or disclosure document. The Certificate Election Date shall be the date upon which the initial Benefit Base is calculated.
Certificate Owner – The person named on the Certificate Data Page. The Certificate Owner is entitled to exercise all of the benefits, rights, and privileges under the Certificate while the Covered Person(s) is still living. The Certificate Owner must be a Covered Person.
Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Certificate.
Company – Empower Annuity Insurance Company of America, the issuer of the Group Contract and Certificate (also referred to as “Empower,” “we,” “us,” or “our”).
Covered Fund – Interests in the mutual fund(s) held in the Account designed for the GLWB, as follows:

62

•Empower SecureFoundation® Balanced Fund
•Any other fund as approved by Empower for the Certificate
Covered Fund Value – The value of the Covered Fund held in the Account.
Covered Person(s) – For purposes of the Certificate, the person(s) whose age determines the GAW Percentage and on whose life the GAW Amount will be based. If there are two Covered Persons, the GAW Percentage will be based on the age of the younger life and the Installments can continue until the death of the second life. A joint Covered Person must be the GLWB Elector’s spouse and the 100% primary beneficiary under the IRA.
Distributions – Amounts paid to a GLWB Elector from the Covered Fund pursuant to the terms of the IRA.
Excess Withdrawal – An amount either distributed or transferred from the Covered Fund(s) during the Accumulation Phase or any amount combined with all other amounts that exceeds the annual GAW during the GAW Phase. The Excess Withdrawal reduces the Benefit Base, as described in the Accumulation Phase section. Neither the Guarantee Benefit Fee nor any other fees or charges assessed to the Covered Fund Value as directed by the IRA Custodian and as agreed to by Empower shall be treated as a Distribution or Excess Withdrawal for this purpose.
GLWB – A guaranteed lifetime withdrawal benefit.
GLWB Elector – A Certificate Owner, Alternate Payee or Beneficiary who is: (i) eligible to elect the GLWB; (ii) invested in the Covered Fund(s); and (iii) a Covered Person.
Group Contract– The written agreement between the Group Contract Owner and Empower.
Group Contract Owner – The owner of the Group Contract that is identified on the Certificate Data Page (currently Empower Trust).
Guaranteed Annual Withdrawal (GAW) – The annualized withdrawal amount that is guaranteed for the lifetime of the Covered Person(s), subject to the terms of this Certificate.
Guaranteed Annual Withdrawal Phase (GAW Phase) – The period of time between the Initial Installment Date and the first day of the Settlement Phase.
Guaranteed Annual Withdrawal Percentage (GAW%) – The percentage of the Benefit Base that determines the amount of the GAW. This percentage is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person, pursuant to Section 5.01.
Guarantee Benefit Fee – The asset charge periodically calculated and deducted from your Covered Fund Value or assessed through another means of payment pursuant to the terms of the Certificate and while the Certificate is in force.
Guaranteed Lifetime Withdrawal Benefit (GLWB) – A payment option offered by the IRA that pays Installments during the life of the Covered Person(s). The Covered Person(s) will receive periodic payments in either monthly, quarterly, semiannual, or annual Installments that in total over a twelve month period equal the GAW.
Guarantee Trigger Date – For the Empower SecureFoundation® Balanced Fund, it is the date that the Covered Fund is purchased.
Initial Installment Date – The date of the first Installment under the GLWB, which must be a Business Day.
Installments – Periodic payments of the GAW during the GAW Phase and Settlement Phase.
Installment Frequency Options – The options listed in the GAW section.
IRA – The traditional Roth or other Individual Retirement Account established for the Certificate Owner and the Certificate Owner’s beneficiaries, for which a Certificate is issued.
Qualified Domestic Relations Order (QDRO) – A domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a GLWB Elector and that complies with the requirements of the Code, if applicable, that and is accepted and approved by the  Group Contract Owner for the IRA, except as otherwise agreed.
63

Ratchet – An increase in the Benefit Base if the Covered Fund Value exceeds the current Benefit Base on the Ratchet Date.
Ratchet Date – During the Accumulation Phase, the Ratchet Date is the anniversary of the GLWB Elector’s Certificate Election Date and each anniversary thereafter. During the GAW Phase, the Ratchet Date is the Initial Installment Date and each anniversary thereafter. If any anniversary in the Accumulation and GAW Phase is a non-Business Day, the Ratchet Date shall be the preceding Business Day for that year.
Request – An inquiry or instruction in a form satisfactory to Empower. A valid Request must be: (i) received by Empower at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Certificate, or as required by Empower. The Request is subject to any action taken by Empower before the Request was processed.
Reset – An optional GLWB Elector election during the GAW Phase in which the current GAW Percentage and Benefit Base may be changed to the GLWB Elector’s Attained Age GAW Percentage and Covered Fund Value on the Ratchet Date.
Securities Act – The Securities Act of 1933, as amended.
Settlement Phase – The period when the Covered Fund Value has reduced to zero, but the Benefit Base is still positive. Installments continue under the terms of the Certificate.
Spouse – A person recognized as a spouse under federal law. The term does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law.
Transfer – The reinvestment or exchange of all or a portion of the Covered Fund Value to or from the Covered Fund to: (i) another Covered Fund; or (ii) another investment option offered under the IRA.
64

APPENDIX A– COMPANY FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2022)
The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors Regarding the Company” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Management’s discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2022, 2021 and 2020, are as follows.  This management discussion and analysis should be read in conjunction with the financial data contained in Item 8, “Financial Statements and Supplementary Data.”
Certain statements in this report constitute forward-looking statements. See “Business” in Item 1 of this report for additional factors relating to these statements, and see “Risk Factors” in Item 1A of this report for a discussion of certain risk factors applicable to the business and its financial condition and results of operations.
Executive Summary
The Company and its subsidiaries are providers of retirement services, insurance, and other financial service products to corporate, institutional, government and individual customers. Management considers the ability to continue to expand its presence in the United States defined contribution market to be its primary point of focus.  The retirement services, savings, and investments marketplace is highly competitive. Competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations.
The Empower Retirement segment provides various retirement plan products (including IRAs) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services to employer-sponsored defined contribution plans and associated defined benefit plans.  Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account.
The Individual Markets segment is closed and in run-off. It previously distributed life insurance, annuity, and retirement products to both individuals and businesses. Direct life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life. Effective June, 1, 2019, the Company completed the sale, via indemnity reinsurance, of substantially all of its Individual Markets life and annuity business to Protective Life Insurance Company (“Protective”). The Company retained a block of life insurance, predominately participant policies which are now administered by Protective.
The Company’s Other reporting segment is substantially comprised of corporate items not directly allocated to the other operating segments and interest expense on long-term debt.
Recent Events
On December 31, 2022, the Company and Hannover Life Reassurance Company of America (Bermuda) LTD (“Hannover”) have engaged in a coinsurance with funds withheld transaction in which the Company cedes a portion of its closed in-force block of participating whole life insurance policies and established a funds withheld payable to Hannover.
On August 1, 2022, in an effort to further strengthen recognition and customer alignment with the Empower brand, Great-West Life & Annuity Insurance Company changed its legal name to Empower Annuity Insurance Company of America.
Effective April 1, 2022, the Company completed the acquisition, via share purchase and indemnity reinsurance (“the Prudential transaction”), of the full-service retirement services business of Prudential Financial, Inc. (“Prudential”) for $1.9 billion. The transaction includes acquisition via the equity purchase of the business within Empower Annuity Insurance Company, formerly known as Prudential Retirement Insurance and Annuity Company, (“EAIC”) and its subsidiaries, as well as reinsurance of certain business within The Prudential Insurance Company of America (“PICA”). The business assumed is primarily group annuities. The Company has now assumed the economics and risks associated with the reinsured business, and the Company paid a $224 million reinsurance ceding commission, net of working capital adjustments. Per the PICA reinsurance transaction agreement, the Company acquired Statutory assets equal to liabilities.
The Company issued 2,591,253 additional common shares and received $810 million from EHI in March 2022 to fund the Prudential acquisition.
On August 26, 2021, the Company issued a surplus note in the face amount of $1.2 billion to EHI. The proceeds were used to partially fund the acquisition of certain businesses from Prudential Financial, Inc. The note matures on December 31, 2051. The surplus note bears an interest rate of 4.2% per annum until December 31, 2026. Starting on December 31, 2026 and on every fifth anniversary of such date thereafter, the interest rate on the note is reset to equal the five-year U.S. Treasury Rate plus 3.4%.
Effective December 31, 2020, the Company completed the acquisition, via indemnity reinsurance (“the MassMutual transaction”), of the retirement services business of Massachusetts Mutual Life Insurance Company (“MassMutual”), strengthening Empower Retirement’s position as the second largest player in the U.S. retirement market. The Company paid a $2.3 billion reinsurance ceding commission, net of working capital adjustments. Per the transaction agreement, the Company acquired Statutory assets equal to liabilities.
As of December 31, 2020, the Company received capital contributions of $3.1 billion from EHI. The proceeds were used to finance the Personal Capital and MassMutual transactions.
On August 17, 2020, the Company completed the acquisition of Personal Capital Corporation (“Personal Capital”), a hybrid wealth manager that combines leading-edge digital experience with personalized advice delivered by human advisors. Under the terms of the agreement, the Company acquired the equity of Personal Capital for $825 million on closing and deferred consideration of up to $175 million subject to achievement of target growth objectives. An initial contingent consideration earn-out value of $20 million was recorded at December 31, 2020. The contingent consideration provision was increased by $80 million in 2021 for a total contingent consideration provision of $100 million at December 31, 2021. The increases in 2021 were due to growth in net new assets above the amount assumed at the date of acquisition. In 2022, the Company paid $59,000 of the contingent consideration based on metrics achieved in 2021 and then subsequently released the remaining $41,000 contingent consideration previously accrued as the current growth in net new assets was below the level where further contingent consideration would be payable. Changes in the fair value of the contingent consideration measured in accordance with the Merger Agreement subsequent to the completion of the purchase price allocation are recognized in operating and administrative expenses in the Consolidated Statements of Earnings.
On August 12, 2020, the Company issued a surplus note in the face amount of $528 million to EHI. The proceeds were used to finance the Personal Capital transaction. The surplus note bears an interest rate of 1.260% per annum and matures on August 12, 2025.
On January 1, 2020, EAICA and its subsidiaries executed a strategy to simplify its corporate structure and affiliated transactions. The transaction included the following changes:
•Substantially all employees of EAICA and its other subsidiaries were transferred to the subsidiary, Empower Retirement, LLC (“ERLLC”).
•ERLLC assumed all recordkeeping related revenues, and related expenses, either by direct assignment of contracts or through a transition services agreement between ERLLC, EAICA, and the EAICA's subsidiaries.
•Substantially all vendor contracts were assigned to ERLLC.
•ERLLC entered into an administrative services agreement whereby it provides corporate and other shared services to EAIC and its affiliates and is reimbursed for expenses incurred.
As a result of this organizational change, the Company will focus primarily on insurance related activity.
The COVID-19 pandemic has continued to result in uncertainty in global financial markets and the economic environment in which the Company operates. The duration and impact of the COVID-19 pandemic continues to be unknown at this time, as is the efficacy of the associated fiscal and monetary interventions by governments and central banks.
The Coronavirus Aid, Relief and Economic Security Act (“the CARES Act”) was enacted on March 27, 2020. Under the CARES Act, the U.S. Federal government authorized broad based economic relief and support for individuals and businesses, including changes to distribution and loan rules from employer retirement plans and Individual Retirement Accounts (“IRAs”) which are similar to the relief offered in prior disaster relief laws. The Company implemented the distribution and loan changes. The Internal Revenue Service (“IRS”) and the U.S. Department of Labor (“DOL”) subsequently issued an interpretive guidance on the CARES Act and the Company updated its CARES Act distribution and loan processes and procedures accordingly. The CARES Act distributions were allowed through December 31, 2020 and loans were allowed through September 22, 2020. The CARES Act did not prevent the Company from executing on its overall business strategy and growth objectives.
The Company and an affiliate have engaged in a modified coinsurance (“ModCo”) reinsurance agreement since 2018. The affiliate, Canada Life International Reinsurance Corporation Limited (“CLIRC”), novated the contract to Canada Life International Reinsurance (Barbados) Corporation (“CLIRBC”) and upon transfer, on December 31, 2020, increased the ceding percentage for this block of group annuity insurance policies from 40% to 90%. The Company and CLIRBC amended this agreement on December 31, 2022, which increased the ceding percentage for this block of group annuity insurance policies from 90% to 100%, increased the expense allowance rate, and increased the risk charge rate.
The Company and an affiliate have engaged in a ModCo reinsurance agreement since 2011. The affiliate, CLIRC, novated the contract to CLIRBC on December 31, 2020. Per the terms of the agreement, the Company cedes 90% of its closed in-force block of participating life insurance policies. On July 1, 2022, the Company terminated its reinsurance agreement with CLIRBC.
Market Conditions
The S&P 500 index ended 2022 down by 19% as compared to 2021, while 2021 was up by 27% when compared to 2020. The average of the S&P 500 index during the year ended December 31, 2022, was up by 4% when compared to the average for the year ended December 31, 2021, and the average was up by 33% for the year ended December 31, 2021, when compared to the average for the year ended December 31, 2020.
	Year Ended December 31,
S&P 500 Index	2022	2021	2020	2019	2018	2017
Index Close	3,840	4,766	3,756	3,231	2,507	2,674
Index Average	4,101	4,269	3,218	2,914	2,744	2,448
Variable asset-based fees earned by the Company fluctuate with changes in participant account balances. Participant account balances change due to cash flow and market gains and losses, which are primarily associated with changes in the United States equities market. Fee income decreased by $35 million, or 13%, to $234 million for the year ended December 31, 2022, when compared to 2021, primarily due to declines in the equity markets.
The 10-year U.S. Treasury rate ended 2022 up by 236 basis points as compared to 2021, while 2021 was down by 59 basis points when compared to 2020. The average of the 10-year U.S. Treasury rate during the year ended December 31, 2022 ended up by 150 basis points when compared to the average for the year ended December 31, 2021, and the average was down by 56 basis points for the year ended December 31, 2021, when compared to the average for the year ended December 31, 2020.
	Year Ended December 31,
10-Year Treasury Rate	2022	2021	2020	2019	2018	2017
Close	3.88%	1.52%	0.93%	1.92%	2.69%	2.40%
Average	2.95%	1.45%	0.89%	2.14%	2.91%	2.33%
Summary of Critical Accounting Judgments and Estimates
The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Colorado Division of Insurance (“The Division”). The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.
The only prescribed deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any other accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

The Company has identified the following accounting policies, judgments, and estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
•Valuation of investments
•Impairment of investments
•Valuation of derivatives and related hedge accounting
•Impairment of goodwill
•Valuation of policy benefits
•Valuation of deferred taxes
Valuation of investments
The Company’s investments are in bonds, mortgage loans, real estate, contract loans, and other investments. The Company’s investments are exposed to three primary sources of risk: credit, interest rate, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of fair values.
The fair values for bonds are generally based upon evaluated prices from independent pricing services.  In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts of the Company’s financial instruments.
Impairment of investments
The Company evaluates its general account investments on a quarterly basis to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Assumptions and estimates about the issuer’s operations and ability to generate future cash flows are inherent in management’s evaluation of investments for other- than-temporary impairments (“OTTI”). The assessment of whether an OTTI has occurred is based upon management’s case-by-case evaluation of the underlying reasons for the decline in fair value of each individual security. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors regarding the security issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired security. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or near term recovery prospects, the effects of changes in interest rates or credit spreads, and the recovery period.
If an OTTI has occurred on loan-backed and structured securities, the impairment amount is bifurcated into two components: the amount related to the non-interest loss and the amount attributed to other factors. The calculation of expected cash flows utilized during the impairment evaluation and bifurcation process is determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics, and current levels of subordination.
The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments (when management deems it probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement) involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage provision allowance and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience, and other relevant factors.

Valuation of derivatives and related hedge accounting
Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value; changes in fair values are recognized in unassigned surplus in the period of change.
The fair value of derivatives is determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Values can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under accounting guidance. If it were determined that hedge accounting designations were not appropriately applied, reported capital and surplus could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may result in a differing impact on the financial statements of the Company from that previously reported. Assessments of hedge effectiveness and measurements of ineffectiveness of hedging relationships are also subject to interpretations and estimations and different interpretations or estimates may have a material effect on the amount reported in capital and surplus.
Impairment of goodwill
Goodwill is from acquisitions of subsidiaries that are reported in common stock and other invested assets and is the excess of the purchase price over the book value of the entity acquired. Statutory goodwill is amortized to unrealized capital gains/(losses) over the period in which the Company benefits economically, not to exceed ten years. Admissible goodwill is limited in the aggregate to 10% of the Company’s adjusted capital and surplus. The Company tests goodwill for impairment annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. If the carrying value of goodwill exceeds its fair value, the excess is recognized as impairment and recorded as a realized loss in the period in which the impairment is identified.
Policy reserves
Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements.
Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.
Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.
Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.
Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.
The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Liability reserves for variable annuities with guarantees and universal life without secondary guarantees are valued in accordance with Principle-Based Reserving (PBR) methods, outlined in NAIC Valuation Manual Sections 20 and 21. PBR utilizes stochastic models to calculate levels of reserves to cover future benefits that would occur under potentially adverse conditions.
Valuation of deferred taxes
A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to admissibility limitations prescribed by statutory accounting principles which include estimates of future tax events. The change in deferred income taxes is treated as a component of the change in unassigned deficit.
Company Results of Operations
Year ended December 31, 2022, compared with the year ended December 31, 2021
The following is a summary of certain financial data of the Company:
	Year Ended December 31,		Increase (decrease)
Statement of Operations data (In millions)	2022	2021
Premium income and annuity consideration	$13,077	$6,327	$6,750
Net investment income	1,519	1,263	256
Fee and miscellaneous income	487	520	(33)
Reserve adjustment on reinsurance ceded	(5,203)	(1,519)	(3,684)
Other	313	264	49
Total income	10,193	6,855	3,338
Policyholder benefits	12,072	15,213	(3,141)
Increase (decrease) in aggregate reserves for life and accident health policies and contracts	2,630	(1,038)	3,668
Other insurance benefits, expenses and commissions	576	497	79
Net transfers from separate accounts	(5,591)	(8,135)	2,544
Total benefits and expenses	9,687	6,537	3,150
Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains (losses)	506	318	188
Federal income tax expense (benefit)	20	22	(2)
Net gain (loss) from operations before net realized capital gains (losses)	486	296	190
Net realized capital (gains) losses less capital gains tax and transfers to interest maintenance reserve	(23)	(3)	20
Net income (loss)	$509	$299	$210
The Company’s net income increased by $210 million, to $509 million. The increase was primarily due to increased investment income and lower operating expenses.
Premium income and annuity consideration increased by $6,750 million, to $13,077 million primarily due to the inclusion of Prudential premium income acquired in 2022, as well as the recapture of premiums associated with the termination of the modified coinsurance agreement with CLIRBC.
Net investment income increased by $256 million, to $1,519 million primarily due to the income earned on the invested assets transferred from Prudential.
The reserve adjustment on reinsurance ceded changed by $3,684 million, to $(5,203) million primarily due to EAICA terminating the participating insurance modified coinsurance agreement with CLIRBC.
Change in aggregate reserves for life and accident health policies and contracts changed by $3,668 million, to $2,630 million primarily due to the non-recurrence of initial reserves transferred as part of the acquired Prudential business.

Year ended December 31, 2021, compared with the year ended December 31, 2020
The following is a summary of certain financial data of the Company:
	Year Ended December 31,		Increase (decrease)
Statement of Operations data (In millions)	2021	2020
Premium income and annuity consideration	$6,327	$12,832	$(6,505)
Net investment income	1,263	948	315
Fee and miscellaneous income	520	104	416
Reserve adjustment on reinsurance ceded	(1,519)	7,158	(8,677)
Other	264	212	52
Total income	6,855	21,254	(14,399)
Policyholder benefits	15,213	4,057	11,156
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(1,038)	16,449	(17,487)
Other insurance benefits, expenses and commissions	497	3,255	(2,758)
Net transfers from separate accounts	(8,135)	(809)	(7,326)
Total benefits and expenses	6,537	22,952	(16,415)
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	318	(1,698)	2,016
Federal income tax (benefit) expense	22	(20)	42
Net gain from operations before net realized capital gains	296	(1,678)	1,974
Net realized capital (gains) losses less capital gains tax and transfers to interest maintenance reserve	(3)	17	20
Net income	$299	$(1,695)	$1,994
The Company’s net income increased by $1,994 million, to $299 million. The increase was primarily due to the non-recurrence of the ceding commission paid for the MassMutual acquisition in 2020, and growth in 2021 attributed to the acquired MassMutual business.
Premium income and annuity consideration decreased by $(6,505) million, to $6,327 million primarily due to the non-recurrence of initial premium from MassMutual in the previous year offset by new premium from MassMutual in the current year.
Net investment income increased by $315 million, to $1,263 million primarily due to the income earned on the invested assets transferred from MassMutual.
Fee and miscellaneous income increased by $416 million, to $520 million primarily due to the fees from separate account and interest on funds withheld acquired from MassMutual.
The reserve adjustment on reinsurance ceded changed by $(8,677) million, to $(1,519) million primarily due to non-recurrence of the increase from 40% to 90% on coinsurance ceded to CLIRBC in the prior year.
Other income increased $52 million, to $264 million, primarily due to the amortization of transactional IMR related to the MassMutual transaction and increase in the commissions ceded to CLIRBC due to the change in quota share to 90% in the current year from 40% in the previous year.
Policyholder benefits increased by $11,156 million, to $15,213 million primarily due to the increase in surrenders related to the block of business acquired from MassMutual.
Change in aggregate reserves for life and accident health policies and contracts changed by $(17,487) million, to $(1,038) million primarily due to the non-recurrence of initial reserves acquired from MassMutual in the previous year.
Other insurance benefits, expenses and commissions decreased by $(2,758) million, to $497 million primarily due to the non-recurrence of the ceding commission paid to MassMutual in the previous year.

Net transfers from separate accounts changed by $(7,326) million, to $(8,135) million primarily due to the transfers from the MassMutual block of business.
Individual Markets Segment Results of Operations
Year ended December 31, 2022, compared with the year ended December 31, 2021
The following is a summary of certain financial data of the Individual Markets segment:
	Year Ended December 31,		Increase (decrease)
Statement of Operations data (In millions)	2022	2021
Premium income and annuity consideration	$2,759	$20	$2,739
Net investment income	285	283	2
Fee and miscellaneous income	8	13	(5)
Reserve adjustment on reinsurance ceded	(5,987)	(415)	(5,572)
Other	192	129	63
Total income	(2,743)	30	(2,773)
Policyholder benefits	150	92	58
(Decrease) in aggregate reserves for life and accident health policies and contracts	(3,091)	(183)	(2,908)
Other insurance benefits, expenses and commissions	48	61	(13)
Net transfers from separate accounts	(4)	(2)	(2)
Total benefits and expenses	(2,897)	(32)	(2,865)
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains (losses)	154	62	92
Federal income tax expense (benefit)	11	(2)	13
Net gain from operations before net realized capital (losses) gains	143	64	79
Net realized capital (gains) losses less capital gains tax and transfers to interest maintenance reserve	(4)	(1)	3
Net income	$147	$65	$82
Net income for the Individual Markets segment increased by $82 million, to $147 million. The increase is primarily due to the ceding commission received as part of the modified coinsurance agreement entered into with Hannover.
Premium income and annuity consideration increased by $2,739 million, to $2,759 million primarily due to the termination and recapture of premiums and related commissions associated with the termination of the modified coinsurance agreement with CLIRBC.
Reserve adjustment on reinsurance ceded changed by $5,572 million, to $(5,987) million primarily due to the termination of its modified coinsurance agreement with CLIRBC and recapture of underlying policies and their related obligations and liabilities.
Change in aggregate reserves for life and accident health policies and contracts changed by $2,908 million, to $(3,091) million primarily due to the modified coinsurance agreement entered into with Hannover.
Year ended December 31, 2021, compared with the year ended December 31, 2020
The following is a summary of certain financial data of the Individual Markets segment:

	Year Ended December 31,		Increase (decrease)
Statement of Operations data (In millions)	2021	2020
Premium income and annuity consideration	$20	$83	$(63)
Net investment income	283	295	(12)
Fee and miscellaneous income	13	16	(3)
Reserve adjustment on reinsurance ceded	(415)	(372)	(43)
Other	129	138	(9)
Total income	30	160	(130)
Policyholder benefits	92	120	(28)
(Decrease) increase in aggregate reserves for life and accident health policies and contracts	(183)	(123)	(60)
Other insurance benefits, expenses and commissions	61	75	(14)
Net transfers from separate accounts	(2)	(1)	(1)
Total benefits and expenses	(32)	71	(103)
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	62	89	(27)
Federal income tax benefit	(2)	2	(4)
Net gain from operations before net realized capital gains	64	87	(23)
Net realized capital (gains) losses less capital gains tax and transfers to interest maintenance reserve	(1)	6	7
Net income	$65	$81	$(16)
Net income for the Individual Markets segment decreased by $(16) million, to $65 million. The decrease was primarily due to a decline in the retained block of business. This is a closed block of business in run-off since the Protective Transaction on June 1, 2019.
Premium income and annuity consideration decreased by $(63) million, to $20 million primarily due to lower premiums from participants as well as a decrease in modified coinsurance premium attributed to a decline in the profitability of the participating line of business as this is a closed block of business in run-off.
Reserve adjustment on reinsurance ceded changed by $(43) million, to $(415) million is primarily due to ceding higher death benefits which resulted in a higher release of ceded reserves.
Policyholder benefits decreased by $(28) million, to $92 million primarily due to lower retained death benefits in the participating line of business as compared to the prior year.
Change in aggregate reserves for life and accident health policies and contracts changed by $(60) million, to $(183) million primarily due to higher policyholder benefits paid and lower premiums in the current year as this is a closed block of business in run-off.
Empower Retirement Segment Results of Operations
Year ended December 31, 2022, compared with the year ended December 31, 2021
The following is a summary of certain financial data of the Empower Retirement segment:

	Year Ended December 31,		Increase (decrease)
Statement of Operations data (In millions)	2022	2021
Premium income and annuity consideration	$10,317	$6,307	$4,010
Net investment income	1,318	991	327
Fee and miscellaneous income	476	504	(28)
Reserve adjustment on reinsurance ceded	785	(1,104)	1,889
Other	120	135	(15)
Total income	13,016	6,833	6,183
Policyholder benefits	11,922	15,121	(3,199)
Increase in aggregate reserves for life and accident health policies and contracts	5,721	(855)	6,576
Other insurance benefits, expenses and commissions	526	445	81
Net transfers from separate accounts	(5,587)	(8,133)	2,546
Total benefits and expenses	12,582	6,578	6,004
Net (loss) gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	434	255	179
Federal income tax benefit	32	24	8
Net (loss) gain from operations before net realized capital gains	402	231	171
Net realized capital (gains) losses less capital gains tax and transfers to interest maintenance reserve	(20)	(2)	18
Net (loss) income	$422	$233	$189
Net income for the Empower Retirement segment increased by $189 million, to $422 million. The increase was primarily due to increased net investment income and lower operating expenses.
Premium income and annuity consideration increased by $4,010 million, to $10,317 million, primarily due to the inclusion of Prudential premium income acquired in 2022.
Net investment income increased by $327 million, to $1,318 million, primarily due to the income earned on the invested assets transferred from Prudential.
Reserve adjustment on reinsurance ceded changed by $1,889 million, to $785 million primarily due to the amended coinsurance agreement between the Company and CLIRBC.
Change in aggregate reserves for life and accident health policies and contracts increased by $6,576 million, to $5,721 million primarily due to the non-recurrence of initial reserves transferred as part of the acquired Prudential business.
Year ended December 31, 2021, compared with the year ended December 31, 2020
The following is a summary of certain financial data of the Empower Retirement segment:

	Year Ended December 31,		Increase (decrease)
Statement of Operations data (In millions)	2021	2020
Premium income and annuity consideration	$6,307	$12,749	$(6,442)
Net investment income	991	630	361
Fee and miscellaneous income	504	81	423
Reserve adjustment on reinsurance ceded	(1,104)	7,530	(8,634)
Other	135	74	61
Total income	6,833	21,064	(14,231)
Policyholder benefits	15,121	3,937	11,184
Increase in aggregate reserves for life and accident health policies and contracts	(855)	16,572	(17,427)
Other insurance benefits, expenses and commissions	445	3,182	(2,737)
Net transfers from separate accounts	(8,133)	(808)	(7,325)
Total benefits and expenses	6,578	22,883	(16,305)
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	255	(1,819)	2,074
Federal income tax (benefit) expense	24	(22)	46
Net gain from operations before net realized capital gains	231	(1,797)	2,028
Net realized capital (gains) losses less capital gains tax and transfers to interest maintenance reserve	(2)	11	13
Net income	$233	$(1,808)	$2,041
Net income for the Empower Retirement segment increased by $2,041 million, to $233 million. The increase was primarily due to the non-recurrence of the ceding commission paid to MassMutual in 2020.
Premium income and annuity consideration decreased by $(6,442) million, to $6,307 million, primarily due to the non-recurrence of the initial reinsurance premium on the MassMutual transaction in prior year and lower transfers into the general account from Empower recordkeeping participants partially offset by lower ceded premiums to CLIRBC and new premiums from MassMutual in the current year.
Net investment income increased by $361 million, to $991 million primarily due to the income earned on the invested assets transferred from MassMutual.
Fee and miscellaneous income increased by $423 million, to $504 million primarily due to the fees from separate account and the funds withheld receivable acquired from MassMutual .
Reserve adjustment on reinsurance ceded changed by $(8,634) million, to $(1,104) million primarily due to non-recurrence of the increase from 40% to 90% on coinsurance ceded to CLIRBC in the prior year.
Other income increased $61 million, to $135 million, primarily due to amortization of transactional IMR related to the MassMutual transaction and increase in commissions ceded to CLIRBC due to change in quota share premium from 90% in current year to 40% in prior year.
Policyholder benefits increased by $10,669 million to $15,121 million, primarily due to the increase in surrenders related to the block of business acquired from MassMutual.
Change in aggregate reserves for life and accident health policies and contracts decreased by $(17,427) million, to $(855) million primarily due to the non-recurrence of initial reserves acquired from MassMutual.
Other insurance benefits, expenses, and commissions decreased by $(2,737) million, to $445 million, primarily due to the non-recurrence of initial ceding commission paid to MassMutual in 2020.
Net transfers from separate accounts changed by $(7,325) million, to $(8,133) million, primarily due to the transfers from MassMutual.

Other Segment Results of Operations
Year ended December 31, 2022, compared with the year ended December 31, 2021
The following is a summary of certain financial data of the Other segment:
Statement of Operations data (In millions)	Year Ended December 31,		Increase (decrease)
	2022	2021
Net investment income	$(84)	$(11)	$(73)
Fee and miscellaneous income	3	3	—
Total income	(81)	(8)	(73)
Other expenses and commissions	1	(9)	10
Total benefits and expenses	1	(9)	10
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	(82)	1	(83)
Federal income tax expense	(23)	—	(23)
Net income (loss)	$(59)	$1	$(60)
Net loss of $59 million for the Other segment decreased by $(60) million, from net income of $1 million.  The decrease was primarily due to lower net investment income as a result of the decline on investment assets due to the market environment through the current year.
Year ended December 31, 2021, compared with the year ended December 31, 2020
The following is a summary of certain financial data of the Other segment:
Statement of Operations data (In millions)	Year Ended December 31,		Increase (decrease)
	2021	2020
Net investment income	$(11)	$23	$(34)
Fee and miscellaneous income	3	7	(4)
Total income	(8)	30	(38)
Other expenses and commissions	(9)	(2)	(7)
Total benefits and expenses	(9)	(2)	(7)
Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	1	32	(31)
Federal income tax expense (benefit)	—	—	—
Net income (loss)	$1	$32	$(31)
Net income of $1 million for the Other segment decreased by $(31) million, from $32 million.  The decrease was primarily due to lower net investment income as a result of an increase in interest expense related to surplus notes.
Investment Operations
The Company’s primary investment objective is to acquire assets with duration and cash flow characteristics reflective of its liabilities, while meeting industry, size, issuer and geographic diversification standards.  Formal liquidity and credit quality parameters have also been established.
The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines.  These guidelines ensure that even under changing market conditions, the Company’s assets should meet the cash flow and income requirements of its liabilities.  Using dynamic modeling to analyze the effects of a range of possible market changes upon investments and policyholder benefits, the Company works to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

The following table presents the percentage distribution of the admitted values of the Company’s general account investment portfolio:
	December 31,
(In millions)	2022		2021
Bonds	$29,869	68.5%	$26,797	69.0%
Preferred stock	82	0.2%	117	0.3%
Common stock	2,112	4.8%	220	0.6%
Mortgage loans	6,132	14.1%	4,304	11.1%
Real estate	55	0.1%	40	0.1%
Contract loans	3,806	8.7%	3,796	9.8%
Cash, cash equivalents and short-term investments	375	0.9%	2,449	6.3%
Securities lending collateral assets	107	0.2%	126	0.3%
Other invested assets	1,078	2.5%	1,010	2.5%
Total cash and invested assets	$43,616	100.0%	$38,859	100.0%
Bonds
Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities.  Included in bonds are perpetual debt investments which primarily consist of junior subordinated debt instruments that have no stated maturity date but pay fixed or floating interest in perpetuity.  The Company’s strategy related to mortgage-backed and asset-backed securities is to focus on those investments with low prepayment risk and minimal credit risk.
Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment.  The Company believes that the cost of the additional monitoring and analysis required by private placement investments is more than offset by their enhanced yield.
One of the Company’s primary objectives is to ensure that its bond portfolio is maintained at a high average credit quality to limit credit risk.  All securities are internally rated by the Company on a basis intended to be similar to that of independent external rating agencies.
The percentage distribution of the book adjusted carrying value of the Company’s long-term bond portfolio by NAIC designation is summarized as follows:
	December 31,
NAIC Designations	2022	2021
NAIC 1	52.9%	54.2%
NAIC 2	45.1%	43.6%
NAIC 3 through 6	2.0%	2.2%
Total	100.0%	100.0%
The percentage distribution of the book adjusted carrying value of the industrial and miscellaneous category of the long-term bond portfolio, calculated as a percentage of total bonds, is summarized as follows:

	December 31,
Sector	2022	2021
Finance	22.7%	21.3%
Utility	15.1%	14.2%
Consumer	12.2%	12.5%
Other	11.3%	11.6%
Natural resources	7.7%	6.9%
Transportation	3.8%	3.6%
Common Stocks
The Company’s common stocks are comprised primarily of investments in subsidiaries. Investments in domestic life subsidiaries and certain other subsidiaries are carried at their statutory equity value whereas investments in majority owned subsidiaries are generally carried at their Statutory or US GAAP equity value.
Mortgage Loans
The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans.  The mortgage loan portfolio is diversified with regard to geographical markets and commercial mortgage property types.  The Company originates, directly or through correspondents, or acquires mortgages in the secondary market with the intent to hold to maturity.  The Company’s portfolio includes loans which are fully amortizing, amortizing with a balloon balance at maturity, interest only to maturity, and interest only for a number of years followed by an amortizing period.
Derivatives
The Company uses certain derivatives, such as futures, swaps, forwards, and interest rate swaptions, for purposes of managing the interest rate, foreign currency exchange rate, and equity market risks impacting the Company’s business.  These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, since used for hedging purposes, these instruments are intended to reduce risk.  Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR. For derivative instruments where hedge accounting is either not elected or the transactions are not eligible for hedge accounting, changes in interest rates, foreign currencies, or equity markets may generate derivative gains or losses which may cause the Company to experience volatility in capital and surplus.  The Company controls the credit risk of its over-the-counter derivative contracts through credit approvals, limits, monitoring procedures, and in most cases, requiring collateral.  Risk of loss is generally limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.
Investment Yield
Net investment income includes interest income, dividends, the amortization of premiums, discounts and origination fees.
To analyze investment performance, the Company excludes net investment income related to derivative instruments in order to assess underlying profitability and results from ongoing operations.  Net investment income performance is summarized as follows:

	Year Ended December 31,
(In millions)	2022	2021	2020
Net investment income	$1,519	$1,263	$948
Less:
Net investment income from derivative instruments	40	31	19
Net investment income excluding derivative investments	$1,479	$1,232	$929
Average invested assets, at amortized cost	42,119	37,388	24,462
Yield on average invested assets	3.51%	3.30%	3.80%
Liquidity and Capital Resources
Liquidity refers to a company’s ability to generate sufficient cash flows to meet the short-term needs of its operations.  The Company manages its operations to create stable, reliable, and cost-effective sources of cash flows to meet all of its obligations. The liquidity of the Company’s investment portfolio is regularly monitored to ensure that a sufficient amount of liquid assets are held to meet its obligations under a variety of market stress scenarios
.The principal sources of the Company’s liquidity are premiums and contract deposits, fees, investment income, and investment maturities and sales.  Funds provided from these sources are reasonably predictable and normally exceed liquidity requirements for payment of policy benefits, payments to policy and contract holders in connection with surrenders and withdrawals, and general expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. A primary liquidity concern regarding cash flows from operations is the risk of early policyholder and contract holder withdrawals. To mitigate that risk the Company’s group annuity contracts include provisions to protect the Company against a sudden redemption by group customers through either market value adjustments applicable to the redemption value or the ability to defer payments over a period time. A primary liquidity concern regarding investment activity is the risk of defaults and market volatility.
In addition, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities.  The sources of the funds that may be required in such situations include the issuance of commercial paper or other debt instruments.
Management believes that the liquidity profile of its assets is sufficient to satisfy the short-term liquidity requirements of reasonably foreseeable scenarios.
Generally, the Company has met its operating requirements by utilizing cash flows from operations and maintaining appropriate levels of liquidity in its investment portfolio.  Liquidity for the Company is evidenced by the amounts of short-term investments and cash and cash equivalents that totaled $375 million and $2,449 million as of December 31, 2022 and 2021, respectively. As of December 31, 2021 the Company held additional short-term investments, cash and cash equivalents in anticipation of the Prudential transaction that occurred on April 1, 2022. In addition, 98% and 98% of the bond portfolio carried an investment grade rating at December 31, 2022 and 2021, respectively, which provides liquidity to the Company’s overall investment portfolio.
The Company continues to be well capitalized with sufficient borrowing capacity.  Additionally, the Company anticipates that liquid investments and the borrowing capacity, as well as the net cash generated by operating activities will be sufficient to meet the forecasted needs of the business. The Company’s financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper.  The Company had $100 million and $96 million of commercial paper outstanding as of December 31, 2022 and 2021, respectively.  The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available.  The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.
The Company also has available a revolving credit facility agreement with U.S. Bank, which expires on June 1, 2023, in the amount of $50 million for general corporate purposes.  The Company had no borrowings under this credit facility as of or during the year ended December 31, 2022.  The Company does not anticipate the need for borrowings under this facility and the loss of its availability would not significantly impact its liquidity.
The Company is a member of the Federal Home Loan Bank of Topeka (“FHLB”) which provides access to billions of low-cost funding dollars to banks, credit unions, insurance companies and community development financial institutions in the

United States. At December 31, 2022, the Company had assets of approximately $889 million that could be used as collateral for any draw with the FHLB. No amounts were borrowed as of December 31, 2022.
The Company's indirect parent, Great-West Lifeco U.S., maintains a line of credit which could be drawn on as an alternate source of liquidity.
Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks and allow for continued business growth.  The amount of capital resources that may be needed is determined by the Company’s senior management and Board of Directors, as well as by regulatory requirements.  The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company’s existing business.
Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.
Off-Balance Sheet Arrangements
The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business.  The amounts of these unfunded commitments at December 31, 2022 and 2021 were $889 million and $1,172 million, respectively.  The precise timing of the fulfillment of the commitment cannot be predicted; however, these amounts may be required to be paid within one year of the dates indicated. There are no other obligations or liabilities arising from such arrangements that are reasonably likely to become material.
The Company enters into derivative transactions to manage various risks, including interest rate and foreign currency exchange risk associated with its invested assets and liabilities. Derivatives in a net asset position may have cash or securities pledged as collateral to the Company in accordance with the collateral support agreements with the counterparty.  Securities pledged to the Company were $2 million and $23 million at December 31, 2022 and 2021, respectively, are held in a custodial account for the benefit of the Company, and generally consist of U.S. government or U.S. government agency securities. These securities have not been recorded on the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.
The Company, as lessee, has entered into various lease and sublease agreements primarily for the rental of office space.
The Company maintains a corporate credit facility agreement in the amount of $50 million for general corporate purposes.  The Company had no borrowings under the credit facility either at or during the years ended December 31, 2022 and 2021.
In addition, the Company has other letters of credit with a total amount of $9 million, renewable annually for an indefinite period of time.
Contractual Obligations
As part of the Personal Capital acquisition, the Company included contingent consideration based on the potential achievement of certain key metrics. An initial contingent consideration earn-out value of $20 million represented management’s best estimate, which could be up to $175 million based on the achievement of growth in assets under management metrics defined in the Merger Agreement, payable following measurements through December 31, 2021 and December 31, 2022.
The contingent consideration provision was increased by $80,000 in 2021 for a total contingent consideration provision of $100,000 at December 31, 2021. The increase in 2021 was due to growth in net new assets above the amount assumed at the date of acquisition. In 2022, the Company paid $59,000 of the contingent consideration based on metrics achieved in 2021 and then subsequently released the remaining $41,000 contingent consideration previously accrued as the current growth in net new assets was below the level where further contingent consideration would be payable. Changes in the fair value of the contingent consideration measured in accordance with the Merger Agreement subsequent to the completion of the purchase price allocation are recognized in operating and administrative expenses in the Consolidated Statements of Earnings.
Rent expense for the years ended December 31, 2022, 2021 and 2020 were $29,024, $30,243 and $25,324 respectively.
From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business.  However, these agreements and contracts are not material and are excluded from the table above.

Application of Recent Accounting Pronouncements
See Note 2 to the accompanying financial statements for a further discussion of the application of recent accounting pronouncements.
Quantitative and Qualitative Disclosures About Market Risk
The Company has established processes and procedures to effectively identify, monitor, measure, and manage the risks associated with its invested assets and its interest rate sensitive insurance and annuity products.  Management has identified investment portfolio management, including the use of derivative instruments, insurance and annuity product design, and asset/liability management as three critical means to accomplish a successful risk management program.
The major risks to which the Company is exposed include the following:
•Market risk - the potential of loss arising from adverse fluctuations in interest rates and equity market prices and the levels of their volatility.
•Insurance risk - the potential of loss resulting from claims, persistency, and expense experience exceeding that assumed in the liabilities held.
•Credit risk - the potential of loss arising from an obligor’s failure to meet its obligations to the Company.
•Operational and corporate risk - the potential of direct or indirect loss resulting from inadequate or failed internal processes, people and systems, or from other external events.
Market risk
The Company’s exposure to interest rate changes results from its significant holdings of floating rate debt, bonds, mortgage loans, and interest rate sensitive liabilities.  The bonds primarily consist of direct obligations of the U.S. government and its agencies, direct obligations of U.S. states and their subdivisions, corporate debt securities, and asset-backed and mortgage-backed securities.  All of these investments are exposed to changes in interest rates.  Interest rate sensitive product liabilities, primarily those liabilities associated with annuity contracts and universal life insurance contracts,, have the same type of interest rate risk exposure as bonds and mortgage loans.
To reduce interest rate risk, the Company performs periodic projections of asset and liability cash flows in order to evaluate the interest rate sensitivity of its bonds and its product liabilities to interest rate movements.  For determinate liabilities, i.e. liabilities with stable, predictable cash flows on products that can’t be repriced (for example, certificate annuities and payout annuities), asset/liability cash flow mismatches are monitored and the asset portfolios are rebalanced as necessary to keep the mismatches within tolerance limits.  For these determinate liabilities, the investment policy predominantly requires assets with stable, predictable cash flows so that changes in interest rates will not cause changes in the timing of asset cash flows resulting in mismatches.  For indeterminate liabilities, i.e. liabilities that have less predictable cash flows but that can be repriced (for example, portfolio annuities), the potential mismatch of assets and liabilities is tested under a wide variety of interest rate scenarios.  The potential cost of this mismatch is calculated.  If the potential cost is considered to be too high, actions considered would include rebalancing the asset portfolio and/or purchasing derivatives that reduce the risk as part of the hedging strategy program discussed below.  For each major block of indeterminate liabilities, the asset and liability positions are reviewed in senior management meetings to proactively recommend changes in the current investment strategy and/or a rebalance of the asset portfolio.
The Company has strict operating policies which prohibit the use of derivative instruments for speculative purposes, permit derivative transactions only with approved counterparties, specify limits on concentration of risk, and provide requirements of reporting and monitoring systems. The Company supports a hedging strategy program that consists of the use of various derivative instruments including futures, interest rate swaps, and options such as interest rate swaptions.  Derivative strategies include the following:
•Futures are commitments to either purchase or sell designated financial instruments at a future date for a specified price.
•Interest rate swaps involve the periodic exchange of cash flows with third parties at specified intervals calculated using agreed upon rates or other financial variables.
•Option contracts grant the purchaser, in consideration for the payment of a premium, the right to either purchase from or sell to the issuer a financial instrument at a specified price within a specified time period or on a stated date. Interest rate swaptions grant the purchaser the right to enter into a swap with predetermined fixed-rate payments over a predetermined time period on the exercise date.

The Company has estimated the possible effects of interest rate changes at December 31, 2022.  If interest rates increased by 100 basis points (1.00%), the December 31, 2022 fair value of the fixed income assets in the general account would decrease by approximately $1.9 billion. If interest rates decreased by 100 basis points (1.00%), the December 31, 2021 fair value of the fixed income assets in the general account would increase by approximately $2.4 billion. These calculations use projected asset cash flows, discounted back to December 31, 2022.  The cash flow projections are shown in the table below.  The table below shows cash flows rather than expected maturity dates because many of the Company’s assets have substantial expected principal payments prior to the final maturity date.  The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows are expected to be received.  The spot rates in the benchmark calculation range from 4.786% to 5.617%.
Projected cash flows by calendar years (In millions)	Benchmark	Interest rate increase one percent	Interest rate decrease one percent
2022	$4,163	$4,073	$4,322
2023	4,779	4,743	4,827
2024	5,004	5,047	5,056
2025	5,587	5,616	5,651
2026	6,211	6,234	6,242
Thereafter	30,258	30,379	30,039
Undiscounted total	$56,002	$56,092	$56,137
Fair value	$40,538	$38,600	$42,937
The Company administers separate account variable annuities and provides other investment and retirement services where fee income is earned based upon a percentage of account balances.  Fluctuations in fund asset levels occur as a result of both changes in cash flow and general market conditions.  There is a market risk of lower fee income if equity markets decline.  If equity markets were to decline by 10% from benchmark levels at December 31, 2022, the Company’s associated net fee income after payment of subadvisor fees in 2022 would decline by approximately $12 million.
The Company’s surplus assets include equity investments, primarily partnership interests.  There is a market risk of lower asset values if equity markets decline.  If equity markets were to decline by 10%, the Company would have an additional unrealized loss of approximately $51.4 million on equity investments.  This unrealized loss would not impact statutory net income but would reduce capital and surplus.
The Company has sold variable annuities with various forms of GMDB and GLWB. The Company is required to hold future policy benefit liabilities for these guaranteed benefits.  If equity markets were to decline by 10%, the liability for GMDB and GLWB would increase by approximately $0.68 million. The Company’s assets backing the dynamic hedging program for the GLWB product would be expected to increase $3.9 million.  Therefore the net impact to variable annuities with various forms of guarantees for a 10% decline in the equity markets is estimated to be $3.3 million decrease.
Insurance risk
The Company manages the risks associated with its insurance and other contractual liabilities through the use of actuarial modeling techniques.  These techniques utilize significant assumptions including morbidity, mortality, persistency, expenses, and the cash flow stream of benefit payments.  Through these techniques, the Company attempts to match the anticipated cash flow streams of its invested assets with the anticipated cash flow streams of its insurance and other contractual obligations.  The cash flows associated with determinate policy liabilities are not interest rate sensitive but will vary based upon the timing and amount of benefit payments.  The primary risks associated with these liabilities are that the benefits will exceed those anticipated in the actuarial modeling or that the actual timing of the payment of benefits will differ from what was anticipated.
The Company utilizes reinsurance programs to control its exposure to general insurance risks.  Reinsurance agreements do not relieve the Company from its direct obligations to its insured.  However, an effective reinsurance program limits the Company’s exposure to potentially large losses.  The failure of reinsurers to honor their obligations could result in losses to the Company.  To manage this risk, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk relative to the reinsurers in order to minimize its exposure to significant losses from reinsurer insolvencies.

Credit risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may fail to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties.  It is the Company’s general policy to acquire only investment grade assets to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.  To minimize this risk, management regularly reviews the credit ratings of the entities in which the Company invests.  These credit ratings are internally derived by the Company, taking into consideration ratings from several external credit rating agencies.
Operational and corporate risk
The Company manages and mitigates internal operational risk through integrated and complementary policies, procedures, processes, and practices.  Human Resources hiring practices, performance evaluations and promotion, and compensation practices are designed to attract, retain and develop the skilled personnel required.  A comprehensive job evaluation process is in place and training and development programs are supported.  Each business area provides training designed for its specific needs and has developed internal controls for significant processes.  Processes and controls are monitored and redefined by the business areas and subject to review by the Company’s internal audit staff.  The Company applies a robust project management discipline to all significant initiatives.
Appropriate security measures protect premises and information.  The Company has emergency procedures in place for short-term incidents and is committed to maintaining business continuity and disaster recovery plans at every business location for the recovery of critical functions in the event of a disaster, including offsite data backup and work facilities.  The Company maintains various corporate insurance coverages such as property, general liability, excess liability, automobile liability, workers’ compensation, financial institution bonds, other regulatory bonds, and professional liability insurance to protect its owned property assets and to insure against certain third-party liabilities.
The Company’s businesses are subject to various regulatory requirements imposed by regulation or legislation applicable to insurance companies and companies providing financial services.  These regulations are primarily intended to protect policyholders and beneficiaries.  Material changes in the regulatory framework or the failure to comply with legal and regulatory requirements could have a material adverse effect on the Company.  The Company monitors compliance with legal and regulatory requirements in all jurisdictions in which it conducts business and assesses trends in legal and regulatory change to keep business areas current and responsive.
In the course of its business activities, the Company may be exposed to the risk that some actions may lead to damaging its reputation and hence damage its future business prospects.  These actions may include unauthorized activities of employees or others associated with the Company, inadvertent actions of the Company that become publicized and damage its reputation, regular or past business activities of the Company that become the subject of regulatory or media scrutiny or litigation and, due to a change of public perception, cause damage to the Company.  To manage or mitigate this risk, the Company has ongoing controls to limit the unauthorized activities of people associated with it.  The Company has adopted a Code of Business Conduct and Ethics which sets out the standards of business conduct to be followed by all of its directors, officers, and employees.

AUDITED FINANCIAL REPORT

Empower Annuity Insurance Company of America, formerly known as Great-West Life & Annuity Insurance Company Audited Annual Statutory Financial Statements

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus as of December 31, 2022 and 2021 and Related Statutory Statements of Operations, Changes in Capital and Surplus and Cash Flows and Notes to the Financial Statements for Each of the Three Years in the Period Ended December 31, 2022 and Independent Auditor’s Report

Deloitte & Touche LLP 1601 Wewatta Street, Suite 400 Denver, CO,80202 USA Tel: +1 303-292-5400 Fax: 303 312 4000 www.Deloitte.com
INDEPENDENT AUDITOR’S REPORT To the Board of Directors and Stockholder of Empower Annuity Insurance Company of America Greenwood Village, Colorado

Opinions

We have audited the statutory-basis financial statements of Empower Annuity Insurance Company of America (formerly known as Great-West Life & Annuity Insurance Company) (the “Company”) (a wholly-owned subsidiary of Empower Holdings, Inc.), which comprise the statutory-basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2022 and 2021, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for the each of the three years in the period ended December 31, 2022, and the related notes to the statutory-basis financial statements (collectively referred to as the “statutory-basis financial statements”).

Unmodified Opinion on Statutory-Basis of Accounting

In our opinion, the accompanying statutory-basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years then ended in accordance with the accounting practices prescribed or permitted by the Colorado Division of Insurance described in Note 1.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2022 and 2021, or the results of its operations or its cash flows for each of the three years ended December 31, 2022.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Colorado Division of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Colorado Division of Insurance. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 1and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Emphasis of Matter

The Company engages in various related-party transactions with affiliates under common control as discussed in Note 3 to the statutory-basis financial statements. The accompanying statutory-basis financial statements are not necessarily indicative of the conditions that would have existed or the results of operations that would prevail if the Company had been operated as an unaffiliated company. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Colorado Division of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.

Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks.

Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.
•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Other Information Included in the Annual Report

Management is responsible for the other information included in the annual report. The other information comprises the information included in the annual report but does not include the statutory-basis financial statements and our auditor’s report thereon. Our opinion on the statutory-basis financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audits of the statutory-basis financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the statutory-basis financial statements, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

Report on Supplemental Schedules

Our 2022 audit was conducted for the purpose of forming an opinion on the 2022 statutory-basis financial statements as a whole. The supplemental schedule of investment risk interrogatories, the supplemental summary investment schedule, the supplemental schedule of selected financial data, and the supplemental schedule of reinsurance contracts with risk-limiting features as of and for the year ended December 31, 2022, are presented for purposes of additional analysis and are not a required part of the 2022 statutory-basis financial statements. These schedules are the responsibility of the Company’s management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory-basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2022 statutory-basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory-basis financial statements or to the statutory-basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2022 statutory-basis financial statements as a whole.

April 20, 2023

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

December 31, 2022 and 2021

(In Thousands, Except Share Amounts)

	December 31,
	2022	2021

Admitted assets:

Cash and invested assets:

Bonds	$29,868,677	$26,797,337

Preferred stock	82,247	116,878

Common stock	2,111,584	220,224

Mortgage loans (net of allowances of $646 and $745)	6,132,049	4,304,031

Real estate occupied by the company	34,952	38,451

Real estate held for the production of income	18,449	1,741

Real estate- held for sale	1,656	—

Contract loans	3,805,700	3,795,766

Cash, cash equivalents and short-term investments	375,173	2,448,555

Securities lending collateral assets	107,068	126,254

Other invested assets	1,077,698	1,009,718

Total cash and invested assets	43,615,253	38,858,955

Investment income due and accrued	346,993	272,051

Premiums deferred and uncollected	13,467	16,102

Reinsurance recoverable	259,114	211,857

Funds held or deposited with reinsured companies	6,489,137	6,581,244

Current federal income taxes recoverable	19,581	33,715

Deferred income taxes	101,992	22,464

Due from parent, subsidiaries and affiliates	234,738	91,587

Other assets	1,293,986	530,688

Assets from separate accounts	22,913,246	29,244,525

Total admitted assets	$75,287,507	$75,863,188

See notes to statutory financial statements.	Continued

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

December 31, 2022 and 2021

(In Thousands, Except Share Amounts)

	December 31,
	2022	2021

Liabilities, capital and surplus:

Liabilities:

Reserves for life insurance and annuities and accident and health policies	$36,433,935	$33,909,465

Liability for deposit-type contracts	8,051,601	7,212,008

Provision for policyholders’ dividends	5,103	10,042

Liability for premiums received in advance	47	2

Unearned investment income	351	5,031

Asset valuation reserve	262,562	236,291

Interest maintenance reserve	120,537	479,748

Due to parent, subsidiaries and affiliates	6,681	2,616

Commercial paper	99,760	95,988

Payable under securities lending agreements	107,068	126,254

Other liabilities	3,766,038	1,621,862

Liabilities from separate accounts	22,913,246	29,244,515

Total liabilities	71,766,929	72,943,822

Commitments and contingencies (see Note 19)

Capital and surplus:

Preferred stock, $1 par value, 50,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $1 par value; 50,000,000 shares authorized; 19,453,463 and 16,862,210 shares issued and outstanding in 2022 and 2021, respectively	19,453	16,862

Surplus notes	2,111,325	2,112,656

Gross paid in and contributed surplus	4,596,284	3,786,229

Unassigned deficit	(3,206,484)	(2,996,381)

Total capital and surplus	3,520,578	2,919,366

Total liabilities, capital and surplus	$75,287,507	$75,863,188

See notes to statutory financial statements.	Concluded

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Statutory Statements of Operations

Years Ended December 31, 2022, 2021 and 2020

(In Thousands)

	Year Ended December 31,
	2022	2021	2020

Income:

Premium income and annuity consideration	$13,076,730	$6,326,927	$12,831,872

Net investment income	1,518,554	1,262,737	948,344

Amortization of interest maintenance reserve	56,131	68,148	39,141

Commission and expense allowances on reinsurance ceded	256,754	195,658	172,698

Reserve adjustment on reinsurance ceded	(5,202,723)	(1,518,822)	7,157,573

Other income (1)	486,940	519,882	103,769

Total income	10,192,386	6,854,530	21,253,397

Expenses:

Death benefits	123,027	74,119	92,253

Annuity benefits	249,200	202,893	95,252

Disability benefits and benefits under accident and health policies	131	68	76

Surrender benefits	11,577,685	14,800,797	3,842,313

Increase (decrease) in aggregate reserves for life and accident and health policies and contracts	2,630,025	(1,038,595)	16,448,620

Other benefits	116,731	125,116	8,722

Total benefits	14,696,799	14,164,398	20,487,236

Commissions	298,348	38,460	2,222,528

Other insurance expenses	396,033	543,438	371,028

Net transfers from separate accounts	(5,591,198)	(8,135,847)	(809,028)

Interest maintenance reserve reinsurance activity	(118,906)	(83,737)	661,450

Total benefit and expenses	9,681,076	6,526,712	22,933,214

Net gain (loss) from operations before dividends to policyholders, federal income taxes and realized capital gains (losses)	511,310	327,818	(1,679,817)

Dividends to policyholders	5,108	9,847	18,497

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains (losses)	506,202	317,971	(1,698,314)

Federal income tax expense (benefit)	20,399	22,402	(20,260)

Net gain (loss) from operations before net realized capital gains (losses)	485,803	295,569	(1,678,054)

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	23,630	3,399	(16,958)

Net income (loss)	$509,433	$298,968	$(1,695,012)

(1)	Prior period amounts have been updated to conform to current period presentation.

See notes to statutory financial statements.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Statutory Statements of Changes in Capital and Surplus

Years Ended December 31, 2022, 2021 and 2020

(In Thousands)

	Year Ended December 31,
	2022	2021	2020
Capital and surplus, beginning of year	$2,919,366	$2,161,307	$1,441,755

Net income (loss)	509,433	298,968	(1,695,012)

Dividends to stockholder	(231,000)	(506,000)	(357,752)

Change in net unrealized capital losses, net of income taxes	(197,630)	(57,312)	(288,936)

Change in minimum pension liability, net of income taxes	3,828	1,054	(1,589)

Change in asset valuation reserve	(26,271)	(34,288)	(7,971)

Change in non-admitted assets	(416,925)	(26,148)	(708,501)

Change in net deferred income taxes	(13,785)	(23,502)	256,714

Capital paid-in	2,591	3	9,539

Surplus paid-in	810,055	4,210	3,067,719

Change in surplus as a result of reinsurance	176,860	(83,840)	(83,521)

Change in capital and surplus as a result of separate accounts	10	—	—

Change in unrealized foreign exchange capital (losses) gains	(14,623)	(5,762)	2,693

Change in surplus notes	(1,331)	1,190,676	526,169

Net change in capital and surplus for the year	601,212	758,059	719,552

Capital and surplus, end of year	$3,520,578	$2,919,366	$2,161,307

See notes to statutory financial statements.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Statutory Statements of Cash Flows

Years Ended December 31, 2022, 2021 and 2020

(In Thousands)

	Year Ended December 31,
	2022	2021	2020

Operating activities:

Premium income, net of reinsurance	$10,733,447	$6,111,400	$6,588,902

Investment income received, net of investment expenses paid	1,420,420	1,268,121	809,931

Other miscellaneous income received	639,538	676,928	59,348

Benefit and loss related payments, net of reinsurance	(16,948,045)	(17,574,577)	(3,803,044)

Net transfers from separate accounts	5,591,014	8,135,856	816,837

Commissions, other expenses and taxes paid	(821,008)	(516,711)	(2,758,668)

Dividends paid to policyholders	(10,114)	(18,101)	(24,228)

Federal income taxes received (paid), net	36,840	120,217	(18,530)

Net cash provided by (used in) operating activities	642,092	(1,796,867)	1,670,548

Investing activities:

Proceeds from investments sold, matured or repaid:

Bonds	4,571,491	5,229,242	2,794,468

Stocks	71,442	11,589	53

Mortgage loans	301,006	452,409	295,116

Other invested assets	71,959	14,017	38,065

Net (losses) gains on cash, cash equivalents and short-term investments	(3,442)	(1,134)	83

Miscellaneous proceeds	912,872	58,571	544,448

Cost of investments acquired:

Bonds	(4,916,161)	(6,607,132)	(6,396,829)

Stocks	(2,152,015)	(4,554)	(221,630)

Mortgage loans	(1,021,075)	(655,511)	(89,330)

Real estate	(18,500)	—	(2,724)

Other invested assets	(374,267)	(351,303)	(905,616)

Miscellaneous applications	(1,034,574)	(220,740)	(274,834)

Net change in contract loans and premium notes	488	170,563	127,912

Net cash used in investing activities	(3,590,776)	(1,903,983)	(4,090,818)

Financing and miscellaneous activities:

Surplus notes	—	1,192,007	527,500

Capital and paid in surplus	812,422	3,756	3,076,665

Deposit-type contracts, net of withdrawals	723,946	1,865,132	1,963,991

Dividends to stockholder	(231,000)	(506,000)	(357,752)

Funds borrowed (repaid), net	3,772	(2,995)	(916)

Other	(433,839)	126,580	(136,621)

Net cash provided by financing and miscellaneous activities	875,301	2,678,480	5,072,867

Net (decrease) increase in cash, cash equivalents and short-term investments and restricted cash	(2,073,383)	(1,022,370)	2,652,597

Cash, cash equivalents and short-term investments and restricted cash:

Beginning of year	2,448,556	3,470,926	818,329

End of year	$375,173	$2,448,556	$3,470,926

The cash, cash equivalents and short-term investments and restricted cash balance includes $1 and $1 of restricted cash as of December 31, 2022 and 2021, respectively, which is non-admitted and not included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

See notes to statutory financial statements.	Continued

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Statutory Statements of Cash Flows

Years Ended December 31, 2022, 2021 and 2020

(In Thousands)

	Year Ended December 31,
	2022	2021	2020

Non-cash investing and financing transactions during the year:

Share-based compensation expense	$223	$457	$593

In 2022, non-cash transfers of $5,340 million of assets and liabilities occurred as part of the Prudential transaction. Also in 2022, non-cash transfers of $330 million occurred as part of the unamortized ceding commission to Hannover Life Reassurance Company of America (Bermuda) LTD (“Hannover”). In 2020, non-cash transfers of $9,848 million of assets and liabilities occurred as a part of the MassMutual transaction. Refer to Note 9 for further information on the Prudential, Hannover, and MassMutual transactions.

See notes to statutory financial statements.	Concluded

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

1. Organization and Significant Accounting Policies

Empower Annuity Insurance Company of America, formerly known as Great-West Life & Annuity Insurance Company (the “Company” or “EAICA”) is a direct wholly-owned subsidiary of Empower Holdings, Inc., formerly known as GWL&A Financial Inc. (“EHI”), a holding company. EHI is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. The Company offers a wide range of retirement and investment products to individuals, businesses and other private and public organizations throughout the United States. The Company is an insurance company domiciled in the State of Colorado and is subject to regulation by the Colorado Division of Insurance (“Division”).

On August 1, 2022, in an effort to further strengthen recognition and customer alignment with the Empower brand, Great-West Life & Annuity Insurance Company changed its legal name to Empower Annuity Insurance Company of America.

The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.

Effective April 1, 2022, the Company completed the acquisition, via share purchase and indemnity reinsurance (“the Prudential transaction”), of the full-service retirement services business of Prudential Financial, Inc. (“Prudential”) for $1.9 billion. The transaction includes acquisition via the equity purchase of the business within Empower Annuity Insurance Company, formerly known as Prudential Retirement Insurance and Annuity Company, (“EAIC”), as well as reinsurance of certain business within The Prudential Insurance Company of America (“PICA”). The Company has now assumed the economics and risks associated with the reinsured business, and the Company paid a $224 million reinsurance ceding commission. The business assumed is primarily group annuities. See Notes 8 and 9 for further discussion of the Prudential transaction.

Effective December 31, 2020, the Company completed the acquisition, via indemnity reinsurance (“the MassMutual transaction”), of the retirement services business of Massachusetts Mutual Life Insurance Company (“MassMutual”). The Company has now assumed the economics and risks associated with the reinsurance business. Per the transaction agreement, the Company acquired statutory assets equal to liabilities. The business assumed is primarily group annuities. See Note 9 for further discussion of the MassMutual transaction.

The statutory financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

Accounting policies and use of estimates

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.

The only prescribed deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Statutory accounting principles vary in some respects from accounting principles generally accepted in the United States of America (“GAAP”). The more significant of these differences are as follows:

•

Bonds, including loan-backed and structured securities (collectively referred to as “bonds”), are carried at statutory adjusted carrying value in accordance with the National Association of Insurance Commissioners (“NAIC”) designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the structured securities ratings methodology, or (c) for perpetual bonds that do not possess an effective call option, is carried at fair value regardless of NAIC designation. Under GAAP, bonds are carried at amortized cost for securities classified as held-to-maturity and fair value for securities classified as available-for-sale and held-for-trading.

•

Redeemable preferred stocks are carried at statutory carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the redeemable preferred stock is designated a four to six, in which case it is reported at the lower of amortized cost or fair value. Under GAAP, redeemable preferred stocks are carried at amortized cost for securities classified as held-to-maturity and fair value for securities classified as available-for-sale and held-for-trading.

•

Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Under GAAP, short-term investments include securities purchased with investment intent and with remaining maturities, at the time of acquisition, of one year or less.

•

As prescribed by the NAIC, the asset valuation reserve (“AVR”) is computed in accordance with a prescribed formula and represents a provision for possible non-interest related fluctuations in the value of bonds, equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to unassigned surplus. This type of reserve is not necessary or required under GAAP.

•

As prescribed by the NAIC, the interest maintenance reserve (“IMR”) consists of net accumulated unamortized realized capital gains and losses, net of income taxes, on sales or interest related impairments of bonds and derivative investments attributable to changes in the general level of interest rates. Such gains or losses are initially deferred and then amortized into income over the remaining period to maturity, based on groupings of individual securities sold in five-year bands. An IMR asset is generally designated as a non-admitted asset and is recorded as a reduction to capital and surplus. Under GAAP, realized gains and losses are recognized in income in the period in which a security is sold.

•

As prescribed by the NAIC, an other-than-temporary impairment (“OTTI”) is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Under GAAP, if either (a) management has the intent to sell a bond investment or (b) it is more likely than not the Company will be required to sell a bond investment before its anticipated recovery, a charge is recorded in net realized investment losses equal to the difference between the fair value and cost or amortized cost basis of the security. If management does not intend to sell the security and it is not more likely than not the Company will be required to sell the bond investment before recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond investment prior to impairment) is less than the amortized cost basis of the bond investment (referred to as the credit loss portion), an OTTI is considered to have occurred.

Under GAAP, total OTTI is bifurcated into two components: the amount related to the credit loss, which is recognized in current period earnings through realized capital losses; and the amount attributed to other factors (referred to as the non-credit portion), which is recognized as a separate component in accumulated other comprehensive income (loss). As prescribed by the NAIC, non-interest related OTTI is only bifurcated on loan-backed and structured securities. Factors related

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

to interest and other components do not have a financial statement impact and are disclosed in “Unrealized losses” in the notes to the statutory financial statements.

•

Derivatives that qualify for hedge accounting are carried at the same valuation method as the underlying hedged asset, while derivatives that do not qualify for hedge accounting are carried at fair value. Under GAAP, all derivatives, regardless of hedge accounting treatment, are recorded on the balance sheet in other assets or other liabilities at fair value. As prescribed by the NAIC, for those derivatives which qualify for hedge accounting, the change in the carrying value or cash flow of the derivative is recorded consistently with how the changes in the carrying value or cash flow of the hedged asset, liability, firm commitment or forecasted transaction are recorded. Under GAAP, if the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statements when the hedged item affects earnings. Changes in fair value resulting from foreign currency translations are recorded in either AOCI or net investment income, consistent with where they are recorded on the underlying hedged asset or liability. Changes in the fair value, including changes resulting from foreign currency translations, of derivatives not eligible for hedge accounting or where hedge accounting is not elected and the over effective portion of cash flow hedges are recognized in investment gains (losses) as a component of net income in the period of the change. Realized foreign currency transactional gains and losses on derivatives subject to hedge accounting are recorded in net investment income, whereas those on derivatives not subject to hedge accounting are recorded in investment gains (losses). As prescribed by the NAIC, upon termination of a derivative that qualifies for hedge accounting, the gain or loss is recognized in income in a manner that is consistent with the hedged item. Alternatively, if the item being hedged is subject to IMR, the gain or loss on the hedging derivative is realized and is subject to IMR upon termination. Under GAAP, gains or losses on terminated contracts that are effective hedges are recorded in earnings in net investment income or other comprehensive income. The gains or losses on terminated contracts where hedge accounting is not elected, or contracts that are not eligible for hedge accounting, are recorded in investment gains (losses).

•

The Company enters into dollar repurchase agreements with third party broker-dealers. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The dollar repurchase trading strategy involves the sale of securities, with a simultaneous agreement to repurchase similar securities at a future date at an agreed-upon price. If the assets to be repurchased are the same, or substantially the same, as the assets transferred, the transactions are accounted for as secured borrowings. Transactions that do not meet the secured borrowing requirements are accounted for as bond purchases and sales. Under GAAP, these transactions are recorded as forward settling to be announced (“TBA”) securities that are accounted for as derivative instruments, but hedge accounting is not elected as the Company does not regularly accept delivery of such securities when issued.

•

Acquisition costs, such as commissions and other costs incurred in connection with acquiring new business, are charged to operations as incurred, rather than deferred and amortized over the lives of the related contracts as under GAAP.

•

Deferred income taxes are recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting principles. The change in deferred income taxes is treated as a component of the change in unassigned deficit, whereas under GAAP deferred taxes are included in the determination of net income.

•

Certain assets, including various receivables, furniture and equipment and prepaid assets, are designated as non-admitted assets and are recorded as a reduction to capital and surplus, whereas they are recorded as assets under GAAP.

•

For statutory accounting, business combinations must either create a parent-subsidiary relationship (statutory purchase) or there must be an exchange of equity with one surviving entity (statutory merger). Under GAAP, an integrated set of activities and assets that are capable of being conducted and managed for the purpose of providing economic benefits to its investors

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

can meet the definition of a business. As such, under GAAP, certain reinsurance agreements could be accounted for as a business acquisition.

•

For statutory purchases, the excess of the cost of acquiring an entity over the Company’s share of the book value of the acquired entity is recorded as goodwill which is admissible subject to limitations and is amortized over the period in which the Company benefits economically, not to exceed ten years. For statutory mergers, no acquisition is recognized because it is accomplished without exchanging resources. As such, the recorded assets, liabilities, and surplus of the acquired company (adjusted to conform to statutory accounting principles) will be carried forward into the combined company. Under GAAP in a business combination, the excess of the cost of acquiring an entity over the acquisition-date fair value of identifiable assets acquired and liabilities assumed is allocated between goodwill, indefinite-lived intangible assets and definite-lived intangible assets. Goodwill and indefinite-lived intangible assets are not amortized and definite-lived intangible assets are amortized over their estimated useful lives under GAAP.

•

Aggregate reserves for life policies and contracts are based on statutory mortality and interest requirements and without consideration of withdrawals, which differ from reserves established under GAAP that are based on assumptions using Company experience for mortality, interest, and withdrawals.

•	Surplus notes are reflected as a component of capital and surplus, whereas under GAAP they are reflected as a liability.

•

The policyholder’s share of net income on participating policies that has not been distributed to participating policyholders is included in capital and surplus in the statutory financial statements. For GAAP, these amounts are reported as a liability with a charge to net income.

•

Changes in separate account values from cash transactions are recorded as premium income and benefit expenses whereas they do not impact the statement of operations under GAAP and are presented only as increases or decreases to account balances.

•

Benefit payments and the related decrease in policy reserves are recorded as expenses for all contracts subjecting the Company to any mortality risk. Under GAAP, such benefit payments for life and annuity contracts without significant mortality risks are recorded as direct reductions to the policy reserve liability.

•

Premium receipts and the related increase in policy reserves are recorded as revenues and expenses, respectively, for all contracts subjecting the Company to any mortality risk. Under GAAP, such premium receipts for life and annuity contracts without significant mortality risks are recorded as direct credits to the policy reserve liability.

•	Comprehensive income and its components are not presented in the statutory financial statements.

•

The Statutory Statement of Cash Flows is presented based on a prescribed format for statutory reporting. For purposes of presenting statutory cash flows, cash includes short-term investments. Under GAAP, the statement of cash flows is typically presented based on the indirect method and cash excludes short-term investments.

•

For statutory accounting purposes, policy and contract liabilities ceded to reinsurers are reported as reductions of the related reserves. Losses generated in certain reinsurance transaction are recognized immediately in income, with gains reported as a separate component of surplus and amortized over the remaining life of the business. As prescribed by the Division, ceded reserves are limited to the amount of direct reserves. Under GAAP, ceded future policy benefits and contract owner liabilities are reported as reinsurance recoverables. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the balance sheet and are stated net of allowance for uncollectible reinsurance, which are charged to earnings. Costs of reinsurance (i.e. the net cash flows which include reinsurance premiums, ceding commissions, etc.) are deferred and amortized over the remaining life of the business.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The preparation of financial statements in conformity with statutory accounting principles requires the Company’s management to make a variety of estimates and assumptions. These estimates and assumptions affect, among other things, the reported amounts of admitted assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Significant estimates are required to account for items and matters such as, but not limited to, the valuation of investments and derivatives in the absence of quoted market values, impairment of investments and derivatives, valuation of policy benefit liabilities and the valuation of deferred tax assets. Actual results could differ from those estimates.

Impact of COVID-19 on significant judgments, estimates and assumptions

The COVID-19 pandemic has continued to result in uncertainty in global financial markets and the economic environment in which the Company operates. The duration and impact of the COVID-19 pandemic continues to be unknown at this time, as is the efficacy of the associated fiscal and monetary interventions by governments and central banks.

Significant statutory accounting policies

Investments

Investments are reported as follows:

•	In accordance with the NAIC SAP, the adjusted carrying value amounts of certain assets are gross of non-admitted assets.

•

Bonds are carried at statutory adjusted carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the structured securities ratings methodology, or (c) for perpetual bonds that do not possess or no longer possess an effective call option, is carried at fair value regardless of NAIC designation. The Company recognizes the acquisition of its public bonds on a trade date basis and its private placement investments on a funding date basis. Bonds containing call provisions, except make-whole call provisions, are amortized to the call or maturity value/date which produces the lowest asset value. Make-whole call provisions, which allow the bond to be called at any time, are not considered in determining the timeframe for amortizing the premium or discount unless the Company has information indicating the issuer is expected to invoke the make-whole call provision.

•

Premiums and discounts are recognized as a component of net investment income using the effective interest method. Realized gains and losses not subject to IMR, including those from foreign currency translations, are included in net realized capital gains (losses).

•

The recognition of income on certain investments (e.g. loan-backed securities, including mortgage-backed and asset-backed securities) is dependent upon market conditions, which may result in prepayments and changes in amounts to be earned. Prepayments on all mortgage-backed and asset-backed securities are monitored monthly, and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities are adjusted by such prepayments. Prepayment assumptions are based on the average of recent historical prepayments and are obtained from broker/dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. Significant changes in estimated cash flows from the original purchase assumptions are accounted for using the retrospective method.

•

Mortgage loans consist primarily of domestic commercial collateralized loans and are carried at their unpaid principal balances adjusted for any unamortized premiums or discounts, allowances for credit losses, and foreign currency translations. Interest income is accrued on the unpaid principal balance for all loans, except for loans on non-accrual status. Premiums

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

and discounts are amortized to net investment income using the effective interest method. Prepayment penalty and origination fees are recognized in net investment income upon receipt.

The Company actively manages its mortgage loan portfolio by completing ongoing comprehensive analysis of factors such as debt service coverage ratios, loan-to-value ratios, payment status, default or legal status, annual collateral property evaluations and general market conditions. On a quarterly basis, the Company reviews the above primary credit quality indicators in its internal risk assessment of loan impairment and credit loss. Management’s risk assessment process is subjective and includes the categorization of all loans, based on the above mentioned credit quality indicators, into one of the following categories:

•	Performing - generally indicates the loan has standard market risk and is within its original underwriting guidelines.
•

Non-performing - generally indicates there is a potential for loss due to the deterioration of financial/monetary default indicators or potential foreclosure. Due to the potential for loss, these loans are evaluated for impairment.

The adequacy of the Company’s allowance for credit loss is reviewed quarterly. The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage allowance for credit loss and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience and other relevant factors. Loans included in the non-performing category and other loans with certain substandard credit quality indicators are individually reviewed to determine if a specific impairment is required. Risk is mitigated primarily through first position collateralization, guarantees, loan covenants and borrower reporting requirements. Since the Company does not originate or hold uncollateralized mortgages, loans are generally not deemed fully uncollectible. Generally, unrecoverable amounts are written off during the final stage of the foreclosure process.

Loan balances are considered past due when payment has not been received based on contractually agreed upon terms. The accrual of interest is discontinued when concerns exist regarding the realization of loan principal or interest. The Company resumes interest accrual on loans when a loan returns to current status or under new terms when loans are restructured or modified.

On a quarterly basis, any loans with terms that were modified during that period are reviewed to determine if the loan modifications constitute a troubled debt restructuring (“TDR”). In evaluating whether a loan modification constitutes a TDR, it must be determined that the modification is a significant concession and the debtor is experiencing financial difficulties.

•

Real estate properties held for the production of income are valued at depreciated cost less encumbrances. Real estate is depreciated on a straight-line basis over the estimated life of the building or term of the lease for tenant improvements.

•

Real estate properties occupied by the Company are carried at depreciated cost unless the carrying amount of the asset is deemed to be unrecoverable. The Company includes in both net investment income and other operating expenses an amount for rent relating to real estate properties occupied by the Company. Rent is derived from consideration of the repairs, expenses, taxes, interest and depreciation incurred. The reasonableness of the amount of rent recorded is verified by comparison to rent received from other like properties in the same area.

•	Properties held for sale are carried at the lower of depreciated cost or fair value less encumbrances and estimated costs to sell the property

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

•

Limited partnership interests are included in other invested assets and are accounted for using net asset value per share (“NAV”) as a practical expedient to fair value. The Company uses NAV as a practical expedient on partnership interests in investment companies where it has a minor equity interest and no significant influence over the entity’s operations.

•	Residual tranches or interests are included in other invested assets and are carried at the lower of amortized cost or fair value.

•

Redeemable preferred stocks are carried at statutory carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the redeemable preferred stock is designated a four to six, in which case it is reported at the lower of amortized cost or fair value.

•

Common stocks, other than stocks of subsidiaries and stocks of the Federal Home Loan Bank (“FHLB”), are recorded at fair value based on the most recent closing price of the common stock as quoted on its exchange. Common stocks of the FHLB are reported at cost. Related party mutual funds, which are carried at fair value, are also included in common stocks. The net unrealized gain or loss on common stocks is reported as a component of surplus.

•

Investments in domestic life subsidiaries and certain other subsidiaries are carried at their statutory equity value with unrealized changes in value recorded directly in surplus. Investments in majority owned subsidiaries are generally carried at their Statutory or US GAAP equity with dividends received being recorded in investment income.

•	Contract loans are carried at their unpaid balance. Contract loans are fully collateralized by the cash surrender value of the associated insurance policy.

•

Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Cash equivalent investments include all investments whose remaining maturities, at the time of acquisition, are three months or less. Both short-term and cash equivalent investments, excluding money market mutual funds, are stated at amortized cost, which approximates fair value. Cash equivalent investments also include highly liquid money market funds that are traded in an active market and are carried at fair value.

•

The Company enters into reverse repurchase agreements with third party broker-dealers for the purpose of enhancing the total return on its investment portfolio. The repurchase trading strategy involves the purchase of securities, with a simultaneous agreement to resell similar securities at a future date at an agreed-upon price. Securities purchased under these agreements are accounted for as secured borrowings, and are reported at amortized cost in cash, cash equivalents and short-term investments.

Under these tri-party repurchase agreements, the designated custodian takes possession of the underlying collateral on the Company’s behalf, which is required to be cash or government securities. The fair value of the securities is monitored and additional collateral is obtained, where appropriate, to protect against credit exposure. The collateral cannot be sold or repledged and has not been recorded on the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

•

The Company enters into dollar repurchase agreements with third party broker-dealers. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The dollar repurchase trading strategy involves the sale of securities, with a simultaneous agreement to repurchase similar securities at a future date at an agreed-upon price. If the assets to be repurchased are the same, or substantially the same, as the assets transferred, the transactions are accounted for as secured borrowings. Transactions that do not meet the secured borrowing requirements are accounted for as bond purchases and sales. Proceeds of the sale are reinvested in other securities and may enhance the current yield and total return. The difference between the sales price and the future repurchase price is recorded as an adjustment to net investment income. During the period between the sale and repurchase, the Company will not be entitled to receive interest and principal payments on the securities sold. Losses may arise from changes in the value of the securities or if the counterparty enters bankruptcy proceedings or becomes insolvent. In such cases, the Company’s right to

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

repurchase the security may be restricted. Amounts owed to brokers under these arrangements are included as a liability in repurchase agreements.

•

The Company participates in a securities lending program in which the Company lends securities that are held as part of its general account investment portfolio to third parties. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The borrower can return and the Company can request the loaned securities be returned at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest received on such securities during the loan term. Securities lending transactions are accounted for as secured borrowings. The securities on loan are included within bonds and short-term investments in the accompanying Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus. The securities lending agent indemnifies the Company against borrower risk, meaning that the lending agent agrees contractually to replace securities not returned due to a borrower default. The Company generally requires initial cash collateral in an amount greater than or equal to 102% of the fair value of domestic securities loaned and 105% of foreign securities loaned. Such collateral is used to replace the securities loaned in event of default by the borrower. Some cash collateral is reinvested in money market funds or short-term repurchase agreements which are also collateralized by U.S. Government or U.S. Government Agency securities. Reinvested cash collateral is reported in securities lending reinvested collateral assets, with a corresponding liability in payable for securities lending collateral. Collateral that cannot be sold or repledged is excluded from the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

•

Surplus notes, which are recorded in other invested assets, are carried at statutory carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the surplus note is designated a NAIC three to six, in which case it is reported at the lower of amortized cost or fair value.

•

The Company’s OTTI accounting policy requires that a decline in the value of a bond below its cost or amortized cost basis be assessed to determine if the decline is other-than-temporary. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors, as described below, regarding the bond issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the bond are assumptions and estimates about the operations and ability to generate future cash flows. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired bond.

Considerations used by the Company in the impairment evaluation process include, but are not limited to, the following:

•	The extent to which estimated fair value is below cost;
•	Whether the decline in fair value is attributable to specific adverse conditions affecting a particular instrument, its issuer, an industry or geographic area;
•	The length of time for which the estimated fair value has been below cost;
•	Downgrade of a bond investment by a credit rating agency;
•	Deterioration of the financial condition of the issuer;
•	The payment structure of the bond investment and the likelihood of the issuer being able to make payments in the future; and
•	Whether dividends have been reduced or eliminated or scheduled interest payments have not been made.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

For loan-backed and structured securities, if management does not intend to sell the bond and has the intent and ability to hold the bond until recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond prior to impairment) is less than the amortized cost basis of the bond (referred to as the non-interest loss portion), an OTTI is considered to have occurred. In this instance, total OTTI is bifurcated into two components: the amount related to the non-interest loss is recognized in current period earnings through realized capital gains (losses); and the amount attributed to other factors does not have any financial impact and is disclosed only in the notes to the statutory financial statements. The calculation of expected cash flows utilized during the impairment evaluation process are determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics and current levels of subordination.

For bonds not backed by other loans or assets, if management does not intend to sell the bond and has the intent and ability to hold but does not expect to recover the entire cost basis, an OTTI is considered to have occurred. A charge is recorded in net realized capital gains (losses) equal to the difference between the fair value and cost or amortized cost basis of the bond. After the recognition of an OTTI, the bond is accounted for as if it had been purchased on the measurement date of the OTTI, with an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in net income. The difference between the new amortized cost basis and the expected future cash flows is accreted into net investment income. The Company continues to estimate the present value of cash flows expected to be collected over the life of the bond.

Fair value

Certain assets and liabilities are recorded at fair value on the Company’s Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company categorizes its assets and liabilities measured at fair value into a three level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The Company’s assets and liabilities have been categorized based upon the following fair value hierarchy:

•

Level 1 inputs which are utilized for general and separate account assets and liabilities, utilize observable, quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Financial assets utilizing Level 1 inputs include certain mutual funds.

•

Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs, which are utilized for general and separate account assets and liabilities, include quoted prices for similar assets and liabilities in active markets and inputs, other than quoted prices, that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. The fair values for some Level 2 securities are obtained from pricing services. The inputs used by the pricing services are reviewed at least quarterly or when the pricing vendor issues updates to its pricing methodology. For general and separate account assets and liabilities, inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, evaluated bids, offers and reference data including market research publications. Additional inputs utilized for assets and liabilities classified as Level 2 are:

○	Derivative instruments - trading activity, swap curves, credit spreads, currency volatility, net present value of cash flows and news sources.

○

Separate account assets and liabilities - various index data and news sources, amortized cost (which approximates fair value), trading activity, swap curves, credit spreads, recovery rates, restructuring, net present value of cash flows

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

and quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•

Level 3 inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability. In general, the prices of Level 3 securities are obtained from single broker quotes and internal pricing models. If the broker’s inputs are largely unobservable, the valuation is classified as a Level 3. Broker quotes are validated through an internal analyst review process, which includes validation through known market conditions and other relevant data, as noted below. Internal models are usually cash flow based utilizing characteristics of the underlying collateral of the security such as default rate and other relevant data.

Foreign exchange rates are determined at a time that corresponds to the closing of the NYSE.

The fair value of certain investments in the separate accounts and limited partnerships are estimated using net asset value per share as a practical expedient and are excluded from the fair value hierarchy levels in Note 5. These net asset values are based on the fair value of the underlying investments, less liabilities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Overall, transfers between levels are attributable to a change in the observability of inputs. Assets and liabilities are transferred to a lower level in the hierarchy when a significant input cannot be corroborated with market observable data. This may occur when market activity decreases and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred to a higher level in the hierarchy when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity including recent trades, a specific event, or one or more significant input(s) becoming observable.

In some instances, securities are priced using external broker quotes. In most cases, when broker quotes are used as pricing inputs, more than one broker quote is obtained. External broker quotes are reviewed internally by comparing the quotes to similar securities in the public market and/or to vendor pricing, if available. Additionally, external broker quotes are compared to market reported trade activity to ascertain whether the price is reasonable, reflective of the current market prices, and takes into account the characteristics of the Company’s securities.

Derivative financial instruments

The Company enters into derivative transactions which include the use of interest rate swaps, interest rate swaptions, cross-currency swaps, foreign currency forwards, U.S. government treasury futures contracts, Eurodollar futures contracts, futures on equity indices and interest rate swap futures. The Company uses these derivative instruments to manage various risks, including interest rate and foreign currency exchange rate risk associated with its invested assets and liabilities. Derivative instruments are not used for speculative reasons. Certain of the Company’s over-the-counter (“OTC”) derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

Derivatives are reported as other invested assets or other liabilities. Although some derivatives are executed under a master netting arrangement, the Company does not offset in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus the carrying value of those derivative instruments and the related cash collateral or net derivative receivables and payables executed with the same counterparty under the same master netting arrangement. Derivatives that qualify for hedge accounting

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected, or that are not eligible for hedge accounting, are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR.

The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities. Derivatives are used to (a) hedge the economic effects of interest rate and stock market movements on the Company’s guaranteed lifetime withdrawal benefit (“GLWB”) liability, (b) hedge the economic effect of a large increase in interest rates on the Company’s general account life insurance, group pension liabilities and certain separate account life insurance liabilities, (c) hedge the economic risks of other transactions such as future asset acquisitions or dispositions, the timing of liability pricing, currency risks on non-U.S. dollar denominated assets, and (d) convert floating rate assets or debt obligations to fixed rate assets or debt obligations for asset/liability management purposes.

The Company controls the credit risk of its derivative contracts through credit approvals, limits, monitoring procedures and in many cases, requiring collateral. The Company’s exposure is limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Derivatives in a net asset position may have cash or securities pledged as collateral to the Company in accordance with the collateral support agreements with the counterparty. This collateral is held in a custodial account for the benefit of the Company. Unrestricted cash collateral is included in other assets and the obligation to return it is included in other liabilities. The cash collateral is reinvested in a government money market fund. Securities pledged to the Company generally consist of U.S. government or U.S. government agency securities and are not recorded on the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

Cash collateral pledged by the Company is included in other assets.

The Company may purchase a financial instrument that contains a derivative embedded in the financial instrument. Contracts that do not in their entirety meet the definition of a derivative instrument, may contain “embedded” derivative instruments implicit or explicit terms that affect some or all of the cash flows or the value of other exchanges required by the contract in a manner similar to a derivative instrument. An embedded derivative instrument shall not be separated from the host contract and accounted for separately as a derivative instrument.

Funds held or deposited with reinsured companies

Funds held by reinsurers are receivables from ceding entities. Interest earned on the funds withheld receivable are included as a component of miscellaneous income.

Goodwill

Goodwill, resulting from acquisitions of subsidiaries that are reported in common stock and other invested assets, is amortized to unrealized capital gains/(losses) over the period in which the Company benefits economically, not to exceed ten years. Goodwill resulting from assumption reinsurance is reported in goodwill and is amortized to other insurance expenses over the period in which the Company benefits economically, not to exceed ten years. Admissible goodwill is limited in the aggregate to 10% of the Company’s adjusted capital and surplus. The Company tests goodwill for impairment annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. If the carrying value of goodwill exceeds its fair value, the excess is recognized as impairment and recorded as a realized loss in the period in which the impairment is identified. There were no impairments of goodwill recognized during the years ended December 31, 2022, 2021 and 2020.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Reinsurance

Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contracts and are consistent with the risks assumed. Life contract premiums and benefits ceded to other companies have been reported as a reduction of the premium revenue and benefit expense. Life contract premiums and benefits assumed from other companies have been reported as an increase in premium revenue and benefit expense. Invested assets and reserves ceded or assumed on deposit type contracts are accounted for using deposit accounting. The Company establishes a receivable for amounts due from reinsurers for claims paid and other amounts recoverable under the terms of the reinsurance contract.

Cash value of company owned life insurance

The Company is the owner and beneficiary of life insurance policies which are included in Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus at their cash surrender values. At December 31, 2022, the investments underlying variable life insurance policies utilize various fund structures, with underlying investment characteristics of 25% equity, 38% fixed income, 24% cash and short terms, 1% real estate and 12% other. At December 31, 2021, the investments underlying variable life insurance policies utilize various fund structures, with underlying investment characteristics of 25% equity, 41% fixed income, and 27% cash and short terms, and 7% other.

Net investment income

Interest income from bonds is recognized when earned. Interest income on contract loans is recognized in net investment income at the contract interest rate when earned. All investment income due and accrued with amounts that are deemed uncollectible or that are over 90 days past due, including mortgage loans in default (“in process of foreclosure”), is not included in investment income. Amounts over 90 days past due are non-admitted assets and are recorded as a reduction to unassigned surplus. Real estate due and accrued income is excluded from net investment income if its collection is uncertain.

Net realized capital gains (losses)

Realized capital gains and losses are reported as a component of net income and are determined on a specific identification basis. Interest-related gains and losses are primarily subject to IMR, while non-interest related gains and losses are primarily subject to AVR. Realized capital gains and losses also result from the termination of derivative contracts prior to expiration and may be subject to IMR.

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements.

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Liability reserves for variable annuities with guarantees and universal life without secondary guarantees are valued in accordance with Principle-Based Reserving (“PBR”) methods, outlined in NAIC Valuation Manual Sections 20 and 21. PBR utilizes stochastic models to calculate levels of reserves to cover future benefits that would occur during possible poor future economic conditions. Reserve estimates are determined using both company experience and prescribed assumptions, with the final liability reserve being the greatest of the two estimates and floored at the aggregate surrender value.

Premium, fee income and expenses

Life insurance premiums are recognized when due. Annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Life and accident and health insurance premiums received in advance are recorded as a liability and recognized as income when the premiums become earned. Fees from assets under management, assets under administration, shareholder servicing, mortality and expense risk charges, administration and record-keeping services and investment advisory services are recognized when earned in fee income or other income. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Income taxes

The Company is included in the consolidated federal income tax return of Lifeco U.S. The federal income tax expense reported in the Statutory Statements of Operations represent income taxes provided on income that is currently taxable, excluding tax on net realized capital gains and losses.    A net deferred tax asset is included in the Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting principles. The change in deferred income taxes is treated as a component of the change in unassigned deficit.

2. Recently Adopted Accounting Pronouncements

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

In 2020, Statutory Accounting Principles Working Group (“SAPWG”) adopted a revised SSAP 32R, Preferred Stock, and a corresponding Issue Paper No. 164, Preferred Stock. The revised SSAP improves the definition of preferred stock, revises the measurement guidance based on the type and terms of preferred stock held, and clarifies the impairment and dividend recognition guidance. The standard was adopted with an effective date of January 1, 2021. The adoption of this standard did not have a material effect on the Company’s financial statements.

In 2021, the SAPWG adopted revisions to SSAP No. 26R, Bonds. The SSAP revisions clarify that perpetual bonds are within scope of SSAP No. 26R. Those with an effective call option shall be amortized under the yield-to-worst concept, and those that do not possess, or no longer possess, a call feature shall be reported at fair value. Additional revisions expand current called bond disclosures to include bonds terminated through a tender offer. The revisions were adopted with an effective date of January 1, 2021. The adoption of these revisions did not have a material effect on the Company’s financial statements.

In 2022, the SAPWG adopted updated, summarized financial modeling guidance for residential mortgage-backed securities and commercial mortgage-backed securities in SSAP No. 43R – Loan-Backed and Structured Securities. This guidance continues to refer users to the detailed financial modeling guidance in the Purposes and Procedures Manual of the Investment Analysis Office, and was adopted on April 1, 2022. The adoption of this standard did not have a material effect on the Company’s financial statements.

In 2022, the SAPWG adopted a new concept under SSAP No. 86 Derivatives. The revisions adopt elements from Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2017-12: Derivatives and Hedging: Targeted Improvements to Accounting for Hedging Activities for determining hedge effectiveness. The revisions also incorporate statutory-specific measurement methods for excluded components in hedging instruments. These revisions are effective January 1, 2023. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial position or results of operations.

In 2022, the SAPWG adopted a new concept under SSAP No. 86 Derivatives. The revisions adopt with modification derivative guidance from ASU 2017-12, Derivatives and Hedging and ASU 2022-01, Fair Value Hedging – Portfolio Layer to include guidance for the portfolio layer method and partial-term hedges. These revisions are effective January 1, 2023. The adoption of this accounting pronouncement is not expected to have a material effect on the Company’s financial position or results of operations.

3. Related Party Transactions

In the normal course of business the Company enters into agreements with related parties whereby it provides and/or receives record-keeping services, investment advisory services, and tax-related services, as well as corporate support services which include general and administrative services, information technology services, sales and service support and marketing services.

On January 1, 2020, the Company and its subsidiaries implemented an organizational change to simplify its corporate structure and affiliated transactions. The transaction included the following changes impacting the Company:

•	Substantially all employees of EAICA and its other subsidiaries were transferred to the Empower Retirement, LLC (“Empower”).

•	Empower assumed all recordkeeping related revenues either by direct assignment of contracts or through a transition services agreement between Empower, EAICA, and EAICA’s subsidiaries.

•	Substantially all vendor contracts were assigned to Empower.

•	Empower entered into an administrative services agreement whereby it provides corporate and other shared services to EAICA and its affiliates and is reimbursed for expenses incurred.

•

Empower acquired assets and assumed liabilities from EAICA and the EAICA’s subsidiaries including furniture, equipment, and software, deferred contract costs, certain other current assets including prepaid assets, and certain other

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

liabilities including employee-related benefit and payroll liabilities and EAICA’s post-retirement medical plan. The assets acquired and liabilities assumed by Empower were settled in cash based on their value under International Financial Reporting Standards (“IFRS”). Any differences between the value of the assets and liabilities on an IFRS basis and a Statutory basis were settled by dividends or capital contributions between entities.

On December 31, 2020, EAICA completed the acquisition, via indemnity reinsurance, of the retirement services business of MassMutual. After the close of this acquisition, EAICA made the following changes:

•	All employees of MassMutual acquired by EAICA were transferred to Empower.

•	Empower assumed all recordkeeping related revenues from EAICA

•	Substantially all vendor contracts were assigned to Empower.

On April 1, 2022, the Company completed the acquisition of all of the voting equity interests in Prudential Retirement Insurance and Annuity Company as part of the acquisition of Prudential’s Full Service retirement business. This transaction was accounted for as a statutory acquisition. On August 2, 2022, it was announced that the entity was renamed to Empower Annuity Insurance Company (“EAIC”). Additionally, on April 1, 2022, the Company completed the acquisition, via indemnity reinsurance, of the retirement services business of Prudential Insurance Company of America (“PICA”). As a result of the acquisitions, EAICA made the following changes:

•	All employees of PICA acquired by EAICA were transferred to Empower.

•	Substantially all vendor contracts were assigned to Empower.

The Company’s separate accounts invest in shares of Empower Funds, Inc., formerly known as Great-West Funds Inc., and Putnam Funds, which are affiliates of the Company and shares of other non-affiliated mutual funds and government and corporate bonds. The Company’s separate accounts include mutual funds or other investment options that purchase guaranteed interest annuity contracts issued by the Company. During the years ended December 31, 2022, 2021 and 2020, these purchases totaled $108,285, $232,833 and $330,974 respectively. As the general account investment contracts are also included in the separate account balances in the accompanying statutory statements of admitted assets, liabilities, capital and surplus, the Company has included the separate account assets and liabilities of $211,670 and $262,018 at December 31, 2022 and 2021, respectively, which is also included in the assets and liabilities of the general account at those dates.

During June of 2018, the Company invested $35,000 to fund the initial creation of five mutual funds offered by its subsidiary, Empower Capital Management LLC, formerly known as Great-West Capital Management LLC, (“ECM”). When the funds met certain targets for customer investment, the Company began redeeming its interests. The remaining investments were $22 and $10,295 at December 31, 2022 and 2021, respectively.

During the years ended December 31, 2022 and 2021, the Company contributed $187,948 and $197,499 to partnership funds controlled by Great-West Lifeco, Inc., respectively. The total invested amount in these partnerships as of December 31, 2022 was $453,200. The remaining Company commitments for these partnership funds through subsequent years total $889,149 (Refer to Note 19 for additional details).

The following table summarizes amounts due from parent and affiliates:

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

			December 31,

Related party	Indebtedness	Due date	2022	2021

Empower(1)	On account	On demand	$172,841	$47,178

Great-West South Carolina (“GWSC”)(1)	On account	On demand	13,869	347

ELAINY(1)	On account	On demand	10,773	32

ETC (fka GWTC)(1)	On account	On demand	10,251	3,785

CLAC(2)	On account	On demand	9,631	3,058

EAG (fka AAG)(1)	On account	On demand	8,000	15,000

EFSI (fka GWFS)(1)	On account	On demand	5,853	21,381

EAIC(1)	On account	On demand	3,476	—

EPS (fka RPS)(1)	On account	On demand	24	24

Personal Capital Corporation(1)	On account	On demand	—	514

Other related party receivables	On account	On demand	20	268

Total			$234,738	$91,587

(1) A wholly-owned subsidiary of EAICA

(2) An indirect wholly-owned subsidiary of Lifeco

The following table summarizes amounts due to parent and affiliates:

			December 31,

Related party	Indebtedness	Due date	2022	2021

ECM(1)	On account	On demand	$6,184	$2,120

Other related party payables	On account	On demand	497	496

Total			$6,681	$2,616

(1) A wholly-owned subsidiary of EAICA

Included in current federal income taxes recoverable at December 31, 2022 and 2021 is $19,519 and $34,164, respectively, of income tax receivable from Lifeco U.S. related to the consolidated income tax return filed by Lifeco U.S.

The Company received cash payments of $19,004, $13,470 and $12,506 from its subsidiary, GWSC, in 2022, 2021 and 2020 respectively, under the terms of its tax sharing agreement. During the years ended December 31, 2022, 2021 and 2020, the Company received interest income of $1,841, $1,326 and $1,661 respectively, from GWSC relating to the tax sharing agreement.

During the year ended December 31, 2022, the Company received dividends of $222,600 from its subsidiaries, the largest being $120,000 from Empower. During the year ended December 31, 2021, the Company received dividends of $151,075 from its subsidiaries, the largest being $96,675 from Empower. During the year ended December 31, 2020, the Company received dividends and return of capital of $142,500 and $7,000, respectively, from its subsidiaries, the largest being $61,000 from EAG.

During the years ended December 31, 2022 and 2021, the Company paid cash dividends to EHI in the amounts of $231,000 and $506,000 respectively.

The Prudential transaction resulted in an additional amount of $18,614 which was determined to be owed to the Company from ELAINY and is related to reinsurance trust activity associated with PICA. This amount is included within the Other Assets in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

The Company and ELAINY have an agreement whereby the Company has committed to provide ELAINY financial support related to the maintenance of adequate regulatory surplus and liquidity.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

4. Summary of Invested Assets

Investments in bonds consist of the following:

	December 31, 2022
	Book/adjusted carrying value	Fair value greater than book/adjusted carrying value	Fair value less than book/adjusted carrying value	Fair value

U.S. government	$42,956	$253	$1,171	$42,038

All other governments	165,140	217	19,482	145,875

U.S. states, territories and possessions	343,827	7,972	6,685	345,114

Political subdivisions of states and territories	35,969	112	2,510	33,571

Special revenue and special assessments	432,065	791	32,697	400,159

Industrial and miscellaneous	21,774,565	14,230	2,987,352	18,801,443

Parent, subsidiaries and affiliates	1,654	—	—	1,654

Hybrid securities	126,575	—	12,432	114,143

Loan-backed and structured securities	6,945,926	4,935	632,936	6,317,925

Total bonds	$29,868,677	$28,510	$3,695,265	$26,201,922

	December 31, 2021
	Book/adjusted carrying value	Fair value greater than book/adjusted carrying value	Fair value less than book/adjusted carrying value	Fair value

U.S. government	$9,071	$1,159	$3	$10,227

All other governments	58,111	112	851	57,372

U.S. states, territories and possessions	615,832	72,341	2,980	685,193

Political subdivisions of states and territories	311,839	18,038	2,416	327,461

Special revenue and special assessments	5,643	574	—	6,217

Industrial and miscellaneous	18,776,906	555,385	293,923	19,038,368

Parent, subsidiaries and affiliates	3,582	—	—	3,582

Hybrid securities	131,663	131	5,416	126,378

Loan-backed and structured securities	6,884,690	94,098	41,982	6,936,806

Total bonds	$26,797,337	$741,838	$347,571	$27,191,604

The book/adjusted carrying value and estimated fair value of bonds and assets receiving bond treatment, based on estimated cash flows, are shown in the table below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2022
	Book/adjusted carrying value	Fair value

Due in one year or less	$1,012,584	$990,302

Due after one year through five years	7,805,533	7,285,887

Due after five years through ten years	10,063,130	8,533,634

Due after ten years	4,090,683	3,123,195

Loan-backed and structured securities	6,945,933	6,317,932

Total bonds	$29,917,863	$26,250,950

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Loan-backed and structured securities include those issued by U.S. government and U.S. agencies.

The following table summarizes information regarding the sales of securities:

	Years ended December 31,
	2022	2021	2020

Consideration from sales	$17,782,699	$16,279,609	$15,627,075

Gross realized gains from sales	53,961	67,784	81,504

Gross realized losses from sales	281,028	128,841	7,045

Unrealized losses on bonds and preferred stock

The following tables summarize gross unrealized investment losses (amount by which amortized cost exceeds fair value and inclusive of foreign exchange related unrealized losses recorded to surplus) by class of investment:

	December 31, 2022
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss

U.S. government	$37,679	$1,160	$96	$11	$37,775	$1,171

All other governments	103,357	10,217	38,864	9,265	142,221	19,482

U.S. states, territories and possessions	153,571	5,325	5,841	1,360	159,412	6,685

Political subdivisions of states and territories	6,874	1,119	6,585	1,391	13,459	2,510

Special revenue and special assessments	203,333	12,146	130,425	20,551	333,758	32,697

Industrial and miscellaneous	11,777,186	1,660,166	6,460,755	1,730,054	18,237,941	3,390,220

Hybrid securities	16,858	677	97,284	16,475	114,142	17,152

Loan-backed and structured securities	4,286,875	360,948	1,959,396	276,309	6,246,271	637,257

Total bonds	$16,585,733	$2,051,758	$8,699,246	$2,055,416	$25,284,979	$4,107,174

Preferred stock	$50,017	$4,306	$25,597	$2,327	$75,614	$6,633

Total number of securities in an unrealized loss position		2,447		2,407		4,854

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2021
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss

U.S. government	$275	$3	$—	$—	$275	$3

All other governments	47,744	851	—	—	47,744	851

U.S. states, territories and possessions	102,521	2,980	—	—	102,521	2,980

Political subdivisions of states and territories	112,703	2,328	3,226	88	115,929	2,416

Industrial and miscellaneous	8,615,011	306,061	1,291,359	67,357	9,906,370	373,418

Hybrid securities	30,016	253	83,548	6,038	113,564	6,291

Loan-backed and structured securities	2,558,371	32,835	345,939	11,061	2,904,310	43,896

Total bonds	$11,466,641	$345,311	$1,724,072	$84,544	$13,190,713	$429,855

Preferred stock	$61,437	$631	$—	$—	$61,437	$631

Total number of securities in an unrealized loss position		2,517		278		2,795

Bonds and preferred stock - Total unrealized losses increased by $3,683,321, or 856%, from December 31, 2021 to December 31, 2022. The increase in unrealized losses was across most asset classes and was primarily driven by lower valuations as a result of higher rates at December 31, 2022 compared to December 31, 2021. The acquisition of Statutory assets under the terms of the Prudential transaction increased overall bond investments as well as the unrealized losses. See Note 1 and Note 9 for further discussion of the transaction.

Total unrealized losses greater than twelve months increased by $1,973,199 from December 31, 2021 to December 31, 2022. Industrial and miscellaneous account for 84%, or $1,730,054 of the unrealized losses greater than twelve months at December 31, 2022. The majority of these bonds continue to be designated as investment grade. Management does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

Loan-backed and structured securities account for 13%, or $276,309, of the unrealized losses greater than twelve months at December 31, 2022. Of the $276,309 of unrealized losses over twelve months on loan-backed and structured securities, 98% or $271,157 are securities which continue to be designated as investment grade. The present value of cash flows expected to be collected is not less than amortized cost and management does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

Loan-backed and structured securities

The Company had a concentration in loan-backed and structured securities of 16% and 18% of total invested assets at December 31, 2022 and 2021, respectively.

Derivative financial instruments

Derivative transactions are generally entered into pursuant to International Swaps and Derivatives Association (“ISDA”) Master Agreements with approved counterparties that provide for a single net payment to be made by one party to the other on a daily basis, periodic payment dates, or at the due date, expiration, or termination of the agreement.

The ISDA Master Agreements contain provisions that would allow the counterparties to require immediate settlement of all derivative instruments in a net liability position if the Company were to default on any debt obligations over a certain threshold. The aggregate fair value, inclusive of accrued income and expense, of derivative instruments with credit-risk-related contingent

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

features that were in a net liability position was $63,264 and $64,926 as of December 31, 2022 and 2021, respectively. The Company had pledged collateral related to these derivatives of $29,830 and $10,309 as of December 31, 2022 and 2021, respectively, in the normal course of business. If the credit-risk-related contingent features were triggered on December 31, 2022 the fair value of assets that could be required to settle the derivatives in a net liability position was $33,434.

At December 31, 2022 and 2021, the Company had pledged $29,830 and $10,309, respectively, of unrestricted cash collateral to counterparties in the normal course of business, while other counterparties had pledged $506,700 and $188,754 unrestricted cash and securities collateral to the Company to satisfy collateral netting arrangements, respectively.

At December 31, 2022 and 2021, the Company had pledged U.S. Treasury notes in the amount of $3,158 and $2,660, respectively, with a broker as collateral for futures contracts.

Types of derivative instruments and derivative strategies

Interest rate contracts

Cash flow hedges

Interest rate swap agreements are used to convert the interest rate on certain debt securities and debt obligations from a floating rate to a fixed rate.

Not designated as hedging instruments

The Company enters into certain transactions in which derivatives are hedging an economic risk but hedge accounting is either not elected or the transactions are not eligible for hedge accounting. These derivative instruments include: exchange-traded interest rate swap futures, OTC interest rate swaptions, OTC interest rate swaps, exchange-traded Eurodollar interest rate futures and treasury interest rate futures. Certain of the Company’s OTC derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

The derivative instruments mentioned above are economic hedges and used to manage risk. These transactions are used to offset changes in liabilities including those in variable annuity products, hedge the economic effect of a large increase in interest rates, manage the potential variability in future interest payments due to a change in credited interest rates and the related change in cash flows due to increased surrenders, and manage interest rate risks of forecasted acquisitions of bonds and forecasted liability pricing.

Foreign currency contracts

Cross-currency swaps and foreign currency forwards are used to manage the foreign currency exchange rate risk associated with investments denominated in other than U.S. dollars. The Company uses cross-currency swaps to convert interest and principal payments on foreign denominated debt instruments into U.S. dollars. Cross-currency swaps may be designated as cash flow hedges; however, some are not eligible for hedge accounting. The Company uses foreign currency forwards to reduce the risk of foreign currency exchange rate changes on proceeds received on sales of foreign denominated debt instruments; however, hedge accounting is not elected.

Equity contracts

The Company uses futures on equity indices to offset changes in GLWB liabilities; however, they are not eligible for hedge accounting.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following tables summarize derivative financial instruments:

	December 31, 2022
	Notional amount	Net book/ adjusted carrying value (1)	Fair value (2)

Hedge designation/derivative type:

Derivatives designated as hedges:

Cash flow hedges:

Interest rate swaps	$18,300	$—	$1,971

Cross-currency swaps	2,826,016	279,839	399,835

Total cash flow hedges	2,844,316	279,839	401,806

Derivatives not designated as hedges:

Interest rate swaps	714,954	(25,504)	(26,656)

Futures on equity indices	40,036	2,487	242

Interest rate futures	10,800	671	(14)

Cross-currency swaps	551,359	109,353	108,941

Foreign currency forwards	61,106	(1,009)	(1,009)

Total derivatives not designated as hedges	1,378,255	85,998	81,504

Total cash flow hedges, and derivatives not designated as hedges	$4,222,571	$365,837	$483,310

(1) The book/adjusted carrying value excludes accrued income and expense. The book/adjusted carrying value of all derivatives in an asset position is reported within other invested assets and the book/adjusted carrying value of all derivatives in a liability position is reported within other liabilities in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

(2) The fair value includes accrued income and expense.

	December 31, 2021
	Notional amount	Net book/ adjusted carrying value (1)	Fair value (2)

Hedge designation/derivative type:

Derivatives designated as hedges:

Cash flow hedges:

Interest rate swaps	$18,300	$—	$6,519

Cross-currency swaps	2,184,169	72,279	128,206

Total cash flow hedges	2,202,469	72,279	134,725

Derivatives not designated as hedges:

Interest rate swaps	891,019	1,766	1,759

Futures on equity indices	14,421	2,394	27

Interest rate futures	1,600	266	(2)

Interest rate swaptions	9,000	—	—

Cross-currency swaps	559,991	44,314	42,621

Foreign currency forwards	57,985	26	26

Total derivatives not designated as hedges	1,534,016	48,766	44,431

Total cash flow hedges and derivatives not designated as hedges	$3,736,485	$121,045	$179,156

(1) The book/adjusted carrying value excludes accrued income and expense. The book/adjusted carrying value of all derivatives in an asset position is reported within other invested assets and the book/adjusted carrying value of all derivatives in a liability position is reported within other liabilities in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

(2) The fair value includes accrued income and expense.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents net unrealized capital gains (losses) on derivatives not designated as hedging instruments as reported in the Statutory Statements of Changes in Capital and Surplus:

	Net unrealized capital gains (losses) on derivatives recognized in surplus
	Year Ended December 31,
	2022	2021	2020

Derivatives not designated as hedging instruments:

Interest rate swaps	$(21,543)	$(7,646)	7,306

Interest rate swaptions	38	403	180

Futures on equity indices	1,055	(306)	94

Interest rate futures	73	(21)	6

Cross-currency swaps	45,691	11,669	(3,975)

Foreign currency forwards	(797)	20	(20)

Total	$24,517	$4,119	$3,591

Securities lending

Securities with a cost or amortized cost of $117,997 and $121,754, and estimated fair values of $102,545 and $122,164 were on loan under the program at December 31, 2022 and 2021, respectively.

The following table summarizes securities on loan by category:

	December 31,		December 31,
	2022		2021
	Book/adjusted carrying value	Fair value	Book/adjusted carrying value	Fair value

Industrial and miscellaneous	$117,997	$102,545	$101,779	$102,189

U.S. government	—	—	19,975	19,975

	$117,997	$102,545	$121,754	$122,164

The Company’s securities lending agreements are open agreements meaning the borrower can return and the Company can recall the loaned securities at any time.

The Company received cash of $107,068 and $126,254 as collateral at December 31, 2022 and 2021, respectively. This cash was reinvested into money market funds and short-term repurchase agreements which are collateralized by U.S. government or U.S. government agency securities and mature in under 30 days.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Restricted assets

The following tables summarize investments on deposit or trust accounts controlled by various state insurance departments in accordance with statutory requirements as well as other deposits and collateral pledged by the Company:

	December 31, 2022
	Gross (Admitted & Non-admitted) Restricted									Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total	Total From Prior Year	Increase/ (Decrease)	Total Non-admitted Restricted	Total Admitted Restricted	Gross (Admitted & Non-admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Restricted Asset Category:

Collateral held under security lending arrangements	$107,068	$—	$—	$—	$107,068	$126,254	$(19,186)	$—	$107,068	0.14%	0.14%

FHLB capital stock	509	—	—	—	509	501	8	—	509	0.00%	0.00%

On deposit with states	4,213	—	—	—	4,213	4,246	(33)	—	4,213	0.01%	0.01%

On deposit with other regulatory bodies	503	—	—	—	503	529	(26)	—	503	0.00%	0.00%

Pledged as collateral not captured in other categories:

Futures margin deposits	3,158	—	1,802	—	4,960	3,477	1,483	—	4,960	0.02%	0.02%

Derivative cash collateral	29,830	—	342	—	30,172	11,033	19,139	—	30,172	0.04%	0.04%

Other restricted assets	1,088	—	—	—	1,088	1,132	(44)	—	1,088	0.00%	0.00%

Total Restricted Assets	$146,369	$—	$2,144	$—	$148,513	$147,172	$1,341	$—	$148,513	0.20%	0.20%

	December 31, 2021
	Gross (Admitted & Non-admitted) Restricted									Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total	Total From Prior Year	Increase/ (Decrease)	Total Non- admitted Restricted	Total Admitted Restricted	Gross (Admitted & Non- admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Restricted Asset Category:

Collateral held under security lending arrangements	$126,254	$—	$—	$—	$126,254	$206,811	$(80,557)	$—	$126,254	0.16%	0.17%

Subject to reverse repurchase agreements	—	—	—	—	—	2,900	(2,900)	—	—	0.00%	0.00%

FHLB Capital Stock	501	—	—	—	501	500	1	—	501	0.00%	0.00%

On deposit with states	4,246	—	—	—	4,246	4,264	(18)	—	4,246	0.01%	0.01%

On deposit with other regulatory bodies	529	—	—	—	529	554	(25)	—	529	0.00%	0.00%

Pledged as collateral not captured in other categories:

Futures margin deposits	2,660	—	817	—	3,477	6,745	(3,268)	—	3,477	0.01%	0.01%

Derivative cash collateral	10,309	—	724	—	11,033	7,452	3,581	—	11,033	0.01%	0.01%

Other restricted assets	1,132	—	—	—	1,132	1,175	(43)	—	1,132	0.00%	0.00%

Total Restricted Assets	$145,631	$—	$1,541	$—	$147,172	$230,401	$(83,229)	$—	$147,172	0.19%	0.20%

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Net investment income

The following table summarizes net investment income:

	Years Ended December 31,
	2022	2021	2020

Bonds	$928,803	$747,549	$474,967

Preferred stock	4,377	4,249	3

Common stock	629	964	151

Mortgage loans	186,997	141,323	107,249

Real estate	29,693	31,241	28,964

Contract loans	184,184	186,842	197,843

Cash, cash equivalents and short-term investments	9,763	6,249	5,862

Derivative instruments	39,585	31,105	18,840

Other invested assets	247,053	181,987	155,506

Miscellaneous	(1,564)	8,619	5,303

Gross investment income	1,629,520	1,340,128	994,688

Expenses	(110,966)	(77,391)	(46,344)

Net investment income	$1,518,554	$1,262,737	$948,344

The amount of interest incurred and charged to investment expense during the years ended December 31, 2022, 2021 and 2020 was $74,797, $40,395 and $17,078, respectively.

The following table summarizes net realized capital gains (losses) on investments net of federal income tax and interest maintenance reserve transfer:

	Year Ended December 31,
	2022	2021	2020

Net realized capital (losses) gains, before federal income tax	$(200,418)	$(55,369)	$59,961

Less: Federal income tax (benefit) expense	(42,088)	(11,628)	12,592

Net realized capital (losses) gains, before IMR transfer	(158,330)	(43,741)	47,369

Net realized capital (losses) gains transferred to IMR, net of federal income tax (benefit) expense of ($48,369), ($12,531) and $17,100, respectively	(181,960)	(47,140)	64,327

Net realized capital gains (losses), net of federal income tax (benefit) expense of $6,281, $904 and ($4,508), respectively, and IMR transfer	$23,630	$3,399	$(16,958)

Interest maintenance reserve

The following table summarizes activity in the interest maintenance reserve:

Year Ended December 31,
2022

Reserve as of December 31, 2021	$479,748

Transferred into IMR, net of taxes	(181,960)

IMR reinsurance activity	(121,120)

Balance before amortization	176,668

Amortization released to Statement of Operations	(56,131)

Reserve as of December 31, 2022	$120,537

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Concentrations

The Company had the following bond concentrations based on total invested assets:

	Concentration by type
	December 31,
	2022	2021

Industrial and miscellaneous	64%	62%

	Concentration by industry
	December 31,
	2022	2021

Financial services	16%	15%

Mortgage loans

The recorded investment of the commercial mortgage loan portfolio categorized as performing was $6,132,695 and $4,304,776, of which $2,540,062 and $1,526,655 were loan participation agreements as of December 31, 2022 and 2021, respectively. These mortgages were current as of December 31, 2022 and 2021.

The maximum lending rates for commercial mortgage loans originated during the years ended December 31, 2022 and 2021 were 7.22% and 3.70%, respectively. The minimum lending rates for commercial mortgage loans originated during the years ended December 31, 2022 and 2021 were 2.79% and 2.35%, respectively.

During 2022 and 2021, the maximum percentage of any one loan to the value of security at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 71% and 66%, respectively.

The following table summarizes activity in the commercial mortgage provision allowance for the years ended December 31, 2022 and 2021:

	December 31,

	2022	2021

Beginning balance	$745	$745

Recoveries of amounts previously charged off	(99)	—

Ending balance	$646	$745

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following tables present concentrations of the total commercial mortgage portfolio:

	Concentration by type

	December 31,

	2022	2021

Multi-family	36%	44%

Industrial	33%	28%

Office	14%	12%

Retail	10%	8%

Other	7%	8%

	100%	100%

	Concentration by geographic area

	December 31,

	2022	2021

Pacific	31%	33%

East North Central	18%	17%

South Atlantic	15%	13%

Other	10%	8%

Middle Atlantic	9%	9%

Mountain	8%	6%

West South Central	6%	8%

New England	3%	6%

	100%	100%

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

5. Fair Value Measurements

The following tables summarize the fair value hierarchy for all financial instruments and invested assets:

			Fair Value Measurements at Reporting Date
Type of financial instrument			December 31, 2022
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Total (All Levels)

Bonds	$26,201,923	$29,868,677	$—	$26,200,270	$1,653	$—	$26,201,923

Preferred stock	75,614	82,247	—	75,614	—	—	75,614

Common stock	531	531	22	509	—	—	531

Mortgage loans	5,557,512	6,132,049	—	5,557,512	—	—	5,557,512

Real estate	246,852	55,057	—	—	246,852	—	246,852

Cash, cash equivalents and short-term investments	375,014	375,173	325,986	49,028	—	—	375,014

Contract loans	3,805,700	3,805,700	—	—	3,805,700	—	3,805,700

Other long-term invested assets	616,325	626,227	—	102,117	—	514,208	616,325

Securities lending reinvested collateral assets	107,068	107,068	7,312	99,756	—	—	107,068

Collateral under derivative counterparty collateral agreements	534,828	534,828	534,828	—	—	—	534,828

Receivable for securities	51,601	35,680	—	51,601	—	—	51,601

Derivative instruments	539,602	426,767	242	539,360	—	—	539,602

Separate account assets	22,803,674	22,913,246	11,268,707	10,772,127	—	762,840	22,803,674

Total assets	$60,916,244	$64,963,250	$12,137,097	$43,447,894	$4,054,205	$1,277,048	$60,916,244

Liabilities:

Deposit-type contracts	$6,328,975	$8,051,601	$—	$6,328,975	$—	$—	$6,328,975

Commercial paper	99,760	99,760	—	99,760	—	—	99,760

Payable under securities lending agreements	107,068	107,068	7,312	99,756	—	—	107,068

Collateral under derivative counterparty collateral agreements	504,590	504,590	504,590	—	—	—	504,590

Payable for securities	22,284	22,284	—	22,284	—	—	22,284

Derivative instruments	63,545	64,054	14	63,531	—	—	63,545

Separate account liabilities	874,336	874,336	172	874,164	—	—	874,336

Total liabilities:	$8,000,558	$9,723,693	$512,088	$7,488,470	$—	$—	$8,000,558

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

			Fair Value Measurements at Reporting Date

Type of financial instrument			December 31, 2021
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Total (All Levels)

Bonds	$27,191,604	$26,797,337	$—	$27,187,217	$4,387	$—	$27,191,604

Preferred Stock	118,140	116,878	—	118,140	—	—	118,140

Common Stock	13,371	13,371	12,870	501	—	—	13,371

Mortgage loans	4,361,643	4,304,031	—	4,361,643	—	—	4,361,643

Real estate	227,899	40,192	—	—	227,899	—	227,899

Cash, cash equivalents and short-term investments	2,448,547	2,448,555	897,724	1,550,823	—	—	2,448,547

Contract loans	3,795,766	3,795,766	—	3,795,766	—	—	3,795,766

Other long-term invested assets	471,300	464,657	—	87,268	—	384,032	471,300

Securities lending reinvested collateral assets	126,254	126,254	60,128	66,126	—	—	126,254

Collateral under derivative counterparty collateral agreements	175,589	175,589	175,589	—	—	—	175,589

Other collateral	879	879	879	—	—	—	879

Receivable for securities	69,349	47,465	—	69,349	—	—	69,349

Derivative instruments	244,679	189,286	28	244,651	—	—	244,679

Separate account assets	29,319,856	29,244,525	15,180,322	13,825,444	—	314,090	29,319,856

Total assets	$68,564,876	$67,764,785	$16,327,540	$51,306,928	$232,286	$698,122	$68,564,876

Liabilities:

Deposit-type contracts	$6,466,358	$7,212,008	$—	$6,466,358	$—	$—	$6,466,358

Commercial paper	95,988	95,988	—	95,988	—	—	95,988

Payable under securities lending agreements	126,254	126,254	60,128	66,126	—	—	126,254

Collateral under derivative counterparty collateral agreements	165,280	165,280	165,280	—	—	—	165,280

Other collateral	879	879	879	—	—	—	879

Payable for securities	1,056,857	1,056,857	—	1,056,857	—	—	1,056,857

Derivative instruments	65,523	70,901	3	65,520	—	—	65,523

Separate account liabilities	2,238,160	2,238,160	41	2,238,119	—	—	2,238,160

Total liabilities	$10,215,299	$10,966,327	$226,331	$9,988,968	$—	$—	$10,215,299

Bonds, preferred and common stock

The fair values for bonds, preferred and common stock are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.

Mortgage loans

Mortgage loan fair value estimates are generally based on discounted cash flows. A discount rate matrix is used where the discount rate valuing a specific mortgage generally corresponds to that mortgage’s remaining term and credit quality. Management believes the discount rate used is comparable to the credit, interest rate, term, servicing costs, and risks of loans similar to the portfolio loans that the Company would make today given its internal pricing strategy.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Real estate

The estimated fair value for real estate is based on the unadjusted appraised value which includes factors such as comparable property sales, property income analysis, and capitalization rates.

Cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, and commercial paper

The amortized cost of cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, and commercial paper is a reasonable estimate of fair value due to their short-term nature and the high credit quality of the issuers, counterparties and obligor. Cash equivalent investments also include money market funds that are valued using unadjusted quoted prices in active markets.

Contract loans

Contract loans are funds provided to contract holders in return for a claim on the contract. The funds provided are limited to the cash surrender value of the underlying contract. The nature of contract loans is to have a negligible default risk as the loans are fully collateralized by the value of the contract. Contract loans do not have a stated maturity and the balances and accrued interest are repaid either by the contract holder or with proceeds from the contract.

Other long-term invested assets

The fair values of other long-term invested assets are based on the specific asset type. Other invested assets that are held as bonds, such as surplus notes, are primarily valued the same as bonds.

Limited partnership interests represent the Company’s minority ownership interests in pooled investment funds. These funds employ varying investment strategies that primarily make private equity investments across diverse industries and geographical focuses. The net asset value, determined using the partnership financial statement reported capital account adjusted for other relevant information, which may impact the exit value of the investments, is used as a practical expedient to estimate fair value. Distributions by these investments are generated from investment gains, from operating income generated by the underlying investments of the funds and from liquidation of the underlying assets of the funds, which are estimated to be liquidated over the next one to 10 years. In the absence of permitted sales of its ownership interest, the Company will be redeemed out of the partnership interests through distributions.

Collateral under derivative counterparty collateral agreements and other collateral

Included in other assets is cash collateral received from or pledged to counterparties and included in other liabilities is the obligation to return the cash collateral to the counterparties. The carrying value of the collateral is a reasonable estimate of fair value.

Derivative instruments

The estimated fair values of OTC derivatives, primarily consisting of cross-currency swaps, foreign currency forwards, interest rate swaps, interest rate swaptions, U.S. government treasury futures contracts, Eurodollar futures contracts, futures on equity indices, and interest rate swap futures are the estimated amount the Company would receive or pay to terminate the agreements at the end of each reporting period, taking into consideration current interest rates and other relevant factors.

Separate account assets and liabilities

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Separate account assets and liabilities primarily include investments in mutual funds, unregistered funds, most of which are not subject to redemption restrictions, bonds, and short-term securities. Mutual funds and unregistered funds are recorded at net asset value, which approximates fair value, on a daily basis. The bond and short-term investments are valued in the same manner, and using the same pricing sources and inputs as the bond and short-term investments of the Company.

Deposit-type contracts

Fair values for liabilities under deposit-type insurance contracts are estimated using discounted liability calculations, adjusted to approximate the effect of current market interest rates for the assets supporting the liabilities.

Fair value hierarchy

The following tables present information about the Company’s financial assets and liabilities carried at fair value and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:

	Fair Value Measurements at Reporting Date
	December 31, 2022
				Net Asset Value	Total
Assets:	(Level 1)	(Level 2)	(Level 3)	(NAV)	(All Levels)

Bonds

Hybrid securities	$—	$15,313	$—	$—	$15,313

Common stock

Mutual funds	22	—	—	—	22

Other invested assets

Limited partnerships	—	—	—	514,208	514,208

Residual tranche	—	38,661	—	—	38,661

Industrial and miscellaneous	—	4,040	—	—	4,040

Derivatives

Interest rate swaps	—	36,872	—	—	36,872

Cross-currency swaps	—	109,386	—	—	109,386

Separate account assets (1)	11,268,706	10,772,128	—	762,841	22,803,674

Total assets at fair value/NAV	$11,268,728	$10,976,400	$—	$1,277,049	$23,522,176

Liabilities:

Derivatives

Interest rate swaps	$—	$62,376	$—	$—	$62,376

Foreign currency forwards	—	1,009	—	—	1,009

Separate account liabilities (1)	172	874,161	—	—	874,336

Total liabilities	$172	$937,546	$—	$—	$937,721

(1) Includes only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Fair Value Measurements at Reporting Date
	December 31, 2021
				Net Asset Value	Total
Assets:	(Level 1)	(Level 2)	(Level 3)	(NAV)	(All Levels)

Bonds

Hybrid securities	$—	$19,158	$—	$—	$19,158

Common stock

Mutual funds	10,295	—	—	—	10,295

Industrial and miscellaneous	2,575	—	—	—	2,575

Other invested assets

Limited partnerships	—	—	—	384,032	384,032

Industrial and miscellaneous	—	5,186	—	—	5,186

Derivatives

Interest rate swaps	—	47,520	—	—	47,520

Cross-currency swaps	—	48,855	—	—	48,855

Foreign Currency forwards	—	620	—	—	620
Separate account assets (1)	15,151,260	12,562,894	—	314,090	28,028,244

Total assets at fair value/NAV	$15,164,130	$12,684,233	$—	$698,122	$28,546,485

Liabilities:

Derivatives

Interest rate swaps	$—	$45,761	$—	$—	$45,761

Cross-currency swaps	—	6,234	—	—	6,234

Foreign currency forwards	—	594	—	—	594
Separate account liabilities (1)	41	2,238,119	—	—	2,238,160

Total liabilities	$41	$2,290,708	$—	$—	$2,290,749

(1) Include only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

6.   Non-Admitted Assets

The following table summarizes the Company’s non-admitted assets:

	December 31, 2022			December 31, 2021
Type	Asset	Non-admitted asset	Admitted asset	Asset	Non-admitted asset	Admitted asset

Other invested assets	1,718,980	641,282	1,077,698	1,477,277	467,559	1,009,718

Common stocks	2,439,929	328,345	2,111,584	220,224	—	220,224

Deferred income taxes	419,535	317,543	101,992	425,707	403,243	22,464

Due from parent, subsidiaries and affiliate	305,180	70,442	234,738	158,986	67,398	91,588

Other assets	1,311,031	17,045	1,293,986	553,709	23,021	530,688

Furniture, fixtures and equipment	9,863	9,863	—	6,743	6,743	—

Reinsurance recoverable	261,045	1,931	259,114	214,843	2,986	211,857

Other prepaid assets	3,063	3,063	—	1,987	1,987	—

Premiums deferred and uncollected	13,905	438	13,467	16,191	89	16,102

Cash, cash equivalents and short-term investments	375,173	—	375,173	2,448,556	1	2,448,555

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table summarizes the Company’s aggregate Statement of Admitted Assets, Liabilities, Capital and Surplus values of all subsidiary, controlled and affiliated entities (“SCA”), except insurance SCA entities as follows:

	December 31, 2022			December 31, 2021
Type	Asset	Non-admitted asset	Admitted asset	Asset	Non-admitted asset	Admitted asset

Common stock	$42,993	$2,748	$40,245	$13,600	$—	$13,600

Other invested assets	630,309	641,282	(10,973)	776,585	467,559	309,026

7.   Premiums Deferred and Uncollected

The following table summarizes the Company’s ordinary and group life insurance premiums and annuity considerations deferred and uncollected, both gross and net of loading:

	December 31, 2022		December 31, 2021
Type	Gross	Net of loading	Gross	Net of loading

Ordinary renewal business	$15,401	$13,467	$17,891	$16,102

Total	$15,401	$13,467	$17,891	$16,102

8.   Business Combination and Goodwill

Goodwill that arises as a result of the acquisition of subsidiary limited liability companies is included in other invested assets in the accompanying Statutory Statement of Admitted Assets, Liabilities and Capital.

On August 29, 2014, the Company completed the acquisition of all of the voting equity interests in the Empower Plan Services, formerly known as J.P. Morgan Retirement Plan Services (“EPS”), large-market recordkeeping business. This transaction was accounted for as a statutory purchase. Goodwill of $51,098 was recorded in other invested assets, which is being amortized over 10 years. At December 31, 2022 and 2021, the Company has $0 and $0, respectively, of admitted goodwill related to this acquisition. During each of the years ended December 31, 2022, 2021 and 2020, the Company recorded $5,110, $5,110 and $5,110, respectively, of goodwill amortization related to this acquisition.

On August 17, 2020, the Company completed the acquisition of all of the voting equity interests in the Personal Capital Corporation, an industry-leading registered investment adviser and digital wealth manager. This transaction was accounted for as a statutory acquisition. Goodwill of $819,403 was recorded in other invested assets, which is being amortized over 10 years. At December 31, 2022 and 2021, the Company has $0 and $266,751, respectively, of admitted goodwill related to this acquisition. During each of the years ended December 31, 2022, 2021 and 2020, the Company recorded $81,940, $81,940 and $27,313, respectively, of goodwill amortization related to this acquisition.

On April 1, 2022, the Company completed the acquisition of all of the voting equity interests in Empower Annuity Insurance Company, formerly known as Prudential Retirement Insurance and Annuity Company, (“EAIC”) as part of the acquisition of Prudential’s full service retirement business. This transaction was accounted for as a statutory acquisition. Goodwill of $645,941 was recorded in other invested assets, which will be amortized over ten years. At December 31, 2022, the Company has $276,897 of admitted goodwill related to this acquisition. Goodwill amortization of $48,446 was recorded for the period ended December 31, 2022.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Purchased entity	Acquisition date	Cost of acquired entity	Original amount of admitted goodwill	Admitted goodwill as of December 31, 2022	Amount of goodwill amortized for the year ended December 31, 2022	Admitted goodwill as a % of SCA book/adjusted carrying value, gross of admitted goodwill

Empower Plan Services	August 29, 2014	$64,169	$51,098	$—	$5,110	—%
Personal Capital Corporation	August 17, 2020	854,190	819,403	—	81,940	—%
Empower Annuity Insurance Company	April 1, 2022	1,930,036	645,941	276,897	48,446	16%

9. Reinsurance

In the normal course of its business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and coinsurance contracts. Effective June 1, 2019, all risks on non-participating individual life policies within the above retention limits were ceded to Protective.

Ceded reinsurance contracts do not relieve the Company from its obligations to policyholders. The failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Additionally, Protective, which represents the Company’s most significant ceded reinsurance relationship, is an authorized reinsurer and the Protective transaction is secured by assets held in a trust.

The Company assumes risk from approximately 30 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. The Company no longer solicits new assumed reinsurance.

The Company did not have any write-offs for uncollectible reinsurance receivables during the years ended December 31, 2022, 2021 and 2020 for losses incurred, loss adjustment expenses incurred or premiums earned.

The Company does not have any uncollectible reinsurance, commutation of ceded reinsurance, or certified reinsurer downgraded of status subject to revocation.

On April 1, 2022 the Company completed the acquisition, via indemnity reinsurance, of the retirement services business of PICA. As of December 31, 2022, the PICA transaction impacted the following financial statement lines, excluding the non-admitted deferred tax asset:

(In millions)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus	April 1,
2022

Admitted assets:

Cash and invested assets:

Bonds	$4,158

Mortgage loans	1,150

Cash, cash equivalents, and short-term investments	60
Total cash and invested assets	5,368

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Investment income due and accrued	32

Reinsurance receivables	45

Other assets	7

Total admitted assets	$5,452

(In millions)

April 1,
2022

Liabilities, capital and surplus:

Liabilities:

Aggregate reserves for life policies and contracts	$5,762

Interest maintenance reserve	(103)

Other liabilities	(18)

Total liabilities	5,641

Capital and surplus:

Unassigned deficit	(189)

Total capital and surplus	(189)

Total liabilities, capital and surplus	$5,452

(In millions)

Statutory Statements of Operations	April 1,
2022

Income:

Premium income and annuity consideration	$5,694

Total income	5,694

Expenses:

Increase in aggregate reserves for life and accident and health policies and contracts	5,762

Total benefits	5,762

Commissions and expense allowances on reinsurance assumed	224

Interest maintenance reserve reinsurance activity	(103)

Total benefit and expenses	5,883

Net loss from operations before federal income taxes	$(189)

The Prudential transaction also included $1,362.6 million of separate account assets acquired under modified coinsurance. While PICA holds the respective asset and liability under the modified coinsurance agreement, the economics are assumed by the Company, as discussed in Note 12.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The Company was funded with $1,193.0 million of limited recourse capital notes and $810.0 million of capital contributions from EHI to finance the transaction. In consideration for the capital contribution, the Company issued $2.6 million of common stock, and recorded the remainder as gross paid in and contributed surplus, as discussed in Note 13.

On December 31, 2020 the Company completed the acquisition, via indemnity reinsurance, of the retirement services business of Massachusetts Mutual Life Insurance Company. The MassMutual transaction impacted the following financial statement lines, excluding the non-admitted deferred tax asset:

(In millions)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus	December 31,
2020

Admitted assets:
Cash and invested assets:

Bonds	$7,855

Preferred stock	120

Mortgage loans	1,634

Other invested assets	132

Total cash and invested assets	9,741

Investment income due and accrued	64

Funds held or deposited with reinsured companies	6,761

Other assets	129

Total admitted assets	$16,695

(In millions)

December 31,
2020

Liabilities, capital and surplus:

Liabilities:

Aggregate reserves for life policies and contracts	$14,716

Liability for deposit-type contracts	3,183

Interest maintenance reserve	662

Other liabilities	113

Total liabilities	18,674

Capital and surplus:

Unassigned deficit	(1,979)

Total capital and surplus	(1,979)

Total liabilities, capital and surplus	$16,695

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

(In millions)

Statutory Statements of Operations	December 31,
2020

Income:

Premium income and annuity consideration	$15,567

Total income	15,567

Expenses:

Increase in aggregate reserves for life and accident and health policies and contracts	14,716

Total benefits	14,716

Commissions	2,168

Interest maintenance reserve reinsurance activity	662

Total benefit and expenses	17,546

Net loss from operations before federal income taxes	$(1,979)

At December 31, 2021 and 2020, the Company received capital contributions from EHI of approximately $1.2 billion and $2.8 billion, respectively, to finance acquisitions and related expenses (see additional details in Note 13).

The Company and an affiliate have engaged in a modified coinsurance (“ModCo”) reinsurance agreement since 2018. The affiliate, Canada Life International Reinsurance Corporation Limited (“CLIRC”), novated the contract to Canada Life International Reinsurance (Barbados) Corporation (“CLIRBC”) and upon transfer, on December 31, 2020, increased the ceding percentage for this block of group annuity insurance policies from 40% to 90%. The Company and CLIRBC amended this agreement on December 31, 2022, which increased the ceding percentage for this block of group annuity insurance policies from 90% to 100%, increased the expense allowance rate, and increased the risk charge rate. The Company has ceded ModCo reserves of $12,232,487 and $11,144,992 as of December 31, 2022 and 2021, respectively. The reinsurance agreement is unlimited in duration. However, the Company may recapture the ceded reinsurance policies at any time by sending notice to the reinsurer at least 90 days prior to the intended termination date.

The Company and an affiliate have engaged in a ModCo reinsurance agreement since 2011. The affiliate, CLIRC, novated the contract to CLIRBC on December 31, 2020. Per the terms of the agreement, the Company cedes 90% of its closed in-force block of participating life insurance policies. The Company had ceded modified coinsurance reserves of $5,865,988 as of December 31, 2021. On July 1, 2022, the Company terminated its reinsurance agreement with CLIRBC. As a result of that termination, the Company recaptured $5,835,855 of ceded premium income and annuity consideration and reserve adjustment on reinsurance ceded.

The Company and Hannover have engaged in a coinsurance with funds withheld transaction on December 31, 2022 in which the Company cedes a portion of its closed in-force block of participating whole life insurance policies and established a funds withheld payable to Hannover. The Company received a ceding commission, will receive expense allowances and is eligible for experience refunds, and will pay risk charges over time. The Company has ceded coinsurance reserves of $3,021,172 as of

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

December 31, 2022. The reinsurance agreement has an automatic experience refund termination date of January 1, 2035. The Company may recapture the ceded reinsurance policies at any time prior to the experience refund termination date, subject to certain fees payable to Hannover. The ceding commission is accounted for in the ‘Commissions and expense allowances on reinsurance ceded’ within the Statement of Operations.

10. Aggregate Reserves

Aggregate reserves are computed in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”) and the Commissioner’s Reserve Valuation Method (“CRVM”), the standard statutory reserving methodologies.

The significant assumptions used to determine the liability for future life insurance benefits are as follows:

Interest	- Life Insurance	2.25% to 6.00%

	- Annuity Funds	1% to 11.25%

	- Disability	2.50% to 6.00%

Mortality	- Life Insurance	Various valuation tables, primarily including 1941, 1958, 1980, 2001, and 2017 Commissioners Standard Ordinary (“CSO”) tables, and American Experience

- Annuity Funds

Various annuity valuation tables, primarily including the GA 1971 and 83a Individual Annuitant Mortality (“IAM”), Group Annuity Reserve (“GAR”) 94, 1951, 1971 and 1983 Group Annuity Mortality (“GAM”), Annuity 2000, Group Annuity Reserving table (“1994-GAR”), and 2012 Individual Annuity Reserving table (“2012 IAR”).

Morbidity	- Disability	1970 Intercompany DISA Group Disability Tables

The Company waives deduction of deferred fractional premiums upon the death of the insured. When surrender values exceed aggregate reserves, excess cash value reserves are held.

Policies issued at premium corresponding to ages higher than the true ages are valued at the rated-up ages. Policies providing for payment at death during certain periods of an amount less than the full amount of insurance, being policies subject to liens, are valued as if the full amount is payable without any deduction.

For policies issued with, or subsequently subject to, an extra premium payable annually, an extra reserve is held. The extra premium reserve is the unearned gross extra premium payable during the year if the policies are rated for reasons other than medical impairments. For medical impairments, the extra premium reserve is calculated as the excess of the reserve based on rated mortality over that based on standard mortality. All substandard annuities are valued at their true ages.

At December 31, 2022 and 2021, the Company had $2,467,921 and $2,635,152, respectively of insurance in force for which the gross premiums are less than the net premiums according to the standard valuation set by the Division.

Tabular interest, tabular interest on funds not involving life contingencies and tabular cost have been determined from the basic data for the calculation of aggregate reserves. Tabular less actual reserves released has been determined from basic data for the calculation of aggregate reserves and the actual reserves released.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The withdrawal characteristics of annuity reserves and deposit liabilities are as follows:

1.	Individual Annuities

	December 31, 2022
	General Account	Separate Account with Guarantees	Separate Account Non-Guaranteed	Total	Percent of Total Gross

Subject to discretionary withdrawal:

With market value adjustment	$—	$—	$—	$—	—%

At book value less current surrender charges of 5% or more	—	—	—	—	—%

At fair value	—	128,603	3,192,772	3,321,375	98.3%

Total with adjustment or at market value	—	128,603	3,192,772	3,321,375	98.3%

At book value without adjustment (minimal or no charge adjustment)	30,392	—	—	30,392	0.9%

Not subject to discretionary withdrawal	26,056	—	—	26,056	0.8%

Total gross	56,448	128,603	3,192,772	3,377,823	100.0%

Reinsurance ceded	55,994	—	—	55,994

Total, net	$454	$128,603	$3,192,772	$3,321,829

	December 31, 2021
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent of Total Gross

Subject to discretionary withdrawal:

With market value adjustment	$—	$—	$—	$—	—%

At book value less current surrender charges of 5% or more	—	—	—	—	—%

At fair value	—	153,159	4,178,109	4,331,268	98.6%

Total with adjustment or at market value	—	153,159	4,178,109	4,331,268	98.6%

At book value without adjustment (minimal or no charge adjustment)	19,563	—	—	19,563	0.5%

Not subject to discretionary withdrawal	40,383	—	—	40,383	0.9%

Total gross	59,946	153,159	4,178,109	4,391,214	100.0%

Reinsurance ceded	59,341	—	—	59,341

Total, net	$605	$153,159	$4,178,109	$4,331,873

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

2. Group Annuities

	December 31, 2022

	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent of Total Gross

Subject to discretionary withdrawal:

With market value adjustment	$28,019,274	$—	$—	$28,019,274	62.6%

At book value less current surrender charges of 5% or more	205	—	—	205	—%

At fair value	—	6,557,028	5,287,580	11,844,608	26.4%

Total with adjustment or at market value	28,019,479	6,557,028	5,287,580	39,864,087	89.0%

At book value without adjustment (minimal or no charge adjustment)	4,344,917	—	—	4,344,917	9.7%

Not subject to discretionary withdrawal	578,424	—	—	578,424	1.3%

Total gross	32,942,820	6,557,028	5,287,580	44,787,428	100.0%

Reinsurance ceded	970	—	—	970

Total, net	$32,941,850	$6,557,028	$5,287,580	$44,786,458

	December 31, 2021
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent of Total Gross

Subject to discretionary withdrawal:

With market value adjustment	$11,460,512	$—	$—	$11,460,512	27.4%

At book value less current surrender charges of 5% or more	807,093	—	—	807,093	1.9%

At fair value	—	7,280,205	7,353,742	14,633,947	35.0%

Total with adjustment or at market value	12,267,605	7,280,205	7,353,742	26,901,552	64.3%

At book value without adjustment (minimal or no charge adjustment)	2,114,093	—	—	2,114,093	5.0%

Not subject to discretionary withdrawal	12,860,521	—	—	12,860,521	30.7%

Total gross	27,242,219	7,280,205	7,353,742	41,876,166	100.0%

Reinsurance ceded	1,058	—	—	1,058

Total, net	$27,241,161	$7,280,205	$7,353,742	$41,875,108

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

3. Deposit-type Contracts

	December 31, 2022
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent of Total Gross

Subject to discretionary withdrawal:

With market value adjustment	$7,718,720	$—	$—	$7,718,720	95.7%

At book value less current surrender charges of 5% or more	—	—	—	—	—%

At fair value	—	—	—	—	—%

Total with adjustment or at market value	7,718,720	—	—	7,718,720	95.7%

At book value without adjustment (minimal or no charge adjustment)	293,831	—	—	293,831	3.6%

Not subject to discretionary withdrawal	48,949	—	—	48,949	0.7%

Total gross	8,061,500	—	—	8,061,500	100.0%

Reinsurance ceded	9,899	—	—	9,899

Total, net	$8,051,601	$—	$—	$8,051,601

	December 31, 2021
	General Account	Separate Account with Guarantees	Separate Account Non- Guaranteed	Total	Percent of Total Gross

Subject to discretionary withdrawal:

With market value adjustment	$27,184	$—	$—	$27,184	0.4%

At book value less current surrender charges of 5% or more	—	—	—	—	—%

At fair value	2,578,967	—	—	2,578,967	35.7%

Total with adjustment or at market value	2,606,151	—	—	2,606,151	36.1%

At book value without adjustment (minimal or no charge adjustment)	371,896	—	—	371,896	5.1%

Not subject to discretionary withdrawal	4,248,545	—	—	4,248,545	58.8%

Total gross	7,226,592	—	—	7,226,592	100.0%

Reinsurance ceded	14,584	—	—	14,584

Total, net	$7,212,008	$—	$—	$7,212,008

Annuity actuarial reserves, deposit-type contract funds and other liabilities without life or disability contingencies at December 31, were as follows:

	2022	2021
General Account:
Annuities	$32,941,611	$27,241,036
Miscellaneous reserves	693	730
Deposit-type contracts	8,051,601	7,212,008

Subtotal	40,993,905	34,453,774
Separate Account:
Annuities (excluding supplementary contracts)	15,165,983	18,965,215

Total	$56,159,888	$53,418,989

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The withdrawal characteristics of life reserves are as follows:

	December 31, 2022
	General Account			Separate Account—Guaranteed

Subject to discretionary withdrawal, surrender values, or policy loans:	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

Universal life	$6,370,324	$6,767,757	$6,801,480	$1,057,103	$1,057,103	$1,057,103

Other permanent cash value life insurance	—	6,554,010	6,840,373	—	—	—

Variable universal life	442,557	470,856	470,920	—	—	—

Not subject to discretionary withdrawal or no cash values:

Term policies with cash value	N/A	N/A	96,247	—	—	—

Accidental death benefits	N/A	N/A	59	—	—	—

Disability - active lives	N/A	N/A	337	—	—	—

Disability - disabled lives	N/A	N/A	105,392	—	—	—

Miscellaneous reserves	N/A	N/A	40,412	—	—	—

Total, gross	6,812,881	13,792,623	14,355,220	1,057,103	1,057,103	1,057,103

Reinsurance ceded	6,805,793	10,318,727	10,884,538	1,057,103	1,057,103	1,057,103

Total, net of reinsurance ceded	$7,088	$3,473,896	$3,470,682	$—	$—	$—

December 31, 2022
Separate Account—Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:	Account Value	Cash Value	Reserve

Universal life	$—	$—	$—

Other permanent cash value life insurance	—	—	—

Variable universal life	5,765,699	5,865,699	5,765,699

Not subject to discretionary withdrawal or no cash values:

Term policies with cash value	—	—	—

Accidental death benefits	—	—	—

Disability - active lives	—	—	—

Disability - disabled lives	—	—	—

Miscellaneous reserves	—	—	—

Total, gross	5,765,699	5,765,699	5,765,699

Reinsurance ceded	5,765,699	5,765,699	5,765,699

Total, net of reinsurance ceded	$—	$—	$—

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2021
	General Account			Separate Account—Nonguaranteed

Subject to discretionary withdrawal, surrender values, or policy loans:	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

Universal life	$6,585,235	$6,940,779	$6,974,327	$—	$—	$—

Other permanent cash value life insurance	—	6,642,809	6,946,798	—	—	—

Variable universal life	282,479	287,596	287,646	7,942,591	7,942,591	7,942,591

Not subject to discretionary withdrawal or no cash values:

Term policies with cash value	N/A	N/A	139,533	—	—	—

Accidental death benefits	N/A	N/A	454	—	—	—

Disability - active lives	N/A	N/A	1,055	—	—	—

Disability - disabled lives	N/A	N/A	109,978	—	—	—

Miscellaneous reserves	N/A	N/A	22,085	—	—	—

Total, gross	6,867,714	13,871,184	14,481,876	7,942,591	7,942,591	7,942,591

Reinsurance ceded	6,867,714	7,638,921	7,940,681	7,942,591	7,942,591	7,942,591

Total, net of reinsurance ceded	$—	$6,232,263	$6,541,195	$—	$—	$—

The total values in the “Reinsurance ceded” and “Total, net of reinsurance ceded” lines for Separate Account – Nonguaranteed life reserves as of December 31, 2021 were corrected from that previously reported due to an error which caused an overstatement of “Total, net of reinsurance ceded” and understatement of “Reinsurance ceded” amounts by 7,942,591.

Life actuarial reserves at December 31, were as follows:

	2022	2021
General Account:
Life insurance	$3,470,682	$6,526,970
Accidental death benefits	—	60
Active lives	—	322
Disability - disabled lives	—	1,706
Miscellaneous reserves	—	12,137

Total	$3,470,682	$6,541,195

11. Commercial Paper

The Company has a commercial paper program that is partially supported by a $50,000 credit facility agreement. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table provides information regarding the Company’s commercial paper program:

	December 31,
	2022	2021

Face value	$100,000	$95,988

Carrying value	$99,760	$95,988

Interest expense paid	$1,121	$227

Effective interest rate	4.52%	0.17% - 0.20%

Maturity range (days)	20	24 - 28

12. Separate Accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. The Company reported assets and liabilities from the following product lines into a separate account:

•	Individual Annuity Product
•	Group Annuity Product
•	Variable Life Insurance Product
•	Hybrid Ordinary Life Insurance Product
•	Individual Indexed-Linked Annuity Product

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classification of the following items are supported by Colorado Insurance Code Section 10-7-402:

•	Individual Annuity
•	Group Annuity
•	Variable Life Insurance Product

The following items are supported by direct approval by the Commissioner:

•	Hybrid Ordinary Life Insurance Product
•	Group Annuity - Custom Stable Value Asset Funds
•	Variable Life Insurance Product
•	Individual Indexed-Linked Annuity Product

The Company’s separate accounts invest in shares of Empower Funds, LLC, formerly known as Great-West Funds, Inc., and Putnam Funds, open-end management investment companies which are affiliates of the Company, and shares of other non-affiliated mutual funds and government and corporate bonds.

Some assets within each of the Company’s separate accounts are considered legally insulated whereas others are not legally insulated from the general account. The legal insulation of the separate accounts prevents such assets from being generally available to satisfy claims resulting from the general account.

At December 31, 2022 and 2021, the Company’s separate account assets that are legally insulated from the general account claims are $22,904,604 and $29,230,733.

As of December 31, 2022 and 2021, $10,116,069 and $12,173,077, respectively, of separate account reserves were ceded under modified coinsurance to Protective. While the Company holds the respective asset and liability under the modified coinsurance agreement, the economics are ceded to Protective, resulting in no impact to net income.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

As of December 31, 2022 and 2021, $44,961,757 and $60,797,874, respectively, of separate account reserves were acquired under modified coinsurance from MassMutual. While MassMutual holds the respective asset and liability under the modified coinsurance agreement, the economics are assumed by the Company.

As of December 31, 2022, $743,381 of separate account reserves were acquired under modified coinsurance from PICA. While PICA holds the respective asset and liability under the modified coinsurance agreement, the economics are assumed by the Company.

Some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account. To compensate the general account for the risk taken, the separate account has paid risk charges of $10,785, $10,723, $11,325, $11,649 and $11,608 for the years ended December 31, 2022, 2021, 2020, 2019 and 2018, respectively. No separate account guarantees were paid by the general account for the years ending December 31, 2022, 2021, 2020, 2019 and 2018, respectively.

Separate accounts with guarantees

The Government Guaranteed Funds are separate accounts investing in fixed income securities backed by the credit of the U.S. Government, its agencies or its instrumentalities.

The Stable Asset Funds invest in investment-grade corporate bonds in addition to the above mentioned securities.

The Company also has separate accounts comprised of assets underlying variable universal life policies issued privately to accredited investors. The accounts invest in investment grade fixed income securities.

The Individual Indexed-Linked Annuity Product provides returns based on the performance of one or more indices and invests in fixed income securities. The returns from these securities are invested in derivative instruments which mimic the returns of select indices. There is also a return of premium death benefit guarantee to policyholders.

The Government Guaranteed Funds and Stable Asset Funds have a guaranteed minimum crediting rate of at least 0%. All of the above separate accounts provide a book value guarantee. Some of them also provide a death benefit of the greater of account balance or premium paid.

Distributions to a participant are based on the participant’s account balance and are permitted for the purpose of paying a benefit to a participant. Distributions for purposes other than paying a benefit to a participant may be restricted. Participants’ distributions are based on the amount of their account balance, whereas, distributions as a result of termination of the group annuity contract are based on net assets attributable to the contract and can be made to the group through (1) transfer of the underlying securities and any remaining cash balance, or (2) transfer of the cash balance after sale of the Fund’s securities.

Most guaranteed separate account assets and related liabilities are carried at fair value. Certain separate account assets are carried at book value based on the prescribed deviation from the Division.

Non-guaranteed separate accounts

The non-guaranteed separate accounts include unit investment trusts or series accounts that invest in diversified open-end management investment companies. These separate account assets and related liabilities are carried at fair value.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The investments in shares are valued at the closing net asset value as determined by the appropriate fund/portfolio at the end of each day. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. Some of the separate accounts provide an incidental death benefit of the greater of the policyholder’s account balance or premium paid and some provide an incidental annual withdrawal benefit for the life of the policyholder. Certain contracts contain provisions relating to a contingent deferred sales charge. In such contracts, charges will be made for total or partial surrender of a participant annuity account in excess of the “free amount” before the retirement date by a deduction from a participant’s account. The “free amount” is an amount equal to 10% of the participant account value at December 31 of the calendar year prior to the partial or total surrender.

The following tables provide information regarding the Company’s separate accounts:

	Year Ended December 31, 2022
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total

Premiums, considerations or deposits	$334,030	$593,856	$927,886

Reserves

For accounts with assets at:

Fair value	$6,810,908	$13,996,032	$20,806,940

Amortized cost	1,185,706	—	1,185,706

Total reserves	$7,996,614	$13,996,032	$21,992,646

By withdrawal characteristics:

At fair value	$6,810,908	$13,996,032	$20,806,940

At book value without fair value adjustment and with current surrender charge less than 5%	1,185,706	—	1,185,706

Total subject to discretionary withdrawals	$7,996,614	$13,996,032	$21,992,646

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Year Ended December 31, 2021
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total

Premiums, considerations or deposits	$343,874	$716,687	$1,060,561

Reserves

For accounts with assets at:

Fair value	$8,020,705	$17,635,514	$25,656,219

Amortized cost	1,193,204	—	1,193,204

Total reserves	$9,213,909	$17,635,514	$26,849,423

By withdrawal characteristics:

At fair value	$8,020,705	$17,635,514	$25,656,219

At book value without fair value adjustment and with current surrender charge less than 5%	1,193,204	—	1,193,204

Total subject to discretionary withdrawals	$9,213,909	$17,635,514	$26,849,423

A reconciliation of the amounts transferred to and from the separate accounts is presented below:

	Year Ended December 31,
	2022	2021	2020

Transfers as reported in the Summary of Operations of the separate account statement:

Transfers to separate accounts	$927,886	$1,060,561	$1,353,036

Transfers from separate accounts	(2,367,236)	(2,907,674)	(1,759,730)

Net transfers from separate accounts	(1,439,350)	(1,847,113)	(406,694)
Reconciling adjustments:

Net transfer of reserves to separate accounts	308,625	473,021	(412,121)

Miscellaneous other	4,017	281	(1,137)

CARVM allowance reinsured	(22,149)	(15,221)	(8,545)

Reinsurance	(4,442,341)	(6,746,815)	19,469

Net transfers as reported in the Statements of Operations	$(5,591,198)	$(8,135,847)	$(809,028)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

13.  Capital and Surplus, Dividend Restrictions, and Other Matters

The payment of principal and interest under all surplus notes can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable only out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations.

On December 29, 2017, the Company issued a surplus note in the face amount and carrying amount of $12,000 to EHI. The proceeds were used for general corporate purposes. The surplus note bears an interest rate of 3.5% per annum. The note matures on December 29, 2027. Interest paid on the note during 2022, 2021 and 2020 amounted to $420, $420 and $420, respectively, bringing total interest paid from inception to December 31, 2022 to $2,102. The amount of unapproved principal and interest was $0 at December 31, 2022.

On May 17, 2018, the Company issued a surplus note in the face amount and carrying amount of $346,218 to EHI. The proceeds were used to redeem the $333,400 surplus note issued in 2006 and for general corporate purposes. The surplus note bears an interest rate of 4.881% per annum. The note matures on May 17, 2048. Interest paid on the note during 2022, 2021, and 2020 amounted to $16,899, $16,899 and $16,899, respectively, bringing total interest paid from inception to December 31, 2022 to $78,110.The amount of unapproved principal and interest was $0 at December 31, 2022.

In the first quarter of 2018, the Company realized a $39,921 after tax gain on an interest rate swap that hedged the existing $333,400 surplus note. The Company adjusted the basis of the hedged item, in this case the surplus note, for the amount of the after tax gain. Further, the Company accounted for the redemption of the $333,400 surplus note and the issuance of the $346,218 surplus note in the second quarter as debt modification instead of debt extinguishment. Therefore, the after tax swap gain will be amortized into income over the 30 year life of the new surplus note. Amortization of the gain during 2022, 2021, and 2020 amounted to $1,331, $1,331 and $1,331, respectively bringing the total amortization from inception to December 31, 2022 amounted to $6,321, leaving an unamortized balance of $33,601 in surplus as part of the surplus note amounts.

On August 12, 2020, the Company issued a surplus note in the face amount and carrying amount of $527,500 to EHI. The proceeds were used to finance the Personal Capital transaction. The surplus note bears an interest rate of 1.260% per annum. The note matures on August 12, 2025. Interest paid on the note during 2022 and 2021 amounted to $6,647 and $6,647, respectively, bringing total interest paid from inception to December 31, 2022 to $13,293. The amount of unapproved principal and interest were $0 at December 31, 2022.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

As of the fourth quarter of 2020, the Company had received capital contributions of $3.1 billion from EHI. The proceeds were used to finance the Personal Capital and MassMutual transactions.

On August 26, 2021, the Company issued a surplus note in the face amount and carrying amount of $1,192,007 to EHI. The proceeds were used to partially fund the acquisition of certain businesses from Prudential. The note matures on December 31, 2051. The surplus note bears an interest rate of 4.2% per annum until December 31, 2026. Starting on December 31, 2026 and on every fifth anniversary of such date thereafter, the interest rate on the note is reset to rate equal to the five-year U.S. Treasury Rate plus 3.4%. Interest paid on the note during 2022 and 2021 amounted to $50,064 and $17,384, respectively, bringing total interest paid at December 31, 2022 to $67,448. The amount of unapproved principal and interest was $0 at December 31, 2022.

The Company issued 2,591,253 additional common shares and received $810 million from EHI in March 2022 to fund the Prudential acquisition.

As an insurance company domiciled in the State of Colorado, the Company is required to maintain a minimum of $2,000 of capital and surplus. In addition, the maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado, without prior approval of the Insurance Commissioner, is subject to restrictions relating to statutory capital and surplus and statutory net gain from operations. The Company may pay an amount less than $352,058 of dividends during the year ended December 31, 2023, without the prior approval of the Colorado Insurance Commissioner. Prior to any payment of dividends, the Company provides notice to the Colorado Insurance Commissioner. Dividends are non-cumulative and paid as determined by the Board of Directors, subject to the limitations described above. During the years ended December 31, 2022, 2021 and 2020 the Company paid dividends to EHI, totaling $231,000, $506,000, and $357,752, respectively.

The portion of unassigned deficit (surplus) represented or (reduced) by each of the following items is:

	December 31,
	2022	2021

Unrealized (losses) gains	(445,158)	(139,137)

Non-admitted assets	(1,389,954)	(973,028)

Surplus as regards reinsurance	547,064	370,205

Asset valuation reserve	(262,562)	(236,291)

Separate accounts	(1,556)	(1,504)

Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

14. Federal Income Taxes

The following table presents the components of the net admitted deferred tax asset:

	December 31, 2022			December 31, 2021			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$462,234	$—	$462,234	$461,912	$—	$461,912	$322	$—	$322

Valuation allowance adjustment	—	—	—	—	—	—	—	—	—

Adjusted gross deferred tax asset	462,234	—	462,234	461,912	—	461,912	322	—	322

Deferred tax assets non-admitted	(317,543)	—	(317,543)	(403,242)	—	(403,242)	85,699	—	85,699

Net admitted deferred tax asset	144,691	—	144,691	58,670	—	58,670	86,021	—	86,021

Gross deferred tax liabilities	(23,346)	(19,353)	(42,699)	(23,993)	(12,213)	(36,206)	647	(7,140)	(6,493)

Net admitted deferred tax asset	$121,345	$(19,353)	$101,992	$34,677	$(12,213)	$22,464	$86,668	$(7,140)	$79,528

The Company admits deferred tax assets pursuant to paragraphs 11.a, 11.b.i, 11.b.ii, and 11.c, in SSAP No. 101. The following table presents the amount of deferred tax asset admitted under each component of SSAP No. 101:

	December 31, 2022			December 31, 2021			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—

(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation (lesser of (i) and (ii) below)	101,992	—	101,992	22,464	—	22,464	79,528	—	79,528

(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	101,992	—	101,992	22,464	—	22,464	79,528	—	79,528

(ii) Adjusted gross deferred tax assets expected allowed per limitation threshold	—	—	512,788	—	—	433,977	—	—	78,811

(c) Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	42,699	—	42,699	36,206	—	36,206	6,493	—	6,493

Total deferred tax assets admitted as a result of the application of SSAP No. 101	$144,691	$—	$144,691	$58,670	$—	$58,670	$86,021	$—	$86,021

The following table presents the threshold limitations utilized in the admissibility of deferred tax assets under paragraph 11.b of SSAP No. 101:

	2022	2021

Ratio percentage used to determine recovery period and threshold limitation amount	864.94%	1,325.36%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$3,418,586	$2,893,182

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents the impact of tax planning strategies:

	December 31, 2022		December 31, 2021		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital

Adjusted gross deferred tax asset	$462,234	$—	$461,912	$—	$322	$—

% of adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%

Net admitted adjusted gross deferred tax assets	$144,691	$—	$58,670	$—	$86,021	$—

% of net admitted adjusted gross deferred tax asset by character attributable to tax planning strategies	67.71%	—%	—%	—%	67.71%	—%

The Company’s tax planning strategies do not include the use of reinsurance.

There are no temporary differences for which deferred tax liabilities are not recognized.

The components of current income taxes incurred include the following:

	Year Ended December 31,
	2022	2021	Change

Current income tax	$20,399	$22,402	$(2,003)

Federal income tax on net capital gains	(42,088)	(11,628)	(30,460)

Total	$(21,689)	$10,774	$(32,463)

	Year Ended December 31,
	2021	2020	Change

Current income tax	$22,402	$(20,260)	$42,662

Federal income tax on net capital gains	(11,628)	12,592	(24,220)

Total	$10,774	$(7,668)	$18,442

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The tax effects of temporary differences, which give rise to the deferred income tax assets and liabilities are as follows:

	December 31,
Deferred income tax assets:	2022	2021	Change

Ordinary:

Reserves	$16,981	$38,493	$(21,512)

Investments	2,338	2,046	292

Pension accrual	—	—	—

Provision for dividends	22	9	13

Fixed assets	2,765	1,887	878

Compensation and benefit accrual	22,797	28,400	(5,603)

Receivables - non-admitted	18,776	19,162	(386)

Tax credit carryforward	139,671	138,406	1,265

Intangible	244,114	212,397	31,717

Other	14,770	21,112	(6,342)

Total ordinary gross deferred tax assets	462,234	461,912	322

Valuation allowance adjustment	—	—	—

Total adjusted ordinary gross deferred tax assets	462,234	461,912	322

Non-admitted ordinary deferred tax assets	(317,543)	(403,242)	85,699

Admitted ordinary deferred tax assets	144,691	58,670	86,021

Non-admitted capital deferred tax assets	—	—	—

Admitted capital deferred tax assets	—	—	—

Total admitted deferred tax assets	$144,691	$58,670	$86,021

Deferred income tax liabilities:

Ordinary:

Investments	$(10,781)	$(7,357)	$(3,424)

Premium receivable	(2,828)	(3,381)	553

Policyholder reserves	(6,318)	(8,424)	2,106

Experience refunds	—	—	—

Other	(3,419)	(4,831)	1,412

Total ordinary deferred tax liabilities	(23,346)	(23,993)	647

Capital

Investments	$(19,353)	$(12,213)	$(7,140)

Total capital deferred tax liabilities	(19,353)	(12,213)	(7,140)

Total deferred tax liabilities	$(42,699)	$(36,206)	$(6,493)

Net admitted deferred income tax asset	$101,992	$22,464	$79,528

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The change in deferred income taxes reported in surplus before consideration of non-admitted assets is comprised of the following components:

	December 31,
	2022	2021	Change

Total deferred income tax assets	$462,234	$461,912	$322

Total deferred income tax liabilities	(42,699)	(36,206)	(6,493)

Net deferred income tax asset	$419,535	$425,706	(6,171)

Tax effect of unrealized capital gains (losses)			(8,631)

Other Surplus			1,017

Change in net deferred income tax			$(13,785)

	December 31,
	2021	2020	Change

Total deferred income tax assets	$461,912	$481,393	$(19,481)

Total deferred income tax liabilities	(36,206)	(24,188)	(12,018)

Net deferred income tax asset	$425,706	$457,205	(31,499)

Tax effect of unrealized capital gains (losses)			7,717

Other Surplus			280

Change in net deferred income tax			$(23,502)

The provision for federal income taxes and change in deferred income taxes differ from that which would be obtained by applying the statutory federal income tax rate of 21% to income before income taxes. The significant items causing this difference are as follows:

	December 31,
	2022	2021	2020

Income tax expense at statutory rate	$106,303	$66,774	$(356,646)

Earnings from subsidiaries	(46,746)	(31,726)	(30,013)

Tax exempt investment income	262	(4,430)	—

Ceding commission net of transaction expenses	37,141	(17,606)	(17,540)

Dividend received deduction	(4,220)	(4,751)	(5,553)

Tax adjustment for interest maintenance reserve	(37,223)	(31,757)	130,717

Prior year adjustment	90	101	552

Non-deductible Personal Capital contingent consideration	(5,171)	12,986	—

Statutory purchase accounting adjustment	(14,415)	65,891	—

Tax effect on non-admitted assets	1,587	(5,382)	4,884

Tax credits	(3,122)	(1,419)	(2,963)

Income tax on realized capital gain (loss)	(42,088)	(11,627)	12,592

Tax contingency	(448)	(1,926)	931

Other	146	(852)	(1,343)

Total	$(7,904)	$34,276	$(264,382)

	2022	2021	2020

Federal income taxes incurred	$(21,689)	$10,774	$(7,668)

Change in net deferred income taxes	13,785	23,502	(256,714)

Total income taxes	$(7,904)	$34,276	$(264,382)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

As of December 31, 2022, the Company had no operating loss carryforwards.

As of December 31, 2022, the Company has Guaranteed Federal Low Income Housing tax credit carryforwards of $139,671. These credits will begin to expire in 2031.

As of December 31, 2022, the Company has foreign tax credit carryforwards of $0.

The following are income taxes incurred in prior years that will be available for recoupment in the event of future net losses:

Year Ended December 31, 2022	$—

Year Ended December 31, 2021	4,148

Year Ended December 31, 2020	20,366

The Company has no deposits admitted under Section 6603 of the Internal Revenue Code.

The Company’s federal income tax return is consolidated with the following entities (the “U.S. Consolidated Group”):

Great West Lifeco US LLC

Empower Financial Services, Inc.

Empower Holdings, Inc.

Great-West Life & Annuity Insurance Company of South Carolina

Empower Life & Annuity Insurance Company of New York

Putnam Investments LLC

Putnam Acquisition Financing, Inc.

Putnam Retail Management, LP

Putnam Retail Management GP, Inc.

Putnam Investors Services, Inc.

PanAgora Holdings, Inc.

PanAgora Asset Management, Inc.

Putnam Advisory Holdings, LLC

Putnam Advisory Holdings II, LLC

Empower Retirement, LLC

Empower Advisory Group, LLC

Empower Trust Company, LLC

Empower Capital Management, LLC

Personal Capital Corporation

Personal Capital Advisors Corporation

Personal Capital Services Corporation

Global Portfolio Strategies, Inc.

Prudential Bank & Trust FSB

TBG Insurance Services Corporation

The Company, ELAINY, and GWSC (“EAICA Subgroup”) are life insurance companies who form a life subgroup under the consolidated return regulations. These regulations determine whether the taxable income or losses of this subgroup may offset or be offset with the taxable income or losses of other non-life entities.

The EAICA Subgroup accounts for income taxes on the modified separate return method on each of their separate company, statutory financial statements. Under this method, current and deferred tax expense or benefit is determined on a standalone

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

basis; however the Company also considers taxable income or losses from other members of the EAICA Subgroup when determining its deferred tax assets and liabilities, and in evaluating the realizability of its deferred tax assets.

The method of settling income tax payables and receivables (“Tax Sharing Agreement”) among the U.S. consolidated group is subject to a written agreement approved by the Board of Directors, whereby settlement is made on a separate return basis (i.e., the amount that would be due to or from a jurisdiction had an actual separate return been filed) except for the current utilization of any net operating losses and other tax attributes by members of the U.S. Consolidated Group, which can lead to receiving a payment when none would be received from the jurisdiction had a real separate tax return been required. The EAIC Subgroup has a policy of settling intercompany balances as soon as practical after the filing of the federal consolidated return or receipt of the income tax refund from the Internal Revenue Service (“I.R.S.”).

The Company determines income tax contingencies in accordance with Statement of Statutory Accounting Principles No. 5R, Liabilities, Contingencies and Impairments of Assets (“SSAP No. 5R”) as modified by SSAP No. 101. As of December 31, 2022 the amount of tax contingencies computed in accordance with SSAP No. 5R is $0, with the exception of interest and penalties. The Company does not expect a significant increase in tax contingencies within the 12 month period following the balance sheet date.

The Company recognizes accrued interest and penalties related to tax contingencies in current income tax expense. During the years ended December 31, 2022 and 2021, the Company recognized approximately $(448) and $(1,926) of expense from interest and penalties related to the uncertain tax positions. The Company had $0 and $448 accrued for the payment of interest and penalties at December 31, 2022 and 2021, respectively.

The Company files income tax returns in the U.S. federal jurisdiction and various states. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by tax authorities for years 2018 and prior. The Company does not expect significant increases or decreases to unrecognized tax benefits relating to federal, state or local audits.

The Inflation Reduction Act (Act) was enacted on August 16, 2022, and included a new corporate alternative minimum tax (CAMT) that is effective for tax years beginning after December 31, 2022. The CAMT will apply a 15% minimum tax on the adjusted financial statement income (AFSI) of applicable corporations, meaning corporations with average AFSI exceeding $1.0 billion over a three-year period. The Company has not determined as of December 31, 2022 whether it will be liable for CAMT in 2023. As such, these financial statements covering the period ended December 31, 2022 do not include an estimated impact of the CAMT because a reasonable estimate cannot be made. The Treasury is expected to issue regulations and other guidance relating to the implementation of the CAMT, however this guidance providing clarifications is still pending as of December 31, 2022.

The Company does not have any foreign operations as of the periods ended December 31, 2022 and December 31, 2021 and therefore is not subject to the tax on Global Intangible Low-Taxed Income.

15. Employee Benefit Plans

Post-Retirement Medical and Supplemental Executive Retirement Plans

The Company provides Supplemental Executive Retirement Plans to certain key executives. These plans provide key executives with certain benefits upon retirement, disability or death based upon total compensation. The Company has purchased individual life insurance policies with respect to each employee covered by these plans. The Company is the owner and beneficiary of the insurance contracts.

A December 31 measurement date is used for the employee benefit plans.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following tables provide a reconciliation of the changes in the benefit obligations, fair value of plan assets and the underfunded status for the Company’s Supplemental Executive Retirement plans, where applicable:

	Supplemental Executive Retirement Plan
	Year Ended December 31,
	2022	2021
Change in projected benefit obligation:
Benefit obligation, January 1	$39,408	$42,163
Service cost	—	—
Interest cost	1,009	852
Actuarial (gain) loss	(5,184)	(1,040)
Settlement	(1,237)	(2,567)
Regular benefits paid	(10,134)	—

Benefit obligation and under funded status, December 31	$23,862	$39,408

Accumulated benefit obligation	23,862	39,408

	Supplemental Executive Retirement Plan
	Year Ended December 31,
	2022	2021
Change in plan assets:
Fair Value of plan assets, January 1	$—	$—
Employer contributions	10,134	2,567
Regular Benefits paid	(10,134)	(2,567)

Fair Value of plan assets, December 31	$—	$—

The following table presents amounts recognized in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus for the Company’s Supplemental Executive Retirement plan:

	Supplemental Executive Retirement Plan
	December 31,
	2022	2021
Amounts recognized in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus:

Accrued benefit liability	$(26,229)	$(36,928)

Liability for pension benefits	2,367	(2,480)

Total other liabilities	$(23,862)	$(39,408)

Unassigned surplus (deficit)	$ 2,704	$(2,480)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents amounts not yet recognized in the statements of financial position for the Company’s Supplemental Executive Retirement plan:

	Supplemental Executive Retirement Plan
	December 31,
	2022	2021

Unrecognized net actuarial gain (loss)	$2,704	$(2,480)

The following table presents amounts in unassigned deficit recognized as components of net periodic benefit cost for the Company’s Supplemental Executive Retirement plans:

	Supplemental Executive Retirement Plan
	Year Ended December 31,
	2022	2021

Items not yet recognized as component of net periodic cost on January 1,	$(2,480)	$(3,814)

Prior service cost recognized in net periodic cost	—	300

Gain recognized in net periodic cost	—	(6)

Gain (loss) arising during the year	5,184	1,040

Items not yet recognized as component of net periodic cost on December 31	$2,704	$(2,480)

The following table provides information regarding amounts in unassigned deficit that are expected to be recognized as components of net periodic benefit costs during the year ended December 31, 2023:

Supplemental Executive Retirement Plan

Net actuarial gain	$2,704

The expected benefit payments for the Company’s Supplemental Executive Retirement plan for the years indicated are as follows:

	2023	2024	2025	2026	2027	2028 through 2032

Supplemental executive retirement plan	5,647	2,077	1,876	1,703	1,672	7,802

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents the components of net periodic cost (benefit):

	Supplemental Executive Retirement Plan
	Year Ended December 31,
	2022	2021	2020
Components of net periodic cost (benefit):

Service cost	$—	$—	$—

Interest cost	1,009	852	1,175

Amortization of unrecognized prior service cost	—	300	299

Amortization of gain from prior periods	—	(6)	(29)

Net periodic cost	$1,009	$1,146	$1,445

The following tables present the assumptions used in determining benefit obligations of the Supplemental Executive Retirement plans at December 31, 2022 and 2021:

	Supplemental Executive Retirement Plan
	December 31,
	2022	2021

Discount rate	5.30%	2.60%

Rate of compensation increase	N/A	N/A

During 2020, the Company adopted the Society of Actuaries Mortality Improvement Scale (MP-2020) which the Company elected to continue to use for 2022.

The following tables present the weighted average interest rate assumptions used in determining the net periodic benefit/cost of the Supplemental Executive Retirement plans:

	Supplemental Executive Retirement Plan

	Year Ended December 31,
	2022	2021

Discount rate	2.60%	2.09%

The discount rate has been set based on the rates of return on high-quality fixed-income investments currently available and expected to be available during the period the benefits will be paid. In particular, the yields on bonds rated AA or better on the measurement date have been used to set the discount rate.

Beginning December 31, 2012, the Company began participation in the pension plan sponsored by EHI. During 2017, that plan froze all future benefit accruals for pension-eligible participants as of December 31, 2017. The Company’s share of net expense for the pension plan was $5,700, $3,625 and $7,806 during the years ended December 31, 2022, 2021 and 2020.

The Company offers unfunded, non-qualified deferred compensation plans to a select group of executives, management and highly compensated individuals. Participants defer a portion of their compensation and realize potential market gains / losses or interest on the amount deferred. The programs are not qualified under Section 401 of the Internal Revenue Code. Participant balances, which are included in Other liabilities in the accompanying statutory financial statements, are $47,402 and $56,179 at December 31, 2022 and 2021, respectively.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Previously, the Company sponsored a qualified defined contribution benefit plan covering all employees. Under this plan, employees may contribute a percentage of their annual compensation to the plan up to certain maximums, as defined by the plan and by the Internal Revenue Service (“IRS”). Effective January 1, 2020, the Company transferred the qualified defined contribution benefit plan to its subsidiary, Empower Retirement, LLC. Previously, the Company matched a percentage of employee contributions in cash.

16. Share-Based Compensation

Equity Awards

Lifeco, of which the Company is an indirect wholly-owned subsidiary, maintains the Great-West Lifeco Inc. Stock Option Plan (the “Lifeco Plan”) that provides for the granting of options on its common shares to certain of its officers and employees. The Company’s participation in the Lifeco plan was discontinued following the 2019 fiscal year and no options were granted to the Company’s officers and employees in the current year. However, several of the Company’s officers hold vested and unvested options granted under the Lifeco Plan.

Options are either regular options or contingent options. Regular options are generally granted in multi-year allotments. Regular options granted prior to 2019 become exercisable at the rate of twenty percent (20%) per year commencing one year after the date of the grant. For options granted in 2019 and thereafter, fifty percent (50%) of the regular options become exercisable three years from the date of grant, and the remaining fifty percent (50%) become exercisable four years from the date of grant. Contingent options do not become exercisable unless and until conditions prescribed by the Human Resources Committee have been satisfied.

Options generally expire ten years after the date of the grant, except that if options would otherwise expire during a blackout period or within ten business days of the end of a blackout period, the expiry date for the options is extended to the tenth business day after the expiry date of the blackout period.

In the event of the death of a participant or the termination of a participant’s employment, then the period within which the options may be exercised is generally reduced depending on the circumstances surrounding the death or termination of employment. Options are not assignable by participants otherwise than by will or pursuant to the laws of succession. Lifeco does not provide any financial assistance to participants to facilitate the purchase of common shares under the Lifeco Plan. Subject to any regulatory or shareholder approval required by law, the Lifeco Board of Directors may amend the Lifeco Plan or the terms of a grant.

Equity Award Activity

The following table summarizes the status of, and changes in, the Lifeco plan options granted to Company employees which are outstanding. The options granted relate to underlying stock traded in Canadian dollars on the Toronto Stock Exchange; therefore, the amounts, which are presented in United States dollars, will fluctuate as a result of exchange rate fluctuations.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

		Weighted average

	Shares under option	Exercise price (Whole dollars)	Remaining contractual term (Years)	Aggregate intrinsic value (1)

Outstanding, January 1, 2022	2,616,200	$26.35

Granted	—	—

Exercised	(113,144)	23.25

Expired	(51,360)	23.00

Outstanding, December 31, 2022	2,451,696	24.83	4.2	$8,068

Vested and expected to vest, December 31, 2022	2,451,696	24.83	4.2	8,068

Exercisable, December 31, 2022	2,088,256	25.14	3.8	6,224

(1) The aggregate intrinsic value is calculated as the difference between the market price of Lifeco common shares on December 31, 2022 and the exercise price of the option (only if the result is positive) multiplied by the number of options.

The following table presents additional information regarding stock options under the Lifeco plan:

	Year Ended December 31,
	2022	2021	2020
Intrinsic value of options exercised (1)	603	2,804	1,097
Fair value of options vested	888	770	911

(1) The intrinsic value of options exercised is calculated as the difference between the market price of Lifeco common shares on the date of exercise and the exercise price of the option multiplied by the number of options exercised.

17. Participating Insurance

Individual life insurance premiums paid, net of reinsurance, under individual life insurance participating policies were 99%, 30%, and 55% of total individual life insurance premiums earned during the years ended December 31, 2022, 2021 and 2020 respectively. The Company accounts for its policyholder dividends based upon the contribution method. The Company paid dividends in the amount of $10,047, $18,129 and $18,497 to its policyholders during the years ended December 31, 2022, 2021 and 2020, respectively.

18. Concentrations

No customer accounted for 10% or more of the Company’s revenues during the year ended December 31, 2022. In addition, the Company is not dependent upon a single customer or a few customers. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business agents.

19. Commitments and Contingencies

Future Contractual Obligations

The following table summarizes the Company’s estimated future contractual obligations:

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Payment due by period
	2023	2024	2025	2026	2027	Thereafter	Total

Surplus notes - principal (1)	$—	$—	$527,500	$—	$12,000	$1,538,225	$2,077,725

Surplus notes - interest (2)	74,030	74,030	72,368	67,383	67,383	1,547,970	1,903,164

Investment purchase obligations (3)	882,604	1,545	—	—	—	5,000	889,149

Other liabilities (4)	16,896	—	—	—	—	—	16,896

Total	$973,530	$75,575	$599,868	$67,383	$79,383	$3,091,195	$4,910,370

(1) Surplus notes principal - Represents contractual maturities of principal due to the Company’s parent, EHI, under the terms of four long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because of the $33,601 of unamortized debt modification gain as discussed in Note 13.

(2) Surplus notes interest - All surplus notes bear interest at a fixed rate through maturity. The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2022.

(3) Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment. The amounts of these unfunded commitments at December 31, 2022 was $889,149, of which $837,704 were related to limited partnership interests. Related party transactions comprised $121,674 of the unfunded limited partnership interests at December 31, 2022. At December 31, 2022, $882,604 was due within one year, $1,545 was due within one to three years, and $5,000 was due after five years.

(4)    Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:

•	Expected benefit payments for the Company’s supplemental executive retirement plan through 2023

As part of the Personal Capital acquisition, the Company included contingent consideration based on the potential achievement of certain key metrics. An initial contingent consideration earn-out value of $20,000 represented management’s best estimate, which could be up to $175,000 based on the achievement of growth in assets under management metrics defined in the Merger Agreement.

The contingent consideration provision was increased by $80,000 in 2021 for a total contingent consideration provision of $100,000 at December 31, 2021. The increase in 2021 was due to growth in net new assets above the amount assumed at the date of acquisition. In 2022, the Company paid $59,000 of the contingent consideration based on metrics achieved in 2021 and then subsequently released the remaining $41,000 contingent consideration previously accrued as the current growth in net new assets was below the level where further contingent consideration would be payable. Changes in the fair value of the contingent consideration measured in accordance with the Merger Agreement subsequent to the completion of the purchase price allocation are recognized in operating and administrative expenses in the Consolidated Statements of Earnings.

Rent expense for the years ended December 31, 2022, 2021 and 2020 were $29,024, $30,243 and $25,324 respectively.

Originally entered into on March 1, 2018 and as amended on July 7, 2020, the Company has a revolving credit facility agreement in the amount of $50,000 for general corporate purposes. The credit facility has an expiration date of March 1, 2023. Interest accrues at a rate dependent on various conditions and terms of borrowings. The agreement requires, among other things, the

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Company to maintain a minimum adjusted net worth, of $673,000, as defined in the credit facility agreement (compiled on the unconsolidated statutory accounting basis prescribed by the NAIC), at any time. The Company was in compliance with all covenants at December 31, 2022 and 2021. At December 31, 2022 and 2021 there were no outstanding amounts related to the current credit facilities. On March 1, 2023, this revolving credit facility agreement was amended to extend the expiration date to June 1, 2023.

In addition, the Company has other letters of credit with a total amount of $8,595, renewable annually for an indefinite period of time. At December 31, 2022 and 2021, there were no outstanding amounts related to those letters of credit.

In October 2020, the Company became a member of the FHLB of Topeka. FHLB provides access to billions of low-cost funding dollars to banks, credit unions, insurance companies and community development financial institutions in the United States. At December 31, 2022, the Company had an estimated borrowing capacity of approximately $889,000. All borrowings must be collateralized and the required collateral amount is based on the type of investment securities pledged. No amounts were borrowed as of December 31, 2022 and 2021. Additionally, the Company was required to purchase FHLB of Topeka stock and, at December 31, 2022 and 2021, owns $501 and $501, respectively, of Class A stock which are currently not eligible for redemption.

Contingencies

From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.

The liabilities transferred and ceding commission received at the closing of the MassMutual transaction are subject to future adjustments. In December 2021, MassMutual provided the Company with its listing of proposed adjustments with respect to the liabilities transferred. In December 2021, the Company formally objected to these proposed adjustments. The Master Transaction Agreement requires the parties to attempt to resolve these differences in an informal manner and that process is ongoing. As of December 2022, the disputed amounts were resolved and the adjustments were not significant to the overall financial statements.

The Company and certain of its subsidiaries are defendants in legal actions, including class actions, relating to the costs and features of their retirement and fund products and the conduct of their businesses. Management believes the claims are without merit and will be vigorously defending these actions. Based on the information presently known these actions will not have a material adverse effect on the financial position of the Company.

The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s financial position, results of its operations, or cash flows.

The Company and ELAINY have an agreement whereby the Company has committed to provide financial support to ELAINY related to the maintenance of adequate regulatory surplus and liquidity. The Company is obligated to invest in shares of ELAINY in order for ELAINY to maintain the capital and surplus at the greater of 1) $6,000, 2) 200% of ELAINY RBC minimum capital requirements if ELAINY total assets are less than $3,000,000 or 3) 175% of ELAINY RBC minimum capital requirements if ELAINY total assets are $3,000,000 or more. There is no limitation on the maximum potential future payments under the guarantee. The Company has no liability at December 31, 2022 and 2021 for obligations under the guarantee.

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

20.  Reconciliation between Annual Statement and Audited Financial Statements

The following table presents amounts as reported in the Annual Statement filed with the Department and the adjustments made to the audited statutory financial statements as of December 31, 2022:

	Annual Statement	Adjustment	Audited Statutory Financial Statements
Statutory Statement of Operations
Revenues:
Premium income and annuity considerations	$15,724,016	$(2,647,286)	$13,076,730
Expenses:
Annuity benefits	211,535	37,665	249,200
Surrender benefits	14,299,394	(2,721,709)	11,577,685
Net transfers from separate accounts	(5,627,955)	36,757	(5,591,198)

Statutory Statement of Cash Flows

Operating activities:
Premium income, net of reinsurance	13,380,733	(2,647,286)	10,733,447
Benefits and loss related payments, net of reinsurance	(19,632,088)	2,684,044	(16,948,044)

Net transfers from separate accounts	5,627,772	(36,757)	5,591,015

21. Subsequent Events

Management has evaluated subsequent events for potential recognition or disclosure in the Company’s statutory financial statements through April 20, 2023, the date on which they were issued.

SUPPLEMENTAL SCHEDULES

(See Independent Auditor’s Report)

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Supplemental Schedule of Selected Statutory Financial Data

As of and for the Year Ended December 31, 2022

Investment income earned:

U.S. Government bonds	$2,589

Other bonds (unaffiliated)	926,046

Bonds of affiliates	168

Preferred stocks (unaffiliated)	2,889

Preferred stocks of affiliates	1,488

Common stocks (unaffiliated)	629

Mortgage loans	186,997

Real estate	29,693

Contract loans	184,184

Cash, cash equivalents and short-term investments	9,763

Derivative instruments	39,585

Other invested assets	247,053

Aggregate write-ins for investment income	(1,564)

Gross investment income	$1,629,520

Real estate owned - Book value less encumbrances:	$55,056

Mortgage loans - Book value:

Commercial mortgages	$6,132,049

Mortgage loans by standing - Book value:

Good standing	$6,132,049

Other long-term invested assets - Statement value:	$615,254

Contract loans	$3,805,700

Bonds and stocks of parents, subsidiaries and affiliates - Book value:

Bonds	$1,654

Common stocks	$2,439,398

Bonds and short-term investments by maturity and NAIC designation:

Bonds by maturity - Statement value:

Due within one year or less	$1,616,510

Over 1 year through 5 years	10,830,013

Over 5 years through 10 years	13,076,000

Over 10 years through 20 years	2,515,240

Over 20 years	1,880,100

Total by maturity	$29,917,863

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Supplemental Schedule of Selected Statutory Financial Data

As of and for the Year Ended December 31, 2022

Bonds and short-term investments by NAIC designation - Statement value:

NAIC 1	$15,841,055

NAIC 2	13,465,044

NAIC 3	561,803

NAIC 4	37,724

NAIC 5	12,237

Total by NAIC designation	$29,917,863

Total bonds publicly traded	$15,308,359

Total bonds privately placed	$14,609,504

Preferred stocks - Statement value	$82,247

Common stocks - Market value	$2,439,929

Short-term investments - Book value	$49,186

Collar, swap and forward agreements open - Statement value	$362,713

Futures contracts open - Current value	$3,158

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Supplemental Schedule of Selected Statutory Financial Data

As of and for the Year Ended December 31, 2022

Life insurance in-force:

Ordinary	$5,627,538

Group life	—

Life insurance policies with disability provisions in-force:

Ordinary	$7,620

Group life	19,629

Supplementary contracts in-force:

Ordinary - not involving life contingencies:

Amount on deposit	$—

Income payable	—

Ordinary - involving life contingencies:

Income payable	—

Group - not involving life contingencies:

Amount on deposit	—

Income payable	—

Group - involving life contingencies:

Income payable	117

Annuities:

Ordinary:

Immediate - amount of income payable	$314

Deferred - fully paid account balance	218

Deferred - not fully paid - account balance	—

Group:

Certificates - amount of income payable	$76,612

Certificates - fully paid account balance

Certificates - not fully paid account balance	52,156,892

Accident and health insurance - equivalent premiums in-force:

Group	$—

Deposit funds and dividend accumulations

Deposit funds - account balance	7,994,743

Deposit accumulations - account balance	16,104

Claim payments:

Group accident and health:

2022	$—

2021	4,009

2020	9,856

2019	5,917

2018	2,738

Prior	19,968

EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA

Supplemental Schedule of Selected Statutory Financial Data

As of and for the Year Ended December 31, 2022

Supplemental Schedule of the Annual Audit Report

Supplemental Schedule Regarding Reinsurance Contracts with Risk-Limiting Features

Reinsurance contracts subject to Appendix A-791—Life and Health Reinsurance Agreements of the NAIC Accounting Practices and Procedures Manual:

The Company has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which include risk-limiting features, as described in SSAP No. 61R—Life, Deposit-Type and Accident and Health Reinsurance (SSAP No. 61R). Deposit accounting, as described in SSAP No. 61R was not applied for reinsurance contracts, which include risk-limiting features since the Company does not have applicable contracts.

Reinsurance contracts NOT subject to Appendix A-791—Life and Health Reinsurance Agreements of the NAIC Accounting Practices and Procedures Manual:

The Company has not applied reinsurance accounting, as described in in SSAP No. 61R, to reinsurance contracts entered into, renewed or amended on or after January 1, 1996, which include risk-limiting features, as described in SSAP No. 61R since the Company does not have applicable contracts. As such, the reinsurance reserve credit, as described in SSAP No. 61R, was not reduced.

Payments to reinsurers (excluding reinsurance contracts with a federal or state facility):

The Company has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain provisions that allow (1) the reporting of losses or settlements with the reinsurer to occur less frequently than quarterly or (2) payments due from the reinsurer to not be made in cash within ninety days of the settlement date unless there is no activity during the period.

The Company has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain a payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding company.

Reinsurance contracts NOT subject to Appendix A-791—Life and Health Reinsurance Agreements of the NAIC Accounting Practices and Procedures Manual and NOT yearly-renewable term that meet the risk transfer requirements under SSAP No. 61R:

The Company has not reflected reinsurance reserve credit for any reinsurance contracts entered into, renewed or amended on or after January 1, 1996 for the following:

a.	Assumption reinsurance
b.	Non-proportional reinsurance that does not result in significant surplus relief

The Company does not prepare financial information under generally accepted accounting principles (“GAAP”). As such, the Company has not ceded any risk during the period ended December 31, 2022 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996, that applies reinsurance accounting, as described under SSAP No. 61R for statutory accounting principles (SAP) and applies deposit accounting under GAAP.

The Company has not ceded any risk during the period ended December 31, 2022 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996, accounted for as reinsurance under GAAP and as a deposit under SSAP No. 61R.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the Certificates, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fees	$ 0*
Printing and engraving	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Miscellaneous	$10,000
Total expenses (approximate)	$50,000
* Registration fees were previously paid for File No. 333-209902.
Item 14. Indemnification
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Provisions exist under the Colorado Business Corporation Act and the Bylaws of Empower Annuity Insurance Company of America whereby Empower Annuity Insurance Company of America may indemnify a director, officer or controlling person of Empower Annuity Insurance Company of America against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:
Colorado Business Corporation Act
Article 109 – INDEMNIFICATION
Section 7-109-101. Definitions.
As used in this article 109:
(1)
“Corporation” includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(2)
“Director” means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or in any other capacity with, another person or an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.

(3)	“Expenses” includes counsel fees.

(4)
“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5)
“Official capacity” means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6)	“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(7)	“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
Section 7-109-102. Authority to indemnify directors.
(1)
Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding, because the individual is or was a director, against liability incurred in the proceeding if:

	(a)	The individual's conduct was in good faith; and
	(b)	The individual reasonably believed:
		(I)	In the case of conduct in an official capacity with the corporation, that the conduct was in the corporation's best interests; and
		(II)	In all other cases, that the conduct was at least not opposed to the corporation's best interests; and
	(c)	In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.
(2)
A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

(3)
The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director did not meet the relevant standard of conduct described in this section.

(4)	A corporation may not indemnify a director under this section:
(a)
In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (1) of this section; or

(b)
In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

(5)	Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103. Mandatory Indemnification of Directors.
Unless limited by its articles of incorporation, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director, against reasonable expenses incurred by the individual in connection with the proceeding.
Section 7-109-104. Advance of Expenses to Directors.
(1)	A corporation may, before final disposition of a proceeding, pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding because that person is a director if:
	(a)	The director delivers to the corporation a written affirmation of the director's good faith belief that;
		(I)	The director has met the relevant standard of conduct described in section 7-109-102; or
		(II)	The proceeding involves conduct for which liability has been eliminated under a provision in the articles of incorporation as authorized by section 7-102-102(2)(d); and
(b)
The director delivers to the corporation a written undertaking, executed personally or on the director's behalf, to repay any funds advanced if the director is not entitled to mandatory indemnification under section 7-109-103 and it is ultimately determined under section 7-109-105 or 7-109-106 that the director has not met the relevant standard of conduct described in section 7-109-102.

(2)
The undertaking required by subsection (1)(b) of this section is an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3)	Authorizations of payments under this section shall be made in the manner specified in section 7-109-106.
Section 7-109-105. Court-Ordered Indemnification of Directors.
(1)
Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification or an advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice the court considers necessary, the court may order indemnification or an advance of expenses in the following manner:

(a)
If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

(b)
If it determines that the director is entitled to indemnification or an advance of expenses under section 7-
109-109(1), the court shall order indemnification or an advance of expenses, as applicable, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-
ordered indemnification or advance of expenses.

(c)
If it determines that the director is fairly and reasonably entitled to indemnification or an advance of expenses in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1), failed to comply with section 7-109-104, or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification or advance of expenses as the court deems proper; except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106. Determination and Authorization of Indemnification of Directors.
(1)
A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received.

(2)	The determinations required by subsection (1) of this section must be made:
(a)
If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority vote of a committee of the board of directors appointed by such a vote, which committee consists of two or more disinterested directors;

(b)
By independent legal counsel selected in the manner specified in subsection (2)(a) of this section or, if there are fewer than two disinterested directors, by independent legal counsel selected by a majority vote of the full board of directors; or

	(c)	By the shareholders, but shares owned by or voted under the control of a director who at the time is not a disinterested director may not be voted on the determination.
(3)
Authorization of indemnification and an advance of expenses must be made in the same manner as the determination that indemnification or an advance of expenses is permissible; except that, if the determination that indemnification or an advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and an advance of expenses must be made by the body that selected the counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.
(1)
An officer is entitled to mandatory indemnification or an advance of expenses under section 7-109-103, and is entitled to apply for court-ordered indemnification or an advance of expenses under section 7-109-105, in each case to the same extent as a director.

(2)	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.
(3)
A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract. This subsection (3) applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

Section 7-109-108. Insurance.
A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.
Section 7-109-109. Variation by corporate action.
(1)
A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with section 7-109-102 or advance funds to pay for or reimburse expenses in accordance with section 7-109-104. Such an obligatory provision;

	(a)	Satisfies the requirements for authorization, but not determination, referred to in section 7-109-106.
(b)
That obligates the corporation to provide indemnification to the fullest extent permitted by law obligates the corporation to advance funds to pay for or reimburse expenses in accordance with section 7-109-104 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

(2)
A right of indemnification or to advances of expenses created by this article 109 or under subsection (1) of this section and in effect at the time of an act or omission must not be eliminated or impaired with respect to the act or omission by an amendment of the articles of incorporation or bylaws or a resolution of the board of directors or shareholders, adopted after the occurrence of the act or omission, unless, in the case of a right created under subsection (1) of this section, the provision creating the right and in effect at the time of the act or omission explicitly authorizes the elimination or impairment after the act or omission has occurred.

(3)
A provision specified in subsection (1) of this section does not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. A provision for indemnification or an advance of expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, is governed by section 7-90-204(1).

(4)
Subject to subsection (2) of this section, a corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or an advance of expenses created by or pursuant to this article 109.

(5)
Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

Section 7-109-110. Notice to Shareholders of Indemnification of Director.
If a corporation indemnifies or advances expenses to a director under this article 109 in connection with a proceeding by or in the right of the corporation, the corporation shall give notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, the corporation shall give the notice to the shareholders at or before the time the first shareholder signs a document consenting to the action.
Section 7-109-111. Exclusivity
A corporation may provide indemnification or an advance of expenses to a director or an officer only as permitted by this article 109.
Bylaws of Empower Annuity Insurance Company of America
Article IV. Indemnification
SECTION 1. In this Article, the following terms shall have the following meanings:
(a)
“expenses” means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;

(b)	“liability” means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;
(c)	“party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;
(d)	“proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.
SECTION 2. Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:
(a)	the person conducted himself or herself in good faith; and
(b)	the person reasonably believed that his or her conduct was in the corporation’s best interests; and
(c)	in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
(d)	if the person is or was an employee of the corporation, the person acted in the ordinary course of the person’s employment with the corporation.
SECTION 3. Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:
(a)
the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the
Board of Directors of the corporation; and

(b)	with respect to the matter(s) giving rise to the proceeding:
	(i)	the person conducted himself or herself in good faith; and
(ii)
the person reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests (in the case of a trustee of one of the corporation’s staff benefits plans, this means that the person’s conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and

	(iii)	in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
	(iv)	if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person’s employment with the other company or entity.
Item 15.
Recent Sales of Unregistered Securities.
Not applicable.
Item 16.
Exhibits and Financial Statement Schedules.
(a) Exhibits
1.1	Form of Underwriting Agreement is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 filed on February 9, 2010. (File No. 333-163244).
1.2	Form of Amendment to Broker-Dealer Selling Agreement is incorporated by reference to Registrant’s Pre- Effective Amendment No. 1 to Form S-1 filed on February 9, 2010. (File No. 333-163244).

2	Not applicable.
3.1
Amended and Restated Articles of Incorporation of the Registrant’s are incorporated by reference to Registrant’s
Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173).

3.2	Amended and Restated By-laws of the Registrant effective July 29, 2020 are filed herewith.
4.1	Form of Certificate is incorporated herein by reference to Registrant’s initial filing on Form S-1 filed on November 20, 2009. (File No. 333-163244).
4.2	Form of Group Contract is incorporated herein by reference to Registrant’s initial filing on Form S-1 filed on November 20, 2009. (File No. 333-163244).
4.3	Form of Election Form is incorporated by reference to Registrant’s Pre-Effective Amendment No. 2 filed on August 17, 2010. (File No. 333-163244).
4.4	Form of Certificate Endorsement is incorporated by reference to Registrant’s Post-Effective Amendment No. 1 filed on March 17, 2011. (File No. 333-163244).
4.5	Form of Certificate Endorsement is incorporated by reference to Registrant’s Post-Effective Amendment No. 4 filed on March 1, 2013. (File No. 333-163244).
5
Opinion of Kirsty Lieberman, Senior Counsel for Empower Annuity Insurance Company of America
incorporated by reference to Registrant’s Pre-Effective Amendment No. 2, filed on April 29, 2022 (File No. 333-
264368).

6	Not applicable.
7	Not applicable.
8	See Opinion of Empower Annuity Insurance Company of America included in Exhibit 5.
9	Not applicable.
10.1	Form of GWLA SecureFoundation® Trust Agreement is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 to Form S-1 filed on February 9, 2010. (File No. 333-163244).
11	Not applicable.
12	Not applicable.
13	Not applicable.
14	Not applicable.
15	Not applicable.
16	Not applicable.
17	Not applicable.
18	Not applicable.
19	Not applicable.
20	Not applicable.
21	Subsidiaries of the Registrant is filed herewith.
22	Not applicable.
23.1	Consent of Kirsty M. Lieberman, Senior Counsel for Empower Annuity Insurance Company of America is filed herewith.
23.2	Consent of Eversheds Sutherland (US) LLP is filed herewith.
23.3	Consent of Deloitte & Touche LLP is filed herewith.

24
Powers of Attorney for Directors Bernbach, Bienfait, Bolotin, Coutu, A. Desmarais, P. Desmarais, Jr., Doer,
Fleming, Généreux, Louvel, Madoff, Mahon, Murphy, Orr, Reynolds, Roe, Ryan, Jr., Selitto, Tretiak, and Walsh
are filed herewith.

25	Not applicable.
26	Not applicable.
27	Not applicable.
107	Calculation of Filing Fee Table is filed herewith.
(b) Financial Statement Schedules
None
Item 17.
Undertakings.
(a)  The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, and State of Colorado on this 27th day of April, 2023.
EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA (Registrant)
By:	/s/ Edmund F. Murphy III
Edmund F. Murphy III President and Chief Executive Officer of Empower Annuity Insurance Company of America
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ R. Jeffrey Orr	Chairman of the Board	April 27, 2023
R. Jeffrey Orr*
/s/ Edmund F. Murphy III	President and Chief Executive Officer	April 27, 2023
Edmund F. Murphy III*
/s/ Andra S. Bolotin	Executive Vice President and Chief Financial Officer	April 27, 2023
Andra S. Bolotin*
/s/ Kara Roe	Chief Accounting Officer	April 27, 2023
Kara Roe*
/s/ John L. Bernbach	Director	April 27, 2023
John L. Bernbach*
/s/ Robin Bienfait	Director	April 27, 2023
Robin Bienfait*
/s/ Marcel R. Coutu	Director	April 27, 2023
Marcel R. Coutu*
/s/ André R. Desmarais	Director	April 27, 2023
André R. Desmarais*
/s/ Paul G. Desmarais, Jr.	Director	April 27, 2023
Paul G. Desmarais, Jr.*
Gary A. Doer	Director	April 27, 2023
Gary A. Doer*
/s/ Gregory J. Fleming	Director	April 27, 2023
Gregory J. Fleming*
/s/ Claude Généreux	Director	April 27, 2023
Claude Généreux*
/s/ Alain Louvel	Director	April 27, 2023
Alain Louvel*

	Signature	Title	Date
	/s/ Paula B. Madoff	Director	April 27, 2023
Paula B. Madoff*
	/s/ Paul A. Mahon	Director	April 27, 2023
Paul A. Mahon*
	/s/ Robert L. Reynolds	Director	April 27, 2023
Robert L. Reynolds*
	/s/ T. Timothy Ryan, Jr.	Director	April 27, 2023
T. Timothy Ryan, Jr.*
	/s/ Jerome J. Selitto	Director	April 27, 2023
Jerome J. Selitto*
	/s/ Gregory D. Tretiak	Director	April 27, 2023
Gregory D. Tretiak*
	/s/ Brian E. Walsh	Director	April 27, 2023
Brian E. Walsh*

*By:	/s/ Kirsty M. Lieberman	*Attorney-in-fact pursuant to Power of Attorney	April 27, 2023
Kirsty M. Lieberman